UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.   )

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Trillium Therapeutics Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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(1) Title of each class of securities to which transaction applies:

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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2021

TRILLIUM THERAPEUTICS INC.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-36596	Not applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o Trillium Therapeutics USA Inc.

100 CambridgePark Drive, Suite 510

Cambridge, Massachusetts, 02140

USA

(Address of principal executive offices, including zip code)

(416) 595-0627

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value per share	TRIL	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.     Entry into a Material Definitive Agreement.

Arrangement Agreement

On August 20, 2021, Trillium Therapeutics Inc., a corporation existing under the laws of the Province of British Columbia (“Trillium”), Pfizer Inc., a Delaware corporation (“Pfizer”) and PF Argentum Acquisition ULC, a corporation formed under the laws of the Province of British Columbia (“Purchaser”), entered into a definitive arrangement agreement (the “Arrangement Agreement”), under which Purchaser will acquire all of the issued and outstanding common shares and first preferred shares (collectively, the “Shares”) of Trillium not owned by Purchaser and its affiliates for $18.50 per Share in cash (the “Consideration”). The acquisition of Trillium’s Shares will be completed by way of a statutory plan of arrangement under the Business Corporations Act (British Columbia) (the “Arrangement”).

At the effective time of the Arrangement (the “Effective Time”): (i) each Share outstanding immediately prior to the Effective Time, other than Shares held by Purchaser and its affiliates or held by a dissenting holder of Shares who has validly exercised such holder’s dissent rights, will be deemed to be assigned and transferred by the holder thereof to Purchaser in exchange for the Consideration; (ii) each warrant to purchase or acquire Shares (a “Warrant”) outstanding immediately prior to the Effective Time (whether or not exercisable), other than Warrants held by a dissenting Warrant holder who has validly exercised such holder’s dissent rights, will be transferred from the holder thereof to Trillium in consideration for, at the holder’s election: (x) a cash payment equal to the amount by which the Consideration, in respect of each Warrant, exceeds the exercise price per Share of such Warrant, subject to applicable tax withholdings and other source deductions, or (y) a cash payment equal to the amount by which the Black-Scholes value of a Warrant (as calculated pursuant to the terms and conditions of the certificate governing such Warrant), in respect of each Warrant, exceeds the exercise price per Share of such Warrant, subject to applicable tax withholdings and other source deductions, and such Warrant will be cancelled immediately after its transfer; (iii) each option to purchase Shares (an “Option”) outstanding immediately prior to the Effective Time, whether vested or unvested, will be deemed to be unconditionally vested and exercisable and such Options will be deemed to be assigned and transferred to Trillium in exchange for a cash payment from Trillium in respect of each Share subject to each Option equal to the amount (if any) by which the Consideration exceeds the exercise price of such Option, subject to applicable tax withholdings and other source deductions, and such Option will be cancelled immediately after its transfer; and (iv) each deferred share unit (a “DSU”) shall ordinarily vest in accordance with the terms of Trillium’s omnibus incentive plan and shall require settlement as all of the holders of DSUs shall cease to serve in their capacity as a director of Trillium and each DSU outstanding immediately prior to the Effective Time (whether vested or unvested) shall be settled and extinguished in consideration for a cash payment by or on behalf of Trillium equal to the Consideration, calculated with respect to the number of common shares of Trillium to which a holder of DSUs may be entitled, subject to applicable tax withholdings and other source deductions, and such DSUs shall be cancelled and cease to exist without any further act or formality.

Conditions to the Arrangement

Completion of the Arrangement is subject to a number of conditions, including: (i) the approval of 66⅔% of the votes cast by Trillium’s shareholders (the “Shareholders”), voting together as a single class, at a special meeting of Trillium (the “Meeting”) and approval of 66⅔% of the votes cast by the Shareholders and the holders of Warrants, voting together as a single class, at the Meeting (the “Required Securityholder Approval”), (ii) court approval of the Arrangement; (iii) the accuracy of the representations and warranties contained in the Arrangement Agreement, subject to specified thresholds and exceptions; (iv) compliance in all material respects with the covenants contained in the Arrangement Agreement; (v) the absence of a Material Adverse Effect (as defined in the Arrangement Agreement) with respect to Trillium; and (vi) receipt of approval or expiration of the applicable waiting period, under each of the Competition Act (Canada) and the U.S. Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

Certain Other Terms of the Arrangement Agreement

The Arrangement Agreement includes customary representations, warranties and covenants of Trillium, Pfizer and Purchaser, including, among others, covenants relating to the conduct of the business of Trillium during the interim period between execution of the Arrangement Agreement and the Effective Time.

The Arrangement Agreement also provides customary restrictions on Trillium’s ability to solicit alternative acquisition proposals from third parties and engage in discussions or negotiations with third parties regarding such proposals. Notwithstanding these restrictions, Trillium may under certain circumstances provide information to and participate in discussions or negotiations with third parties with respect to an unsolicited acquisition proposal that constitutes or could reasonably be expected to constitute or lead to a superior proposal (as defined in the Arrangement Agreement).

The parties may terminate the Arrangement Agreement in certain circumstances, including: (i) by mutual written agreement; (ii) by either Trillium or Purchaser if the Required Securityholder Approval is not obtained; (iii) by either Trillium or the Purchaser if any law is enacted, enforced or amended that makes the consummation of the Arrangement illegal or otherwise permanently prohibits or enjoins Trillium or Purchaser from consummating the Arrangement; (iv) by either Trillium or Purchaser if the Effective Time does not occur on or prior to February 20, 2022 (with an option to extend for up to three months in the event certain conditions are not satisfied) or such later date as may be agreed to between the parties; (v) by the non-breaching party if either Trillium or Purchaser breaches its representations, warranties or covenants in the Arrangement Agreement in a way that would entitle the party seeking to terminate the Arrangement Agreement not to consummate the Arrangement, subject to the right of the breaching party to cure the breach; (vi) by Trillium if, prior to obtaining the Required Securityholder Approval, the Board of Directors of Trillium (the “Board”) authorizes Trillium to enter into a definitive written agreement with respect to a superior proposal (as defined in the Arrangement Agreement), subject to compliance with specified process and notice requirements; (vii) by Trillium if the closing conditions have been satisfied and Purchaser fails to comply with its obligations to satisfy payment of the aggregate Consideration payable to Trillium’s securityholders; (viii) by Purchaser if, prior to obtaining the Required Securityholder Approval, the Board has changed its recommendation in favor of the Arrangement or fails to reconfirm its recommendation under certain circumstances; or (ix) by Purchaser if a Material Adverse Effect with respect to Trillium has occurred and is continuing. The Arrangement Agreement also provides for the payment by Trillium to Purchaser of a termination fee of $83.2 million if the Arrangement Agreement is terminated in certain circumstances, including termination by Trillium to accept and enter into a definitive agreement with respect to a superior proposal.

The foregoing description of the Arrangement Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Arrangement Agreement, which is included as Exhibit 2.1 to this report and which is incorporated herein by reference.

The Arrangement Agreement has been included to provide investors with information regarding its terms and is not intended to provide any other factual information about Trillium, Pfizer, Purchaser or their respective subsidiaries and affiliates. The representations, warranties and covenants contained in the Arrangement Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk among the parties to such agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Arrangement Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Arrangement Agreement, and unless required by applicable law, Trillium does not undertake any obligation to update such information.

Voting Support Agreements

In connection with the execution of the Arrangement Agreement, certain Shareholders, directors and executive officers of Trillium holding in the aggregate approximately 17.9% of Trillium’s outstanding Shares entered into voting and support agreements (the “Voting Agreements”). Pursuant to the Voting Agreements, Purchaser and the signatories thereto have agreed, among other things, to vote in favor of the Arrangement Agreement, the Arrangement, and the other transactions contemplated thereby at the Meeting. The Voting Agreements terminate in certain circumstances, including upon the termination of the Arrangement Agreement in accordance with its terms.

The foregoing description of the Voting Agreements does not purport to be complete and is subject to, and qualified in its entirety by, references to the form of the Voting Agreement, which is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.01.     Compensatory Arrangements of Certain Officers.

The Arrangement Agreement also provides for the adoption of change in control severance policies applicable to the employees of Trillium (the “Severance Policies”). Pursuant to the Severance Policies, employees at the level of Senior Vice President and above (including the executive officers) will be eligible to receive a lump sum payment equal to 12 months of base salary, payment of the monthly employer contribution for medical, dental and vision insurance for the employee and his or her eligible dependents for up to 12 months following termination, and 12 months of outplacement assistance in the event that the employee’s employment is terminated by Trillium without “cause” or by the employee for “good reason” as of or within eighteen months following the effective date of a “change in control” (each as defined in the policy), subject to the execution and non-revocation of a general release of claims by the employee. To the extent that an employee is party to an existing employment agreement or offer letter with Trillium providing for more favorable severance payments or benefits or the employee is entitled to receive more favorable severance payments or benefits pursuant to applicable law, then the employee will be entitled to receive payments and benefits under such employment agreement or offer letter or pursuant to applicable law only and not under the applicable Severance Policy.

Item 7.01.    Regulation FD Disclosure.

On August 23, 2021, Trillium and Pfizer issued a joint press release announcing the execution of the Arrangement Agreement. A copy of the press release is furnished with this Current Report on Form 8-K as Exhibit 99.2.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description
2.1*	Arrangement Agreement dated as of August 20, 2021, among Trillium Therapeutics Inc., Pfizer Inc. and PF Argentum Acquisition ULC
99.1	Form of Voting Agreement by and between Purchaser and the signatories thereto, each dated as of August 20, 2021
99.2**	Joint Press Release, dated August 23, 2021
104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

*Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Trillium hereby undertakes to furnish supplemental copies of any of the omitted schedules upon request by the SEC; provided, however, that Trillium may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934 for any schedules so furnished.

** Furnished herewith.

Cautionary Note Regarding Forward-Looking Statements

To the extent any statements made in this report contain information that is not historical, these statements are forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended, and Section 21E of the U.S. Securities Exchange Act of 1934, as amended, and forward-looking information under Canadian securities law (collectively, “forward-looking statements”). Certain statements in this report may constitute forward-looking statements, which reflect the expectations of Trillium’s management regarding the business prospects and opportunities of Trillium and the Arrangement. The use of words such as “may,” “will,” “could,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “seeks,” “endeavor,” “potential,” “continue” or the negative of such words or other similar expressions can be used to identify forward-looking statements. Trillium’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors including but not limited to risks related to the satisfaction or waiver of the conditions to closing the proposed transaction (including the failure to obtain necessary regulatory, court and Trillium’s securityholder approvals) in the anticipated timeframe or at all, including the possibility that the proposed transaction does not close; the response of business partners and competitors to the announcement of the proposed transaction, and/or potential difficulties in employee retention as a result of the announcement and pendency of the proposed transaction; significant transaction costs; and unknown liabilities and the risk of litigation and/or regulatory actions related to the proposed transaction. Please also refer to the factors discussed under “Risk Factors” and “Special Note Regarding Forward-looking Information” in Trillium’s Annual Report on Form 10-K for the year ended December 31, 2020, with the U.S. Securities Exchange Commission (“SEC”), each as updated by Trillium’s continuous disclosure filings, which are available at www.sec.gov and at www.sedar.com.

Forward-looking statements involve significant risks and uncertainties, should not be read as guarantees of future performance or results, and will not necessarily be accurate indications of whether or not or the times at or by which such performance or results will be achieved. All forward-looking statements herein are qualified in their entirety by its cautionary statement and are made as of the date of this document. Trillium disclaims any obligation to revise or update any such forward-looking statements or to publicly announce the result of any revisions to any of the forward-looking statements contained herein to reflect future results, events or developments, except as required by law.

Additional Information about the Arrangement and Where to Find It

This communication is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote, consent or approval in any jurisdiction, nor shall there by any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. This communication has been prepared in respect of the transaction involving Trillium, Pfizer and Purchaser pursuant to the terms of the Arrangement Agreement, and may be deemed to be soliciting material relating to the transaction. In connection with the transaction, Trillium will file a management information circular and proxy statement on Schedule 14A relating to a special meeting of the securityholders with the SEC and Canadian Securities Administrators (“CSA”). Additionally, Trillium will file other relevant materials in connection with the transaction with the SEC. Securityholders of Trillium are urged to read the management information circular and proxy statement and/or consent solicitation documents regarding the transaction and any other relevant materials carefully in their entirety when they become available before making any voting or investment decision with respect to the transaction because they will contain important information about the transaction and the parties to the Arrangement Agreement. The definitive management information circular and proxy statement will be mailed to holders of Trillium’s securityholders. Securityholders will be able to obtain a copy of the management information circular and proxy statement, as well as other filings containing information about the transaction and the parties to the Arrangement Agreement made by Trillium with the SEC and CSA free of charge on EDGAR at www.sec.gov, on SEDAR at www.sedar.com, or on Trillium’s website at www.trilliumtherapeutics.com. Information contained on, or that may be accessed through, the websites referenced in this communication is not incorporated into and does not constitute a part of this document. We have included these website addresses only as inactive textual references and do not intend them to be active links.

Participants in the Solicitation

Trillium and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the securityholders of Trillium in respect of the transaction. Information about Trillium’s directors and executive officers is set forth in the proxy statement and management information circular for Trillium’s Annual General and Special Meeting of Shareholders, which was filed with the SEC and CSA on April 30, 2021. Investors may obtain additional information regarding the interest of such participants by reading the management information circular and proxy statement regarding the Arrangement when it becomes available.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 23, 2021	Trillium Therapeutics Inc.

	By:	/s/ James Parsons
Name: James Parsons
Title: Chief Financial Officer

Exhibit 2.1

PFIZER INC.

- and -

PF ARGENTUM ACQUISITION ULC

- and -

TRILLIUM THERAPEUTICS INC.

ARRANGEMENT AGREEMENT

August 20, 2021

i

ii

SCHEDULES

Schedule A	PLAN OF ARRANGEMENT

Schedule B	ARRANGEMENT RESOLUTION

Schedule C	REPRESENTATIONS AND WARRANTIES OF THE CORPORATION

Schedule D	REPRESENTATIONS AND WARRANTIES OF THE PURCHASER AND THE PARENT

iii

ARRANGEMENT AGREEMENT

THIS ARRANGEMENT AGREEMENT is made as of August 20, 2021.

AMONG:

PFIZER INC., a corporation formed under the laws of the State of Delaware (the Parent)

- and -

PF ARGENTUM ACQUISITION ULC, a corporation formed under the laws of the Province of British Columbia (the Purchaser)

- and -

TRILLIUM THERAPEUTICS INC., a corporation existing under the laws of the Province of British Columbia (the Corporation).

NOW THEREFORE, in consideration of the covenants and agreements herein contained and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the Parties agree as follows:

Article 1
INTERPRETATION

Section 1.1         Defined Terms

As used in this Agreement, unless the context otherwise requires, the following terms have the following meanings:

Acquisition Proposal means, other than the transactions contemplated by this Agreement or any transactions involving only the Corporation and its Subsidiaries, any bona fide offer or proposal (written or oral) from any Person or group of Persons other than the Purchaser (or any of its affiliates) (including a “group” within the meaning of Section 13(d) of the Exchange Act) relating to: (a) any plan of arrangement, merger, amalgamation, consolidation, share exchange, business combination, reorganization, recapitalization, liquidation, dissolution, or winding up involving the Corporation and/or any of its Subsidiaries pursuant to which such Person or group would acquire twenty percent (20%) or more of the consolidated assets of the Corporation (as determined in good faith by the Board following consultation with its financial advisor); (b) any direct or indirect sale or disposition (or any license, lease or other arrangement having the same economic effect as a sale or disposition) in a single transaction or a series of related transactions, of assets representing twenty percent (20%) or more of the consolidated assets of the Corporation (as determined in good faith by the Board following consultation with its financial advisor), or twenty percent (20%) or more of the Shares of the Corporation (including securities convertible into or exchangeable or exercisable for such Shares assuming, if applicable, the conversion, exchange or exercise of such securities convertible, into or exchangeable or exercisable for such Shares or rights or interests therein or thereto); or (c) any direct or indirect take over bid, tender offer, exchange offer, treasury issuance or other transaction that, if consummated, would result in such Person or group of Persons beneficially owning twenty percent (20%) or more of the Shares of the Corporation (including securities convertible into or exchangeable or exercisable for such Shares assuming, if applicable, the conversion, exchange or exercise of such securities convertible into or exchangeable or exercisable for such Shares), or owning twenty percent (20%) or more of the consolidated assets of the Corporation; provided that, in each case, the consolidated assets of the Corporation shall be deemed to include its Subsidiaries.

Action means any litigation, legal action, lawsuit, claim, grievance, complaint, investigation, reassessment, audit or other proceeding (whether civil, administrative, quasi-criminal or criminal) by or before any Governmental Entity.

affiliate has the meaning specified in National Instrument 45-106 – Prospectus Exemptions.

Agreement means this arrangement agreement between the Parent, the Purchaser and the Corporation (including the Schedules hereto) as it may be amended, modified or supplemented from time to time in accordance with its terms.

Anti-Corruption Laws has the meaning specified in Paragraph 42(b) of Schedule C.

Arrangement means an arrangement under Division 5 of Part 9 of the BCBCA in accordance with the terms and subject to the conditions set out in the Plan of Arrangement, subject to any amendments or variations to the Plan of Arrangement made in accordance with the terms of this Agreement, the Plan of Arrangement and the Interim Order (once issued) or made at the direction of the Court in the Final Order with the prior written consent of the Corporation and the Purchaser, each acting reasonably.

Arrangement Resolution means the special resolution of the Shareholders and Warrant Holders, voting as a single class, approving the Plan of Arrangement to be considered at the Meeting, substantially in the form of Schedule B.

associate has the meaning specified in the Securities Act (British Columbia).

Authorization means, with respect to any Person, any order, permit, approval, registration, right, consent, waiver, license or similar authorization of any Governmental Entity, whether by expiry or termination of an applicable waiting period or otherwise, that is binding upon or applicable to such Person, or its business, assets or securities.

BCBCA means the Business Corporations Act (British Columbia), S.B.C. 2002, c. 57, as amended.

Board means the board of directors of the Corporation, as constituted from time to time.

Board Recommendation has the meaning specified in Section 2.2.

Books and Records means the books and records of the Corporation, including books of account and Tax records, whether in written or electronic form.

Breaching Party has the meaning specified in Section 4.8(3).

Business Day means any day, other than a Saturday, or a Sunday or a statutory or civic holiday, on which banks are generally open for business in Vancouver, British Columbia, Toronto, Ontario and New York, New York.

CARES Act means the Coronavirus Aid, Relief, and Economic Security Act, Pub. L. 116-136 (116th Cong.) Mar. 27, 2020, as amended (including any changes in state or local law that are analogous to provisions of the CARES Act or adopted to conform to the CARES Act) and any legislative or regulatory guidance issued pursuant thereto, including, without limitation, the Presidential Memorandum on Deferring Payroll Tax Obligations in Light of the Ongoing COVID-19 Disaster, dated August 8, 2020, IRS Notice 2020-65, the Health and Economic Recovery Omnibus Emergency Solutions Act, the American Rescue Plan Act and any related, successor or similar non-U.S. legislation, guidance, rules and regulations related to COVID-19 or intended to address the consequences of the COVID-19 pandemic.

Change in Recommendation has the meaning specified in Section 7.2(4)(b).

Circular means the notice of the Meeting and accompanying proxy statement and management information circular, including all schedules, appendices and exhibits thereto, to be sent or otherwise made available to the Shareholders and Warrant Holders in connection with the Meeting and to such other Persons as may be required by the Court pursuant to the Interim Order, as amended, supplemented or otherwise modified from time to time in accordance with the terms of this Agreement and the Interim Order (once issued).

Class B Shares means the Class B Shares in the capital of the Corporation.

Code means the Internal Revenue Code of 1986, as amended.

Common Shares means the common shares in the capital of the Corporation.

Competition Act means the Competition Act (Canada), as amended.

Competition Act Approval means, in respect of the transactions contemplated by this Agreement, either: (a) the issuance of an advance ruling certificate pursuant to Subsection 102(1) of the Competition Act; or (b) both of (i) the expiry, waiver or termination of any applicable waiting periods under Section 123 of the Competition Act, and (ii) unless otherwise waived by the Purchaser, the Commissioner of Competition, or his designee, shall have issued a No Action Letter.

Computer Systems means all Software, hardware, databases, websites, computer equipment, networks, interfaces, platforms, systems and other information technology that are owned, operated, used in or necessary for the conduct of the business of the Corporation and its Subsidiaries.

Confidentiality Agreement means the confidential disclosure agreement dated September 8, 2020 between the Corporation and Parent, as amended.

Consideration means $18.50 in cash per Share.

Constating Documents means notices of articles, articles, articles of incorporation, amalgamation, or continuation, as applicable, by-laws, limited partnership agreement or other constating documents and all amendments thereto.

Continuing Employee has the meaning specified in Section 4.16(1).

Contract means any legally binding written or oral agreement, commitment, engagement, contract, license, lease, obligation or undertaking to which the Corporation or any of its Subsidiaries is a party or by which the Corporation or any of its Subsidiaries is bound or affected, or to which any of their respective properties or their assets is subject.

Contractor means any consultant, dependent contractor under Canadian Law, independent contractor or other service provider providing services to the Corporation or any of its Subsidiaries and who is not a Corporation Employee.

Corporation means Trillium Therapeutics Inc., a corporation existing under the Laws of the Province of British Columbia.

Corporation Disclosure Letter means the disclosure letter dated the date of this Agreement and delivered by the Corporation to the Purchaser contemporaneously with the execution of this Agreement.

Corporation Employees means the employees, including part time and full time employees, of the Corporation or any of its Subsidiaries, as the case may be.

Corporation Intellectual Property means all Intellectual Property, including Owned Intellectual Property, used in, or necessary to conduct the Corporation or the Subsidiaries business as currently conducted.

Corporation Pharmaceutical Product means any pharmaceutical or medicinal compound or product developed, or currently being researched or developed, by or on behalf of the Corporation or its Subsidiaries.

Corporation SEC Documents means all SEC registration statements, forms, reports, schedules, statements, exhibits and other documents (including exhibits, financial statements and schedules thereto and all other information incorporated therein and amendments and supplements thereto) required to be filed or furnished pursuant to the Exchange Act or the U.S. Securities Act.

Corporation Termination Fee means $83,235,000.

Corporation Termination Fee Event has the meaning specified in Section 7.3(2).

Corporation’s Public Disclosure Record means all documents filed under the profile of the Corporation on the System for Electronic Document Analysis and Retrieval (SEDAR) in Canada, and the Electronic Data Gathering, Analysis, and Retrieval System (EDGAR) in the United States, in each case, after December 31, 2018 and at least two (2) Business Days prior to the date of this Agreement.

Court means the Supreme Court of British Columbia.

COVID-19 Measures means any quarantine, “shelter in place”, “stay at home”, social distancing, shut down, closure, sequester or any other applicable Law, guidelines or recommendations by any Governmental Entity in connection with or in response to COVID-19.

Customs & International Trade Laws means the applicable export control, sanctions, import, customs and trade, and anti-boycott Laws of any jurisdiction in which the Corporation or any Subsidiary is incorporated or continued, exists or does business, including the Tariff Act of 1930, as amended, and other Laws, regulations, and programs administered or enforced by the U.S. Department of Commerce, U.S. International Trade Commission, U.S. Customs and Border Protection, U.S. Immigration and Customs Enforcement, and their predecessor agencies; the Export Administration Act of 1979, as amended; the Export Administration Regulations, including related restrictions with respect to transactions involving Persons on the U.S. Department of Commerce Denied Persons List, Unverified List or Entity List; the Arms Export Control Act, as amended; the International Traffic in Arms Regulations, including related restrictions with respect to transactions involving Persons on the Debarred List; the International Emergency Economic Powers Act, as amended; the Trading With the Enemy Act, as amended; the Iran Sanctions Act, as amended, the National Defense Authorization Act for Fiscal Year 2012, the National Defense Authorization Act for Fiscal Year 2013, and the embargoes and restrictions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (OFAC); Executive Orders with respect to embargoes and restrictions on transactions with designated countries and entities, including Persons designated on OFAC’s list of Specially Designated Nationals and Blocked Persons, and Persons designated on the U.S. Department of State sanctions lists; anti-boycott Laws and regulations administered by the U.S. Department of Commerce; and the anti-boycott Laws and regulations administered by the U.S. Department of the Treasury; and the applicable Laws administered by Canada (including by the Canada Border Services Agency and Global Affairs Canada).

Data Room means the material contained in the virtual data room established by the Corporation as at 2:00 p.m. Eastern Time on August 20, 2021, the index of documents of which is appended to the Corporation Disclosure Letter.

Depositary means Computershare Investor Services Inc., in its capacity as depositary for the Arrangement, or such other Person as the Corporation and the Purchaser agree to engage as depositary for the Arrangement.

Depositary Agreement means the agreement to be entered into between the Depositary and the Parties prior to the Effective Date relating to, among other things, the deposit of Shares by the Shareholders, the terms and conditions of which must be satisfactory to the Parties, each acting reasonably.

Disclosing Party has the meaning specified in Section 4.5(3).

Dissent Rights means the rights of dissent in respect of the Arrangement as provided in the Plan of Arrangement.

DSU means a deferred share unit governed by the terms and conditions of the Omnibus Incentive Plan.

Effective Date means the date upon which the Arrangement becomes effective in accordance with this Agreement and the Final Order.

Effective Time has the meaning specified in the Plan of Arrangement.

Employee Plan means (i) each “employee pension benefit plan” (as defined in Section 3(2) of the ERISA), other than any Employee Plans that are “multiemployer plans” (as such term is defined in Section 4001(a)(3) of the ERISA), (ii) each “employee welfare benefit plan” (as defined in Section 3(1) of the ERISA), and (iii) each other employee benefit, health, welfare, supplemental unemployment benefit, profit sharing, option, stock appreciation, savings, insurance, deferred compensation, share purchase, share or share-based compensation, disability, pension, supplemental retirement, employment, offer letter, individual consulting, Contractor, severance, bonus, commission or other incentive, change in control, retention, vacation or other paid time-off, fringe benefit, welfare or other compensation or benefit plan, program, policy, trust, contract, arrangement, agreement, or fund for the benefit of directors or former directors of the Corporation or any of its Subsidiaries, Corporation Employees or Contractors or former Corporation Employees or Contractors, that is maintained, sponsored, contributed to or required to be contributed to, or funded by or binding upon the Corporation or any of its Subsidiaries or in respect of which the Corporation or any of its Subsidiaries has any actual or potential liability (including the Inducement Plan, Omnibus Incentive Plan and Stock Option Plan), other than any government-sponsored plans to which the Corporation or any of its Subsidiaries is required to contribute under applicable Laws.

Environmental Laws means all Laws relating to (a) protection of human health and/or the environment, including but not limited to, those relating to pollution, waste, emissions, discharges, or releases of Hazardous Substances or any other solid, liquid, gas, odour, heat, sound, vibration, or radiation, (b) protection and conservation of natural resources, including but not limited to, climate, air, surface water, groundwater, wetlands, land surface, subsurface strata, wildlife, aquatic, terrestrial, avian or microbial species and vegetation, (c) the manufacture, generation, handling, transport, transfer, labelling, packaging, sale, distribution, import, export, use, processing, treatment, recycling, storage, destruction, or disposal of, or exposure to, Hazardous Substances, and/or (d) any other criminal, civil, equitable, or common law principle concerning any act or omission relating to the environment or Hazardous Substances.

ERISA means the Employee Retirement Income Security Act of 1974, as amended.

ERISA Affiliate means each trade or business, whether or not incorporated, that is, or has at any relevant time been, under common control, a member of the same controlled group or treated as a “single employer,” with the Corporation or any Subsidiary within the meaning of Sections 414(b), (c), (m) or (o) of the Code.

Exchange Act means the Securities Exchange Act of 1934, as amended.

Fairness Opinion means the opinion of Centerview Partners LLC, the financial advisor to the Corporation, addressed to the Board of Directors and the Transaction Committee to the effect that, as of the date of such opinion, the Consideration to be received by the holders of Common Shares is fair, from a financial point of view, to such holders (other than the Purchaser and its affiliates).

FDA means the United States Food and Drug Administration, or any successor entity.

Final Order means the final order of the Court approving the Arrangement pursuant to Section 291 of the BCBCA, as such order may be amended, modified or varied by the Court (with the written consent of both the Corporation and the Purchaser, each acting reasonably) at any time prior to the Effective Date or, if appealed, then, unless such appeal is withdrawn or denied, as affirmed or as varied on appeal (provided that any such variation is acceptable to both the Corporation and the Purchaser, each acting reasonably).

First Preferred Shares means the First Preferred Shares in the capital of the Corporation, issuable in series, of which the first series is designated as the Series I Shares and of which the second series is designated as the Series II Shares.

GAAP means, in respect of the Corporation and its Subsidiaries, United States generally accepted accounting principles.

Good Clinical Practices means the FDA’s standards for the design, conduct, performance, monitoring, auditing, recording, analysis, and reporting of clinical trials contained in 21 C.F.R. Parts 50, 54, 56 and 312, as applicable.

Good Laboratory Practices means the FDA’s standards for conducting non-clinical laboratory studies contained in 21 C.F.R. Part 58.

Government or Governmental Entity means (a) any international, multinational, national, federal, provincial, state, regional, municipal, local or other government, governmental or public department, central bank, court, tribunal, arbitral body, commission, board, bureau, ministry, agency or instrumentality, domestic or foreign; (b) any subdivision, agent or authority of any of the foregoing; (c) any quasi-governmental or private body including any tribunal, commission, regulatory agency or self-regulatory organization exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing; or (d) any Securities Authority or stock exchange, including the TSX and NASDAQ.

Government Official means (i) any elected or appointed Government official (e.g., a legislator or a member of a ministry of health); (ii) any employee or person acting for or on behalf of a Government, a Government department or agency, an institution or entity owned or controlled by a Government (e.g., a healthcare professional employed by a Government-owned or -controlled hospital, or a person serving on a healthcare committee that advises a Government), or an enterprise or instrumentality performing a governmental function; (iii) any candidate for public office, or officer, employee, or person acting for or on behalf of a political party or candidate for public office; (iv) an employee or person acting for or on behalf of a public international organization (e.g., the United Nations, the Red Cross, or the World Bank); (v) any member of a military or a royal or ruling family; and (vi) any person otherwise categorized as a Government official under Law.

Hazardous Substances means any substance, chemical, mixture, or material, whether animate or inanimate, that is or may be harmful or hazardous to human, animal, or plant life, any property, any activity, or to the environment or any natural resources, and includes but is not limited to, anything that is regulated under any Laws as a “contaminant”, “source of contaminant”, “pollutant”, “pesticide”, “fuel”, “deleterious substance”, “toxic substance”, “hazardous substance”, “designated substance”, “domestic substance”, “non-domestic substance”, “priority substance”, “prohibited substance”, “substance subject to notification or consent”, “restricted substance”, “ozone-depleting substance”, “nuclear substance”, “hazardous product”, “dangerous good”, “waste”, “hazardous waste”, or “hazardous recyclable material”.

Healthcare Laws means, to the extent related to the conduct of the Corporation’s or any Subsidiary’s business, as applicable, as of the date of this Agreement, (a) all applicable federal and state fraud and abuse Laws, including, the federal Anti-Kickback Statute (42 U.S.C. § 1320a-7b(b)), the Stark Law (42 U.S.C. § 1395nn), the civil False Claims Act (31 U.S.C. § 3729 et seq.), Sections 1320a-7 and 1320a-7a of Title 42 of the United States Code and the regulations promulgated pursuant to such statutes, (b) the administrative simplification provisions of the Health Insurance Portability and Accountability Act of 1996 (18 U.S.C. §§669, 1035, 1347 and 1518; 42 U.S.C. §1320d et seq.) and the regulations promulgated thereunder, (c) Titles XVIII (42 U.S.C. §1395 et seq.) and XIX (42 U.S.C. §1396 et seq.) of the Social Security Act and the regulations promulgated thereunder, (d) the Medicare Prescription Drug, Improvement, and Modernization Act of 2003 (42 U.S.C. §1395w-101 et seq.) and the regulations promulgated thereunder, (e) the so-called federal “Sunshine Law” or Open Payments (42 U.S.C. § 1320a-7h) and applicable state or local Laws regulating or requiring reporting of interactions between pharmaceutical manufacturers and members of the healthcare industry and regulations promulgated thereunder, (f) applicable Laws governing government pricing or price reporting programs and regulations promulgated thereunder, including the Medicaid Drug Rebate Program (42 U.S.C. § 1396r-8) and any applicable state supplemental rebate program, the Public Health Service Act (42 U.S.C. § 256b), the VA Federal Supply Schedule (38 U.S.C. § 8126) or any applicable state pharmaceutical assistance program or U.S. Department of Veterans Affairs agreement, and any successor government programs, (g) the Federal Food, Drug, and Cosmetic Act, 21 U.S.C. § 321 et seq., and all applicable regulations promulgated thereunder, and (h) any and all other health care Laws and regulations applicable to the Corporation or any Subsidiary or affecting their respective businesses.

HSR Act means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

HSR Approval means the expiration or termination of the waiting period, including any extensions thereof, in accordance with the HSR Act.

Indemnified Persons has the meaning specified in Section 4.9(4).

Inducement Plan means the inducement stock option plan of the Corporation dated September 25, 2019.

Institutional Review Board means the entity defined in 21 C.F.R. §50.3 (i).

Intellectual Property means domestic and foreign: (a) patents, applications for patents and reissues, re-examinations, divisionals, continuations, renewals, extensions and continuations-in-part of patents or patent applications; (b) proprietary and non-public business information, including inventions (whether patentable or not), invention disclosures, improvements, discoveries, trade secrets, confidential information, know-how, methods, processes, designs, technology, technical data, schematics, formulae and customer lists, and documentation relating to any of the foregoing; (c) copyrights, original works of authorship, documentation, literary works, artistic works, graphical works which are fixed in any medium of expression, whether or not registered or the subject of an application for registration, or capable of being registered; (d) integrated circuit, topographies, integrated circuit topography registrations and applications, mask works, mask work registrations and applications for mask work registrations; (e) industrial designs, industrial designation registrations and applications, designs, design registrations and design registration applications; (f) trade names, business names, corporate names, domain names, social media accounts (including the rights to the content therein) and social media handles, website names and world wide web addresses, common law trademarks, trademark registrations, trademark applications, trade dress and logos, and the goodwill associated with any of the foregoing; (g) Software; and (h) any other intellectual property and industrial property.

Interim Order means the interim order of the Court pursuant to Section 291 of the BCBCA in a form acceptable to both the Corporation and the Purchaser, each acting reasonably, providing for, among other things, the calling and holding of the Meeting, as such order may be varied by the Court with the prior written consent of both the Corporation and the Purchaser, each acting reasonably.

Interim Period has the meaning specified in Section 4.1(1).

Investment Canada Act means the Investment Canada Act.

IT Systems means Computer Systems, hardware, servers, databases, Software, networks, telecommunications systems and related infrastructure.

Law means all federal, national, multinational, provincial, state, municipal, regional and local laws (statutory, common or otherwise), constitutions, treaties, conventions, by-laws, statutes (including the rules and regulations thereunder), rules, regulations, principles of law and equity, orders, rulings, certificates, ordinances, judgments, injunctions, determinations, awards, decrees, legally binding codes or other requirements, whether domestic or foreign, and the terms and conditions of any grant of approval, permission, authority or license or other similar requirement enacted, adopted, promulgated, or applied by any Governmental Entity or self-regulatory authority (including the TSX and NASDAQ), and the term “applicable” with respect to such Laws and in a context that refers to one or more Persons, means such Laws as are binding upon such Person or its assets.

Lien means any mortgage, charge, pledge, hypothec, security interest, option, right of first refusal or first offer, occupancy rights, restrictive covenant, prior claim, assignment, lien (statutory or otherwise), or restriction or adverse right or claim, or other third-party interest or encumbrance of any kind.

Mailing Deadline means the date that is five (5) Business Days following receipt of the Interim Order.

Matching Period has the meaning specified in Section 5.4(1)(e).

Material Adverse Effect means any fact, state of facts, change, event, occurrence, effect or circumstance that, individually or in the aggregate, has had, or would reasonably be expected to have, a material adverse effect on: (1) the ability of the Corporation to consummate the Arrangement by the Outside Date (as the same may be extended hereunder); or (2) the business, financial condition, results of operations or assets of the Corporation and its Subsidiaries, taken as a whole, except any such fact, state of facts, change, event, occurrence, effect, or circumstance resulting from or arising in connection with the following (alone or in combination) shall not be taken into account when determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur:

(a)	any fact, state of facts, change, event, occurrence, effect or circumstance affecting the industry in which the Corporation and its Subsidiaries operate;

(b)	any change in (i) global, national or regional political conditions (including the outbreak or escalation of war, acts of terrorism or cyberterrorism, or military actions), (ii) in general economic, business, political, regulatory or market conditions or in national or global financial or capital markets, or (iii) interest rates or currency exchange rates;

(c)	any change in GAAP (or the implementation of GAAP by any Governmental Entity);

(d)	any adoption, proposal, implementation or change in Law, or in any interpretation of Law, by any Governmental Entity;

(e)	any natural or man-made disaster or act of God (including epidemics, pandemics, disease outbreak (including COVID-19 or any COVID-19 Measures) or other health crisis or public health event), or any escalation or worsening of any of the foregoing;

(f)	the failure by the Corporation or any of its Subsidiaries to meet any internal, third party or public projections, forecasts, budgets, guidance or estimates of revenues, earnings, cash flow, cash position, or other financial or operating metrics (it being understood that the cause underlying such failure may be taken into account in determining whether a Material Adverse Effect has occurred if such underlying cause does not otherwise fall within any of the exceptions to this definition) or any seasonal fluctuations in the Corporation’s results;

(g)	the announcement or pendency of this Agreement and the transactions contemplated hereby, the identity of the Purchaser or the consummation of the transactions contemplated hereby or the Arrangement, including, but limited to, the impact of any of the foregoing on the relationships, contractual or otherwise, with employees, contractors, suppliers, vendors, partners, licensors, licensees, or other business partners (it being understood and agreed that this clause (g) shall not apply with respect to any representation or warranty the purpose of which is to address the consequences of the execution and delivery of this Agreement or the consummation of the Arrangement and other transactions contemplated hereby or the performance of obligations of the Corporation hereunder);

(h)	any action taken (or omitted to be taken) (i) upon the request of the Purchaser, or with its prior written consent, or (ii) which is required to be taken (or omitted to be taken) pursuant to this Agreement;

(i)	any change in the market price or trading volumes of any securities of the Corporation or any suspension of trading of the Corporation’s securities on NASDAQ or TSX (it being understood that the causes underlying such change in market price or trading volumes may constitute or be taken into account in determining whether a Material Adverse Effect has occurred if such underlying cause does not otherwise fall within any of the exceptions to this definition), or any suspension of trading generally in securities on any securities exchange on which any securities of the Corporation trade; or

(j)	any Action brought by, or made by, or on behalf of, any current or former stakeholder of the Corporation against the Purchaser, the Corporation, their affiliates, or any of their directors and officers arising out of this Agreement or the transactions contemplated hereby, including Actions arising out of the exercise by any Person of Dissent Rights; and

(k)	any regulatory, preclinical or clinical, competitive, pricing, reimbursement or manufacturing change, occurrence, or effect relating to or affecting any product or product candidate competitive with any Corporation Pharmaceutical Product (including, but not limited to, (i) any suspension, rejection, refusal of, or request to refile any regulatory application, filing or approval or delay in obtaining, making or maintaining any such regulatory application, filing or approval with respect to any product or product candidate competitive with any Corporation Pharmaceutical Product, (ii) any regulatory actions, requests, recommendations, determinations or decisions of any Governmental Entity related to any product or product candidate competitive with any Corporation Pharmaceutical Product, (iii) any commencement, acceleration, delay, hold or termination of any preclinical or clinical study, trial or test related to any product or product candidate competitive with any Corporation Pharmaceutical Product, (iv) any results, outcomes, data, adverse events, side effects or safety observations arising from any preclinical or clinical studies, trials or tests related to any product or product candidate competitive with any Corporation Pharmaceutical Product, (v) any results, outcomes or data, approval by the FDA or another Governmental Entity, or market entry or threatened market entry of any product or product candidate competitive with any Corporation Pharmaceutical Product, and (vi) any recommendations, statements, decisions or other pronouncements made, published or proposed by professional medical organizations, payors, Governmental Entities or representatives of any of the foregoing related to any product or product candidate competitive with any Corporation Pharmaceutical Product).

provided, however, that with respect to clauses (a) through to and including (e), such matter does not have a disproportionate effect on the Corporation and its Subsidiaries, taken as a whole, relative to other comparable companies or entities operating in the industries in which the Corporation and its Subsidiaries operate, in which case, the incremental disproportionate impact may be taken into account in determining whether a Material Adverse Effect has occurred; and references in certain sections of this Agreement to dollar amounts are not intended to be, and shall not be deemed to be, illustrative or interpretive for purposes of determining whether a Material Adverse Effect has occurred.

Material Contract means any Contract (excluding, except in the case of clause (j), any such Contract that is also an Employee Plan):

(a)	relating directly or indirectly to the guarantee of any liabilities or obligations of any third party or to indebtedness for borrowed money of the Corporation or its Subsidiaries, or owed to the Corporation or its Subsidiaries (whether outstanding or as may be incurred), other than any guarantee by the Corporation or one of its Subsidiaries of another Subsidiary or intercompany indebtedness among the Corporation and any of its Subsidiaries;

(b)	restricting the incurrence of indebtedness for borrowed money by the Corporation or any of its affiliates (including by requiring the granting of an equal and rateable Lien) or the incurrence of any Liens on any properties or assets of the Corporation or any of its affiliates, or restricting the payment of dividends by the Corporation;

(c)	that is a collective bargaining agreement, a labour union contract or any other memorandum of understanding or other agreement with a union;

(d)	under which the Corporation or any of its affiliates is obligated to make to any Person or expects to receive from any Person payments in excess of $500,000 over any twelve (12) month period or $1,000,000 over the remaining life of the Contract;

(e)	with a Governmental Entity;

(f)	providing for the establishment, investment in, organization or formation of any joint venture, limited liability company, partnership, alliance, development arrangement, profit-sharing arrangement or any similar entities or arrangements with any Person;

(g)	that, either before or after the Effective Time, (i) obligates the Corporation or any of its affiliates to conduct any business on an exclusive basis with any third Person, or upon the effectiveness of the Arrangement, will obligate the Purchaser or any of its affiliates to conduct business with any third Person on an exclusive basis, (ii) creates a right of first offer, right of first refusal or right of first negotiation, or (iii) limits or restricts or, upon the completion of the Arrangement, will limit or restrict: (A) the ability of the Corporation or any of its affiliates to engage in any line of business or carry on business in any geographic area, or (B) the scope of Persons to whom the Corporation or any of its affiliates may sell products, deliver services or conduct business;

(h)	that contains any non-solicitation, non-competition or similar obligations of the Corporation or any of its affiliates that materially limit, restrict or prohibit, or purport to materially limit, restrict or prohibit, individually or in the aggregate, (A) the manner or the localities in which any business of the Corporation or any of its affiliates is or could be conducted or (B) the lines or types of businesses that the Corporation or any affiliate of the Corporation conducts or has a right to conduct;

(i)	under which the Corporation or any Subsidiary assigns or obtains ownership in any material Owned Intellectual Property (including, for clarity, any Owned Intellectual Property that is used in, or is necessary to conduct, the Corporation’s or the Subsidiaries’ business as currently conducted);

(j)	that provides for retention, change of control or similar payments in excess of $250,000 in the aggregate;

(k)	pursuant to which the Corporation or any Subsidiary licenses or otherwise provides a right to practice any material Corporation Intellectual Property to third parties, other than non-exclusive licenses of Corporation Intellectual Property granted to third Persons in the Ordinary Course;

(l)	under which the Corporation or any Subsidiary grants or obtains any license or other rights with respect to any material Corporation Intellectual Property (other than licenses of widely available commercial off-the-shelf software with total annual license, maintenance, support and other fees not in excess of $250,000 in the aggregate per vendor)or providing for the, purchase, sale or exchange of, or option to purchase, sell or exchange, any material Owned Intellectual Property (including, for clarity, any Owned Intellectual Property that is used in, or is necessary to conduct, the Corporation’s or the Subsidiaries’ business as currently conducted);

(m)	is a Contract with any clinical research organization or other agreement with a third party which is conducting one or more clinical studies on behalf of the Corporation or any Subsidiary;

(n)	is a Contract regarding an arrangement between the Corporation and any third party with respect to any combination trial;

(o)	is a Contract that imposes any co-promotion or collaboration obligations with respect to any product or product candidate;

(p)	is a “single source” supply Contract, in accordance with which the Corporation or any Subsidiary procures goods or materials from one source, or any other material supply Contract;

(q)	any Contract pursuant to which the Corporation or any Subsidiary has contingent obligations that upon satisfaction of certain conditions precedent will result in the payment by the Corporation or any Subsidiary of more than $1,000,000 in the aggregate over a twelve (12)-month period or $2,000,000 over the remaining life of the Contract, in either milestone payments or royalties, upon (A) the achievement of regulatory or commercial milestones or (B) the receipt of revenue or income based on product sales;

(r)	relating to the acquisition or disposition of any Person, business or operations or assets constituting a business (whether by merger, sale of stock, sale of assets, consolidation or otherwise) pursuant to which the Corporation has any outstanding obligations or rights as of the date of this Agreement (including any such Contract under which contemplated transactions were consummated but under which one or more of the parties thereto has executory indemnification, earn-out or other material liabilities);

(s)	is a settlement agreement with future payment obligations in excess of $1,000,000, or which creates or could create a Lien (other than a Permitted Lien) on any asset of the Corporation or any of its Subsidiaries; and

(t)	that if terminated or if it ceased to be in effect would reasonably be expected to have a Material Adverse Effect.

Meeting means the special meeting of Shareholders and Warrant Holders, including any adjournment or postponement of such special meeting in accordance with the terms of this Agreement, to be called and held in accordance with the Interim Order to consider the Arrangement Resolution and for any other purpose as may be set out in the Circular and agreed to in writing by the Purchaser, acting reasonably and in accordance with this Agreement.

MI 61-101 means Multilateral Instrument 61-101 - Protection of Minority Securityholders in Special Transactions.

misrepresentation has the meaning specified in the Securities Act (Ontario) (including the rules and regulations thereunder).

NASDAQ means the NASDAQ Stock Market.

No Action Letter means written confirmation from the Commissioner of Competition, or his authorized representative, that he does not, at that time, intend to make an application under Section 92 of the Competition Act in respect of the transactions contemplated by this Agreement.

OFAC has the meaning specified in the definition of “Customs & International Trade Laws”.

officer has the meaning specified in the Securities Act (Ontario).

Omnibus Incentive Plan means the omnibus equity incentive plan of the Corporation, approved by the Shareholders on June 30, 2020.

Open Source Software means any software for which the original source code is made freely available and may be redistributed and modified, including software meeting the Open Source Definition of the Open Source Initiative (opensource.org) or software that is subject to the GNU General Public License (GPL), the Lesser GNU Public License (LGPL), the Apache License (ASL), any “copyleft” license or any other license, that requires as a condition of use, modification or distribution of such software that such software or other software combined or distributed with it be (a) disclosed or distributed in source code form, (b) licensed for the purpose of making derivative works, or (c) redistributable at no charge.

Option means an option to purchase Common Shares issued pursuant to any of the Omnibus Incentive Plan, Inducement Plan or Stock Option Plan that is outstanding as of the applicable time.

Optionholder means a holder of Options.

Ordinary Course means, with respect to an action taken by the Corporation or its Subsidiaries, that such action is taken in the ordinary course of the normal operations of the business of, as applicable, the Corporation or any of its Subsidiaries, consistent with past practice.

OSC means the Ontario Securities Commission.

Outside Date means the date that is six (6) months after the date of this Agreement, or such later date as may be agreed to in writing by the Parties, provided that if the Effective Date has not occurred by the date that is six (6) months after the date of this Agreement as a result of the failure to satisfy any of the conditions set forth in Section 6.1(2) [Interim and Final Order], Section 6.1(3) [Required Regulatory Approvals], Section 6.1(4) [Illegality] or Section 6.2(3) [No Legal Action], then either Party may elect from time to time by notice in writing delivered to the other Party by no later than 4:30 p.m. (Toronto time) on a date that is five (5) Business Days prior to the then-scheduled Outside Date, to extend the Outside Date by a period of up to three (3) months, provided that, notwithstanding the foregoing, a Party shall not be permitted to extend the Outside Date if the failure to satisfy any such condition is primarily the result of such Party’s failure to comply with its covenants herein.

Owned Intellectual Property means the Intellectual Property owned by the Corporation or its Subsidiaries.

Owned Real Property means all the real and immovable property owned by the Corporation and its Subsidiaries.

Parent means Pfizer Inc., a corporation existing under the Laws of the State of Delaware.

Parties means the Corporation, the Purchaser and the Parent and Party means any one of them.

Permitted License means, as of the Effective Date, any exclusive or non-exclusive license granted to a third party under the Intellectual Property rights of the Corporation or any of its Subsidiaries.

Permitted Liens means, in respect of the Corporation or its Subsidiaries, any one or more of the following:

(a)	Liens for Taxes, assessments or governmental charges or levies that are not delinquent or the validity of which is being contested in good faith by proper legal proceedings if adequate provision has been made for their payment;

(b)	inchoate or statutory Liens of contractors, subcontractors, mechanics, workers, suppliers, materialmen, carriers and others in respect of the construction, maintenance, repair or operation of assets, provided that such Liens are related to obligations not due or delinquent, are not registered against title to any assets and in respect of which adequate holdbacks are being maintained as required by applicable Law;

(c)	the right reserved to or vested in any Governmental Entity by any statutory provision or by the terms of any lease, license, franchise, grant or permit of the Corporation or its Subsidiaries, to terminate any such lease, license, franchise, grant or permit, or to require annual or other payments as a condition of their continuance;

(d)	easements, servitudes, restrictions, restrictive covenants, rights of way, encroachments (including any encroachment from any subject property onto any neighbouring property), licenses, permits and other similar rights in real or immovable property that in each case do not materially detract from the value or marketability or materially interfere with the use of the real or immovable property subject thereto;

(e)	zoning, land use and building by-laws and ordinances, regulations made by public authorities that in each case do not materially detract from the value or marketability or materially interfere with the use of the real or immovable property subject thereto;

(f)	(i) reservations, exceptions, limitations, provisos and conditions contained in the original Crown grant or patent of any Owned Real Property; and (ii) any statutory limitations, exceptions, reservations and qualifications related thereto that in each case do not materially detract from the value or marketability or materially interfere with the use of the real or immovable property subject thereto;

(g)	such other imperfections or irregularities of title that, in each case, do not materially detract from the value or marketability or materially interfere with the use of the real or immovable property subject thereto;

(h)	Liens granted by the Corporation or any of its Subsidiaries in relation to the purchasing, leasing and/or licensing of personal property and equipment, in each case in the Ordinary Course;

(i)	to the extent constituting a Lien, the grant of a Permitted License; and

(j)	Liens listed and described in Section 1.1(a) of the Corporation Disclosure Letter.

Person includes any individual, partnership, association, body corporate, organization, trust, estate, trustee, executor, administrator, legal representative, government (including Governmental Entity), syndicate or other entity, whether or not having legal status.

Personal Information means any data or information in any media that is used or reasonably capable of being used alone or in combination with other information to identify an individual and is regulated as personal data or personal information under any Law to which the Corporation or any of its Subsidiaries is subject.

Plan of Arrangement means the plan of arrangement, substantially in the form of Schedule A to this Agreement, and any amendments, modifications, supplements or variations to such plan made in accordance with its terms, the terms of this Agreement and the Interim Order (once issued) or made at the direction of the Court in the Final Order with the prior written consent of the Corporation and the Purchaser, each acting reasonably.

Pre-Closing Reorganization has the meaning specified in Section 4.2(1).

Processing means any operation or set of operations that is performed upon data or information, whether or not by automatic means, including collection, access, acquisition, creation, derivation, recordation, organization, storage, adaptation, alteration, correction, retrieval, maintenance, consultation, use, disclosure, dissemination, transmission, transfer, making available, alignment, combination, blocking, storage, retention, deleting, erasure, or destruction.

Purchaser means PF Argentum Acquisition ULC.

Receiving Party has the meaning specified in Section 4.5(3).

Registrar means the Registrar of Companies appointed pursuant to the BCBCA.

Regulatory Approvals means those sanctions, rulings, consents, orders, exemptions, permits and other approvals (including the lapse, without objection, of a prescribed time under a statute or regulation that states that a transaction may be implemented if a prescribed time lapses following the giving of notice without an objection being made), waivers, early terminations, authorizations, clearances, or written confirmations of no intention to initiate legal proceedings from Governmental Entities, in each case required to consummate the transactions contemplated by this Agreement, including, if applicable, Competition Act Approval and HSR Approval, but excluding the approval of the Arrangement by the Court.

Regulatory Authority means the FDA and any other applicable Governmental Entity responsible for the oversight and approval of the research, development or commercialization of pharmaceutical or medicinal products of the Corporation and its Subsidiaries.

Representative means, with respect to any Person, any officer, director, employee, representative (including any financial, legal or other advisor) or agent of such Person or of any of its affiliates.

Required Securityholder Approval means the requisite Shareholder and Warrant Holder approval of the Arrangement Resolution as set forth in Section 2.3(4), together with any other vote required under the Interim Order.

Sanctioned Country means, at any time, a country or territory which is itself the subject or target of comprehensive Sanctions (at the time of this Agreement, Crimea, Cuba, Iran, North Korea and Syria).

Sanctioned Person means any Person that is the target of Sanctions, including (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC or the U.S. Department of State, Canada, the UN Security Council, the European Union, Her Majesty’s Treasury of the United Kingdom, the Federal Department of Finance of Switzerland or such similar Governmental Entity of any European Union Member State, (b) any Person located, organized or resident in a Sanctioned Country, or (c) any Person fifty percent (50%) or more owned or otherwise controlled by any such Person or Persons described in clauses (a) and (b) above.

Sanctions means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government through OFAC or the U.S. Department of State, Canada, the United Nations Security Council, the European Union or any European Union member state, Her Majesty’s Treasury of the United Kingdom or Switzerland.

Sarbanes-Oxley Act means the Sarbanes-Oxley Act of 2002, as amended.

SEC means the U.S. Securities and Exchange Commission.

SEC Clearance Event means the event where either (i) the SEC staff has not notified the Corporation that it will review the Circular within ten (10) days after the initial filing of the Circular with the SEC, or (ii) the SEC staff notifies the Corporation that it has completed its review of the Circular.

Securities Authority means the SEC, the OSC and any other applicable securities commission or securities regulatory authority of a province or territory of Canada or state of the United States.

Securities Laws means (i) the U.S. Securities Act, the Exchange Act, and all other applicable state and federal securities laws, rules and regulations, (ii) the Securities Act (Ontario) and the rules, regulations and published policies thereunder, (iii) any other applicable Canadian provincial and territorial securities Laws, (iv) applicable securities Laws and regulations of other jurisdictions, all as now in effect and as they may be promulgated or amended from time to time and (v) the rules and policies of the TSX and NASDAQ.

Security Breach means any (a) loss of Personal Information, (b) unauthorized, and/or unlawful Processing, corruption, or sale of Personal Information, or (c) other act or omission that has compromised the privacy, confidentiality or security of Personal Information or the security or operation of the IT Systems.

Securityholders means, collectively, the Shareholders, the Warrant Holders and the holders of Options and DSUs.

Series I Shares means the Series I Non-Voting Convertible First Preferred Shares in the capital of the Corporation.

Series II Shares means the Series II Non-Voting Convertible First Preferred Shares in the capital of the Corporation.

Shareholders means the registered or beneficial holders of the Shares, as the context requires.

Shares means, collectively, the Common Shares and the First Preferred Shares.

Software means computer software and programs (both source code and object code form), all proprietary rights in the computer software and programs and all documentation and other materials related to the computer software and programs.

Stock Option Plan means the amended and restated stock option plan of the Corporation dated March 8, 2018.

Subsidiary has the meaning specified in the BCBCA.

Superior Proposal means any unsolicited bona fide written Acquisition Proposal from a Person or Person(s) (other than the Purchaser and/or its affiliates) to acquire not less than 66 2/3% of the outstanding Shares or all or substantially all of the assets of the Corporation on a consolidated basis (based on the fair market value thereof, as determined in good faith by the Board) that:

(a)	complies with applicable Securities Laws, corporate Laws and applicable Laws relating to the acquisition of securities and did not result from or involve a material breach of Article 5 of this Agreement;

(b)	the Board (or any relevant committee thereof) determines, in its good faith judgment, after receiving the advice of its outside legal counsel and financial advisors, is reasonably capable of being completed on the terms proposed, taking into account all financial, legal, regulatory and other aspects of such proposal;

(c)	the Board (or any relevant committee thereof) determines, in its good faith judgment, after receiving the advice of its outside legal counsel and financial advisors, would, if consummated in accordance with its terms and without assuming away the risk of non-completion, result in a transaction which is more favourable, from a financial point of view, to the Shareholders (other than the Purchaser and its affiliates) than the Arrangement (including any amendments to the terms and conditions of the Arrangement proposed by the Purchaser pursuant to Section 5.4(2) hereof);

(d)	is not subject to any financing condition and in respect of which the Board (or any relevant committee thereof) determines, in its good faith judgment, after receiving the advice of its outside legal counsel and financial advisors, that the required funds will be available to effect payment in full for the applicable Shares or assets, as the case may be; and

(e)	is not subject to any due diligence or access condition.

Superior Proposal Notice has the meaning specified in Section 5.4(1)(c).

Support and Voting Agreements means, collectively, the support and voting agreements entered into between the Purchaser and each director, executive officer and affiliated holder of more than five percent (5%) of the Shares listed in Section 1.1(b) of the Corporation Disclosure Letter.

Tax Act means the Income Tax Act (Canada).

Tax Returns means any and all returns, reports, declarations, elections, notices, forms, designations, schedules, attachments, filings, and statements (including any amendments, and estimated tax returns and reports, withholding tax returns and reports, and information returns and reports) filed or required to be filed in respect of Taxes (whether in tangible, electronic or other form).

Taxes means: (a) any and all taxes, duties, fees, excises, premiums, assessments, imposts, levies and other charges or assessments of any kind whatsoever imposed by any Governmental Entity, whether computed on a separate, consolidated, unitary, combined or other basis, including those levied on, or measured by, or described with respect to, income, gross receipts, profits, gains, windfalls, capital, capital stock, production, recapture, transfer, land transfer, license, gift, occupation, wealth, environment, net worth, indebtedness, surplus, sales, goods and services, escheat, abandoned or unclaimed property, harmonized sales, use, value-added, excise, special assessment, stamp, withholding, business, franchising, real or personal property, health, employee health, payroll, workers’ compensation, employment or unemployment, severance, social services, social security, education, utility, surtaxes, customs, import or export, and including all license and registration fees and all employment insurance, health insurance and government pension plan premiums or contributions; (b) all interest, penalties, fines, additions to tax or other additional amounts imposed by any Governmental Entity on or in respect of amounts of the type described in clause (a) above or this clause (b); (c) any liability for the payment of any amounts of the type described in clauses (a) or (b) as a result of being a member of an affiliated, consolidated, combined or unitary group for any period; and (d) any liability for the payment of any amounts of the type described in clauses (a) or (b) as a result of being a transferee or successor in interest to any party.

Terminating Party has the meaning specified in Section 4.8(3).

Termination Notice has the meaning specified in Section 4.8(3).

Transaction Committee means the transaction committee consisting of independent members of the Board formed to consider, among other things, the Arrangement and the other transactions contemplated by this Agreement.

TSX means the Toronto Stock Exchange.

U.S. Securities Act means the Securities Act of 1933, as amended.

Warrant means a warrant to purchase a Common Share or a warrant to purchase Series II Shares, as applicable, issued by the Corporation.

Warrant Holders means registered or beneficial holders of Warrants, as the context requires.

wilful material breach means a material breach that is a consequence of an act or a failure to act undertaken by the breaching Party with the actual knowledge that such act or failure to act would cause a breach of this Agreement.

Section 1.2         Certain Rules of Interpretation.

In this Agreement, unless otherwise specified:

(1)            Headings, etc. The provision of a Table of Contents, the division of this Agreement into Articles, Sections, subsections, paragraphs, clauses and Schedules and the insertion of headings are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

(2)            Currency. All references to dollars or to $ are references to United States dollars.

(3)            Gender and Number. Any reference to gender includes all genders. Words importing the singular number only include the plural and vice versa.

(4)            Certain Phrases and References, etc. The words “including,” “includes” and “include” mean “including (or includes or include) without limitation,” and “the aggregate of,” “the total of,” “the sum of,” or a phrase of similar meaning means “the aggregate (or total or sum), without duplication, of.” Unless stated otherwise, “Article,” “Section,” and “Schedule” followed by a number or letter mean and refer to the specified Article or Section of or Schedule to this Agreement. The term “Agreement” and any reference in this Agreement to this Agreement or any other agreement or document includes, and is a reference to, this Agreement or such other agreement or document as it may have been, or may from time to time be, amended, restated, replaced, supplemented or novated and includes all schedules to it. The term “made available” as it relates to materials provided to the Purchaser means copies of the subject materials which were made available to the Purchaser or any of its affiliates or Representatives either (a) in the Data Room or (b) otherwise in writing with respect to materials specifically referenced in the Corporation Disclosure Letter.

(5)            Capitalized Terms. Unless otherwise defined therein, all capitalized terms used in any Schedule or in the Corporation Disclosure Letter have the meanings ascribed to them in this Agreement.

(6)            Knowledge. Where any representation or warranty is expressly qualified by reference to the knowledge of the Corporation, it is deemed to refer to the actual knowledge of the individuals set forth in Section 1.2(6) of the Corporation Disclosure Letter, in each case after reasonable inquiry.

(7)            Accounting Terms. All accounting terms are to be interpreted in accordance with GAAP and all determinations of an accounting nature in respect of the Corporation required to be made shall be made in a manner consistent with GAAP.

(8)            Statutes. Any reference to a statute refers to such statute and all rules and regulations made under it, as it or they may have been or may from time to time be amended or re-enacted, unless stated otherwise.

(9)            Computation of Time. If any action may be taken within, or any right or obligation is to expire at the end of, a period of days under this Agreement, then the first day of the period is not counted, but the day of its expiry is counted. Whenever payments are to be made or an action is to be taken on a day which is not a Business Day, such payment will be made or such action will be taken on or not later than the next succeeding Business Day.

(10)          Time References. Unless otherwise specified in this Agreement, references to time are to local time in Toronto, Ontario.

(11)          Subsidiary. To the extent any covenants or agreements relate, directly or indirectly, to a Subsidiary of the Corporation, each such provision shall be construed as a covenant by the Corporation to cause (to the fullest extent to which it is legally capable) such Subsidiary to perform the required action and fulfill its obligations thereunder.

Section 1.3         Schedules.

(1)            The schedules attached to this Agreement form an integral part of this Agreement for all purposes of it.

(2)            The Corporation Disclosure Letter itself and all information contained in it is confidential information and may not be disclosed unless (a) it is required to be disclosed pursuant to Law unless such Law permits the Parties to refrain from disclosing the information for confidentiality or other purposes, or (b) a Party needs to disclose it in order to enforce or exercise its rights under this Agreement.

Article 2
THE ARRANGEMENT

Section 2.1         Arrangement.

The Corporation and the Purchaser agree that the Arrangement will be implemented in accordance with and subject to the terms and conditions of this Agreement and the Plan of Arrangement.

Section 2.2         Corporation Approval

The Corporation represents and warrants to the Purchaser that, as of the date of this Agreement, the Board (a) has received the Fairness Opinion, and (b) upon the recommendation of the Transaction Committee, the Board has determined that: (i) the Arrangement is fair to the Shareholders and Warrant Holders (other than the Purchaser and its affiliates); (ii) it will recommend that Shareholders and Warrant Holders vote in favour of the Arrangement Resolution; and (iii) the Arrangement is in the best interest of the Corporation ((i), (ii) and (iii) collectively being the Board Recommendation).

Section 2.3         Interim Order.

As soon as reasonably practicable (and in any event within ten (10) days) following an SEC Clearance Event, the Corporation shall apply, in a manner reasonably acceptable to the Purchaser, pursuant to Section 291(2) of the BCBCA and, in cooperation with the Purchaser, prepare, file and diligently pursue an application for the Interim Order. The terms of the Interim Order shall be approved by the Purchaser, acting reasonably, and must provide, among other things:

(1)            for the classes of Persons to whom notice is to be provided in respect of the Arrangement and the Meeting and for the manner in which such notice is to be provided;

(2)            that the Corporation is authorized to call and hold the Meeting to consider and, if thought advisable, pass the Arrangement Resolution;

(3)            to fix the record date for the purpose of determining the Shareholders and Warrant Holders entitled to receive notice of, and to vote at, the Meeting;

(4)            that the required level of approval for the Arrangement Resolution shall be:

(a)	not less than 66⅔% of the votes cast on the Arrangement Resolution by the Shareholders, voting as a single class, present in person or represented by proxy at the Meeting, each being entitled to one vote per Share;

(b)	not less than 66⅔% of the votes cast on the Arrangement Resolution by the Shareholders and Warrant Holders, voting together as a single class, present in person or represented by proxy at the Meeting, each being entitled to one vote per Share and one vote per Share underlying each Warrant; and

(c)	if required under Securities Laws, a simple majority of the votes cast on the Arrangement Resolution by Shareholders and Warrant Holders (other than any Person required to be excluded for the purpose of such vote under MI 61-101) present in person or represented by proxy at the Meeting, with the holders of the Common Shares and Common Share Warrants and the Series II Shares and Series II Warrants each voting in separate class votes, each being entitled to one vote per Share and one vote per Share underlying each Warrant, voting in accordance with Part 8 of MI 61-101 or any exemption therefrom;

(5)            that, subject to the foregoing and in all other respects, other than as ordered by the Court, the terms, restrictions and conditions of the Corporation’s Constating Documents, including quorum requirements and all other matters, shall apply in respect of the Meeting;

(6)            for the grant of Dissent Rights as contemplated in the Plan of Arrangement;

(7)            for the notice requirements with respect to the presentation of the application to the Court for the Final Order;

(8)            that the Corporation and Purchaser are authorized to make any revisions, amendments, or supplements to the Plan of Arrangement;

(9)            that the Meeting may be adjourned or postponed from time to time by the Corporation in accordance with the terms of this Agreement and without the need for additional approval of the Court;

(10)          that the record date for the Shareholders and Warrant Holders entitled to notice of and to vote at the Meeting will not change in respect of any adjournment(s) or postponement(s) of the Meeting, unless required by Law or the Court;

(11)          that the deadline for the submission of proxies by Shareholders and Warrant Holders shall be 48 hours (excluding Saturdays, Sundays and statutory holidays in Toronto, Ontario) prior to the Meeting, subject to waiver by the Corporation in accordance with the terms of this Agreement;

(12)          that upon approval by the Shareholders and Warrant Holders of the Arrangement Resolution, the Corporation will seek Court approval for the Plan of Arrangement; and

(13)          for such other matters as the Purchaser or the Corporation (each with the prior written consent of the other, such consent not to be unreasonably withheld, conditioned or delayed) may reasonably require.

Section 2.4         The Meeting.

The Corporation shall:

(1)            subject to the terms of this Agreement and the Interim Order and provided that this Agreement has not been terminated in accordance with its terms, convene and conduct the Meeting in accordance with the Interim Order, the Corporation’s Constating Documents and applicable Law as soon as reasonably practicable, but, subject to the Corporation’s rights hereunder to adjourn or postpone the Meeting, in any event on or before the date that is sixty (60) days after the date of the Interim Order (or such later date as may be consented to by the Purchaser in writing), for the purpose of considering the Arrangement Resolution and for such other matters as may be required for the purposes of effecting the Arrangement and the other transactions contemplated by this Agreement, and not adjourn, postpone, cancel (or propose the adjournment, postponement or cancellation of), or modify the purposes of the Meeting without the prior written consent of the Purchaser not to be unreasonably withheld, conditioned or delayed, except:

(a)	in the case of an adjournment, as required for quorum purposes;

(b)	for a maximum of twenty (20) Business Days to solicit additional proxies in favour of the approval of the Arrangement Resolution if necessary to obtain the Required Securityholder Approval;

(c)	as required or permitted under Section 5.4(5); or

(d)	as required by applicable Law or a Governmental Entity (including as necessary to comply with any applicable COVID-19 Measures).

(2)            notwithstanding the receipt by the Corporation of a Superior Proposal in accordance with Section 5.4(1), a Change in Recommendation or any other intervening event and provided that this Agreement has not been terminated in accordance with its terms, unless otherwise agreed in writing by the Purchaser, the Corporation shall take all commercially reasonable steps to hold the Meeting and to cause the Arrangement Resolution to be voted on at the Meeting and shall not propose to adjourn or postpone the Meeting other than as contemplated by Section 2.4(1) or Section 5.4(5);

(3)            subject to the terms of this Agreement, other than following a Change in Recommendation, use commercially reasonable efforts to solicit proxies in favour of the approval of the Arrangement Resolution and against any resolution submitted by any Shareholder that is inconsistent with the Arrangement Resolution and the completion of any of the transactions contemplated by this Agreement, including using commercially reasonable efforts to cooperate with any Persons engaged by the Purchaser to solicit proxies in favour of the approval of the Arrangement Resolution;

(4)            as reasonably requested from time to time by the Purchaser, provide the Purchaser with copies of or access to any lists of (a) the registered holders of Shares, participants and book-based nominee registrants such as CDS & Co., and/or non-objecting beneficial owners of Shares prepared or delivered to the Corporation by any transfer agent, dealer or proxy solicitation services firm and in the possession of the Corporation, (b) the names and holdings of all Persons having rights to acquire Shares, including holders of Options, DSUs and Warrants, (c) supplemental lists setting out changes to the foregoing, and (d) additional information regarding the Meeting generated by any transfer agent, dealer or proxy solicitation services firm and in the possession of the Corporation (it being agreed that Purchaser and its agents shall hold in confidence any such lists and information in accordance with the terms of the Confidentiality Agreement);

(5)            consult with the Purchaser in fixing and publishing the record date and meeting date for the Meeting, and allow the Representatives of the Purchaser (including its outside legal counsel) to attend the Meeting;

(6)            promptly advise the Purchaser, at such times as the Purchaser may reasonably request and at least on a daily basis on each of the last ten (10) Business Days prior to the date of the Meeting, as to the aggregate tally of the proxies (for greater certainty, specifying votes “for” and votes “against” the Arrangement Resolution) received by the Corporation in respect of the Arrangement Resolution;

(7)            promptly advise the Purchaser of any substantive written or oral communication from any Securityholder in opposition to the Arrangement (or any material business partner of the Corporation who has petitioned or is threatening to petition the Court in opposition of the Arrangement) or any written notice of dissent or purported exercise by any Shareholder or Warrant Holder of Dissent Rights received by the Corporation in relation to the Arrangement Resolution and any withdrawal of Dissent Rights received by the Corporation and, subject to applicable Laws, any written communications sent by or on behalf of the Corporation to any Shareholder or Warrant Holder exercising or purporting to exercise Dissent Rights in relation to the Arrangement Resolution;

(8)            not make any payment or settlement offer, or agree to any payment or settlement, prior to the Effective Time with respect to Dissent Rights without the prior written consent of the Purchaser; and

(9)            not change the record date for determining the Shareholders and Warrant Holders entitled to vote at the Meeting in connection with any adjournment or postponement of the Meeting unless required by Law or with the Purchaser’s written consent.

Section 2.5         The Circular.

(1)            The Corporation shall, as promptly as reasonably practicable, and in any event within fifteen (15) Business Days after the date of this Agreement, prepare, in consultation with the Purchaser, the Circular, and file the Circular in preliminary form with the SEC, together with any other documents required by Law to be filed with the SEC therewith. As promptly as reasonably practicable following an SEC Clearance Event and receipt of the Interim Order, and in any event prior to the Mailing Deadline, cause the Circular and such other documents to be filed and sent to each Shareholder and other Persons as required by the Interim Order and Law, in each case so as to permit the Meeting to be held by the date specified in Section 2.4(1).

(2)            The Corporation shall ensure that the Circular complies in all material respects with Law, does not contain any misrepresentation and provides the Shareholders and Warrant Holders with sufficient information in sufficient detail to permit them to form a reasoned judgement concerning the matters to be placed before the Meeting; provided, however, that the Corporation shall be deemed not to be in breach of the covenant included in this Section 2.5(2) with respect to any information with respect to the Purchaser or its affiliates that is provided by the Purchaser or its Representatives to the Corporation specifically for inclusion in the Circular. Without limiting the generality of the foregoing, the Circular must include:

(a)	a summary and copy of the Fairness Opinion;

(b)	a statement that the Transaction Committee has, after receiving legal and financial advice, unanimously recommended that the Board approve this Agreement and the Arrangement and recommend that the Shareholders and Warrant Holders vote in favour of the Arrangement Resolution;

(c)	a statement that the Board has received the Fairness Opinion, and has, after receiving legal and financial advice and the recommendation of the Transaction Committee, made the Board Recommendation; and

(d)	disclosure of the directors and executive officers of the Corporation who are subject to Support and Voting Agreements pursuant to which they intend to vote all of their Shares and Warrants in favour of the Arrangement Resolution.

(3)            The Corporation shall give the Purchaser and its outside legal counsel a reasonable opportunity to review and comment on drafts of the Circular and other related documents that include, but are not limited to, all documents required for Court approval of the Plan of Arrangement and the granting of the Interim Order and Final Order, and shall give reasonable consideration to any comments made by the Purchaser and its outside legal counsel, and agrees that all information relating to the Purchaser and its affiliates, and any information describing the terms of the Arrangement and/or the Plan of Arrangement, must be in a form and content satisfactory to the Purchaser, acting reasonably. The Corporation shall provide the Purchaser with all comments, written or oral, received from the SEC, promptly upon receipt from the SEC (and in any event within twenty four (24) hours following receipt), and give the Purchaser and its outside legal counsel a reasonable opportunity to review and comment on any responses, written or oral, submitted or proffered to the SEC. In addition, the Corporation shall provide the Purchaser with a final copy of the Circular prior to its mailing to the Shareholders and Warrant Holders.

(4)            The Purchaser shall provide in writing to the Corporation all necessary information concerning the Purchaser and its affiliates that is required by applicable Law to be included by the Corporation in the Circular or other related documents, and shall ensure that such information does not contain any misrepresentations.

(5)            Each Party shall promptly and, in any event, within twenty four (24) hours, notify the other Party if it becomes aware that the Circular contains a misrepresentation, or otherwise requires an amendment or supplement. The Parties shall cooperate in the preparation of any such amendment or supplement as required or appropriate, and the Corporation shall promptly mail, file or otherwise publicly disseminate any such amendment or supplement to the Shareholders and Warrant Holders and, if required by the Court or by Law, file the same with the Securities Authorities or any other Governmental Entity.

Section 2.6         Final Order.

If the Interim Order is obtained and the Arrangement Resolution is passed at the Meeting as provided for in the Interim Order and as required by applicable Law, the Corporation shall, subject to the terms of this Agreement, take all steps necessary to apply to the Court for approval of the Plan of Arrangement and the granting of the Final Order pursuant to Section 291 of the BCBCA, as soon as reasonably practicable and in any event no later than five (5) Business Days after the Arrangement Resolution is passed at the Meeting.

Section 2.7         Court Proceedings.

Subject to the terms of this Agreement, the Purchaser shall cooperate with and assist the Corporation in seeking the Interim Order and the Final Order, including by providing to the Corporation on a timely basis any information required by applicable Law to be supplied by the Purchaser in connection therewith, as may be reasonably requested by the Corporation. In connection with all Court proceedings relating to obtaining the Interim Order and the Final Order, the Corporation shall, subject to the terms and conditions of this Agreement:

(a)	diligently pursue, and cooperate with the Purchaser to obtain, the Interim Order and the Final Order;

(b)	provide the Purchaser and its outside legal counsel with a reasonable opportunity to review and comment upon drafts of all material to be filed with, or submitted to, the Court in connection with the Arrangement, including drafts of the petition, supporting affidavit(s), notices of hearing, the Interim Order, Final Order and Circular, and give reasonable consideration to all such comments of the Purchaser and its legal counsel;

(c)	provide outside legal counsel to the Purchaser on a timely basis with copies of any notices of hearing or appearance, evidence or other documents served on the Corporation or its outside legal counsel in respect of the application for the Interim Order or the Final Order or any appeal from them, and any notice, written or oral, indicating the intention of any Person to appeal, or oppose the granting of, the Interim Order or the Final Order;

(d)	ensure that all material filed with the Court in connection with the Arrangement is consistent in all material respects with the terms of this Agreement and the Plan of Arrangement;

(e)	subject to applicable Law, not file any material with the Court in connection with the Arrangement or serve any such material, or agree to modify or amend any material so filed or served, except as contemplated by this Agreement or with the Purchaser’s prior written consent, such consent not to be unreasonably withheld, conditioned or delayed, provided the Purchaser is not required to agree or consent to any increase in or variation in the form of the Consideration or other modification or amendment to such filed or served materials that expands or increases the Purchaser’s obligations, or diminishes or limits the Purchaser’s rights, set forth in any such filed or served materials or under this Agreement or that require any amendment or modification of the terms and conditions of the Support and Voting Agreements;

(f)	oppose any proposal from any Person that the Final Order contain any provision inconsistent with this Agreement, and if required by the terms of the Final Order or by Law to return to Court with respect to the Final Order, to do so only after notice to, and in consultation and cooperation with, the Purchaser; and

(g)	not unreasonably object to legal counsel to the Purchaser making such submissions on the hearing of the application for the Interim Order and the application for the Final Order as such counsel considers appropriate, provided that the Corporation and its legal counsel is advised of the nature of any submissions prior to the hearing, the Purchaser provides copies to the Corporation and its legal counsel of any notice of hearing, applications or other documents supporting such submissions in advance of the hearing and such submissions are consistent with this Agreement and the Plan of Arrangement.

Section 2.8         Arrangement and Effective Date.

Closing of the Arrangement shall occur, and the Arrangement shall become effective, as promptly as practicable (but no later than the fifth (5th) Business Day or, if earlier, the Outside Date) following the satisfaction or waiver of all conditions to completion of the Arrangement set out in Article 6 (excluding any conditions that, by their terms, cannot be satisfied until the Effective Date, but subject to the satisfaction or, where not prohibited, waiver of those conditions as of the Effective Date by the applicable Party or Parties for whose benefit such conditions exist) or on such other time and date as may be agreed upon by the Parties in writing, and the Arrangement shall be effective at the Effective Time on the Effective Date and will have all of the effects provided by applicable Laws, including the BCBCA. The closing of the transactions contemplated hereby shall take place via electronic document exchange or at the offices of Norton Rose Fulbright Canada LLP in Toronto or at such other location as may be agreed upon by the Parties.

Section 2.9         Payment of Consideration.

The Purchaser shall in accordance with the Depositary Agreement and in any event prior to the Effective Time, provide the Depositary with sufficient funds to be held in escrow to satisfy the aggregate Consideration payable pursuant to the Plan of Arrangement to the Securityholders, which funds will be held and dealt with by the Depositary in accordance with the Depositary Agreement and the Plan of Arrangement.

Section 2.10       Tax Withholdings.

Each of the Purchaser, the Corporation, the Depositary or any other Person that makes a payment pursuant to this Agreement or the Plan of Arrangement shall be entitled to deduct and withhold from the amount payable such amount as such Person determines, acting reasonably, is required to be deducted or withheld pursuant to the Tax Act or the Internal Revenue Code, or any other provision of any Law and remit such deducted and withheld amount to the appropriate Governmental Entity. To the extent that the amount is so properly deducted, withheld and remitted, such amount shall be treated for all purposes of this Agreement and the Plan of Arrangement as having been paid to the relevant recipient.

Section 2.11      Options, DSUs and Warrants.

(1)            The Parties acknowledge and agree that the Board shall exercise its discretion under each of the Stock Option Plan, the Inducement Plan and the Omnibus Incentive Plan (to the extent permitted and/or necessary thereunder) to accelerate the vesting of all Options and DSUs issued thereunder that are then outstanding effective at or immediately prior to the Effective Time. The Corporation shall take all reasonable steps as may be necessary or desirable to facilitate the exchange, surrender, settlement, termination and/or cancellation of all then outstanding Options and DSUs (whether then vested or unvested) in accordance with the terms of the Plan of Arrangement and the applicable Employee Plan. The Parties acknowledge that the Options and DSUs will be dealt with in the manner set forth in Section 3.2 of the Plan of Arrangement.

(2)            The Purchaser acknowledges and agrees that the Corporation or any other Person that makes a payment to a holder of Options who is a resident of Canada or who is employed in Canada (both within the meaning of the Tax Act) in connection with the surrender or cancellation of the Options as described in the Plan of Arrangement will forego a deduction under the Tax Act with respect to such payment and will comply with the requirements described in subsection 110(1.1) of the Tax Act. This Section 2.11(2) shall survive the Effective Date and is intended to be for the benefit of, and will be enforceable by, those Optionholders to whom this Section 2.11(2) applies and their respective heirs, executors, administrators and personal representatives and will be binding on the Purchaser, the Corporation and its successors and assigns.

(3)            The Corporation shall take all reasonable steps as may be necessary or desirable to facilitate the exchange, surrender, settlement, termination and/or cancellation of all outstanding Warrants. The Parties acknowledge and agree that all Warrants that are not exchanged, surrendered settled, terminated and/or cancelled in accordance with their terms, whether conditionally or otherwise, prior to the Effective Time and that remain outstanding immediately prior to the Effective Time will be dealt with in the manner set forth in Section 3.2(d) of the Plan of Arrangement.

Article 3
REPRESENTATIONS AND WARRANTIES

Section 3.1         Representations and Warranties of the Corporation.

(1)            Except as disclosed in (i) the Corporation Disclosure Letter or (ii) other than with respect to Sections 1 [Corporate Existence and Power], 2 [Corporate Authorization], 3 [Execution and Binding Obligation], 4 [Governmental Authorization], 5 [Non-Contravention], 6 [Capitalization], 8 [Shareholders’ and Similar Agreements], 9 [Canadian Securities Laws Matters], 10 [U.S. Securities Laws Matters] and 11 [Financial Statements] of Schedule C, the Corporation’s Public Disclosure Record (excluding from the Corporation’s Public Disclosure Record all risk factor disclosures, disclosures about market risk, or other cautionary, predictive or forward-looking disclosures contained therein that do not relate to specific historical events or circumstances affecting the Corporation), the Corporation hereby makes the representations and warranties to the Purchaser as set forth on Schedule C hereto, as of the date of this Agreement, and acknowledges and agrees that the Purchaser is relying upon such representations and warranties in connection with the entering into of this Agreement and the consummation of the Arrangement.

(2)            Except for the representations and warranties set forth in this Agreement including the related disclosures in the Corporation Disclosure Letter, neither the Corporation nor any other Person has made or makes any other express or implied representation or warranty, either written or oral, on behalf of the Corporation.

(3)            The representations and warranties of the Corporation contained in this Agreement shall not survive the completion of the Arrangement and shall expire and be terminated on the earlier of the Effective Time and the date on which this Agreement is terminated in accordance with its terms.

(4)            Contemporaneously with the execution and delivery of this Agreement, the Corporation is delivering to the Purchaser the Corporation Disclosure Letter required to be delivered pursuant to this Agreement, which sets out the disclosures, exceptions and exclusions contemplated or permitted by this Agreement, including certain exceptions and exclusions to the representations and warranties and covenants of the Corporation contained in this Agreement. If a matter is said to be set out, disclosed, listed, described or reflected in a particular section of the Corporation Disclosure Letter, it is deemed to have been sufficiently disclosed to the Parties if (i) such matter is described in that particular section of the Corporation Disclosure Letter, (ii) there is, in that particular section, a specific cross-reference to another section of the Corporation Disclosure Letter, or (iii) such matter is disclosed in another section of the Corporation Disclosure Letter, provided that the relevance of such matter to items that are the subject of the representation or warranty in this Agreement corresponding to that particular section is reasonably apparent on the face of such disclosure.

Section 3.2         Representations and Warranties of the Purchaser.

(1)            The Purchaser and the Parent hereby make the representations and warranties to the Corporation as set forth on Schedule D hereto, as of the date of this Agreement, and acknowledges and agrees that the Corporation is relying upon such representations and warranties in connection with the entering into of this Agreement and the consummation of the Arrangement.

(2)            Except for the representations and warranties set forth in this Agreement, neither the Purchaser, the Parent nor any other Person has made, or makes any other, express or implied representation or warranty, either written or oral, on behalf of the Purchaser.

(3)            The representations and warranties of the Purchaser and the Parent contained in this Agreement shall not survive the completion of the Arrangement and shall expire and be terminated on the earlier of the Effective Time and the date on which this Agreement is terminated in accordance with its terms.

Article 4
COVENANTS

Section 4.1         Conduct of Business of the Corporation.

(1)            The Corporation covenants and agrees that, during the period from the date of this Agreement until the earlier of the Effective Time and the time that this Agreement is terminated in accordance with its terms (such period, the Interim Period), the Corporation shall, and shall cause its Subsidiaries to, (i) conduct its business in the Ordinary Course, and (ii) use commercially reasonable efforts to maintain and preserve the current business organization, goodwill, assets and properties of the Corporation and its Subsidiaries, keep available the services of the Corporation Employees and maintain its relationships with the Corporation Employees, maintain good relationships with suppliers, customers, landlords, creditors, distributors, joint venture partners and all other Persons having business relationships with the Corporation or its Subsidiaries, except, in each case of clause (i) or (ii), (A) as required by applicable Law, (B) as required or expressly permitted by this Agreement, (C) as set forth in Section 4.1(2) of the Corporation Disclosure Letter, (D) as necessary or advisable to comply with COVID-19 Measures, or (E) with the prior written consent of the Purchaser, acting reasonably (which consent shall not be unreasonably withheld, conditioned or delayed).

(2)            Except (A) as required by applicable Law, (B) as required or expressly permitted by this Agreement, (C) as set forth in Section 4.1(2) of the Corporation Disclosure Letter, (D) as necessary or advisable to comply with COVID-19 Measures, or (E) with the prior written consent of the Purchaser (which consent shall not be unreasonably withheld, conditioned or delayed), during the Interim Period, the Corporation shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

(a)	amend or otherwise change or modify its Constating Documents or, in the case of any Subsidiary which is not a corporation, its similar organizational documents;

(b)	reduce the stated capital or adjust, split, reverse split, subdivide, combine, reclassify, modify or amend any shares of its capital stock (including, in respect of the Corporation, the Shares) or securities, including any debt securities, options, equity or equity-based compensation, restricted stock, restricted stock units, warrants, convertible securities or other rights of any kind to acquire any of such securities;

(c)	declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) with respect to the Corporation’s, or any of its Subsidiaries’, securities, other than a dividend or distribution by a wholly-owned Subsidiary to the Corporation or another wholly-owned Subsidiary;

(d)	redeem, repurchase, or otherwise acquire or offer to redeem, repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock (including, in respect of the Corporation, the Shares) or securities, other than pursuant to the cashless or net exercise of Options or Warrants or the redemption, forfeiture or withholding of Taxes with respect to Options, DSUs or Warrants, in each case, that are outstanding on the date hereof or issued after the date hereof in compliance with the terms of this Agreement;

(e)	(i) adopt a plan of liquidation or resolution providing for the liquidation, dissolution or winding up of the Corporation or its Subsidiaries, (ii) reorganize, merge, combine or amalgamate with any Person or (iii) (A) acquire (by merger, consolidation, acquisition of shares or assets or otherwise) or agree to acquire, directly or indirectly, in one transaction or in a series of related transactions, any Person, (B) make any investment or agree to make any investment, directly or indirectly, in one transaction or in a series of related transactions, either by purchase of shares or securities, contributions of capital or otherwise, except with respect to a wholly-owned Subsidiary, or (C) purchase any property or assets of any other Person other than in the Ordinary Course;

(f)	enter into, or resolve to enter into, any agreement that has the effect of creating a joint venture, partnership, shareholders’ agreement, profit-sharing arrangement, collaboration agreement, co-development agreement or similar relationship;

(g)	other than in the Ordinary Course, engage in any transaction with any Corporation Employee, director or Contractor of the Corporation or any of its Subsidiaries or, to the knowledge of the Corporation, any of their respective affiliates or associates;

(h)	issue, grant, transfer, deliver, sell, pledge or otherwise encumber, or authorize the issuance, grant, delivery, sale, pledge, encumbrance or create any derivative interest in, any shares of its capital stock or other equity or voting interests, or any options, deferred share units, warrants or similar rights exercisable or exchangeable for or convertible into, or otherwise evidencing a right to acquire such securities or other equity or voting interests, or any stock appreciation rights, phantom stock awards or other rights that are linked to the price or the value of the Shares, except for: (i) the issuance of Shares issuable upon the exercise or settlement of the currently outstanding Options, DSUs and Warrants as required by the terms governing such Options, DSUs or Warrants, as applicable, as in force on the date hereof, or (ii) the grant, in the Ordinary Course, of compensatory equity awards in connection with the new hires as set forth in Section 4.1(2) of the Corporation Disclosure Letter, in the amount, with respect to the number of equity awards and on the terms set forth in Section 4.1(2) of the Corporation Disclosure Letter;

(i)	(i) make any capital expenditures (as defined in accordance with GAAP) during the remaining portion of the current fiscal year which in the aggregate exceed $500,000, or (ii) commit to make any capital expenditures (as defined in accordance with GAAP) beyond the current fiscal year which individually or in the aggregate exceed $500,000;

(j)	commence, cancel, waive, release, assign, settle or compromise any Action (including any insurance claim), in whole or in part, (i) relating to the assets or the business of the Corporation or its Subsidiaries, other than as results solely in monetary obligations involving payment (without admission of wrongdoing) by the Corporation or any Subsidiary of an amount not greater than $150,000 (net of insurance proceeds) in the aggregate, or (ii) brought by any present, former or purported holder of securities of the Corporation or any of its Subsidiaries in connection with the transactions contemplated by this Agreement or the Arrangement;

(k)	(i) prepay, discharge or satisfy any indebtedness for borrowed money before its scheduled maturity or increase, create, incur, assume or otherwise become liable for any indebtedness for borrowed money or guarantees thereof; or (ii) (A) before due and owing, pay, discharge or satisfy, or (B) waive, release, assign, settle or compromise, any material claims or material liabilities (including any litigation, proceedings or investigation by any Governmental Entity);

(l)	make any loan or advance to, or any capital contribution or investment in, or assume, guarantee, endorse or otherwise become liable or responsible (whether directly, indirectly, contingently, or otherwise) with respect to any material liabilities or obligations of, any other Person (other than the Corporation or a Subsidiary and other than accounts payable to trade creditors and accrued liabilities and deposits in the Ordinary Course);

(m)	enter into any interest rate, currency, equity or commodity swaps, hedges, derivatives, forward sales contracts or similar financial instruments other than in the Ordinary Course;

(n)	make any bonus payment or profit sharing distribution, other than as required by the terms of an Employee Plan as in force as of the date hereof;

(o)	make any material change in the Corporation’s, or any of its Subsidiaries’, methods, policies or procedures of accounting, except as required by changes in GAAP or pursuant to written instructions, comments or orders of a Governmental Entity;

(p)	grant, whether conditionally or otherwise, any material increase in the rate of wages, salaries, bonuses, benefits or other remuneration of Corporation Employees or Contractors or directors, except as: (i) has been agreed to by the Board prior to the date hereof and set forth in Section 4.1(2) of the Corporation Disclosure Letter, (ii) required by applicable Law, or (iii) required by the terms of an Employee Plan in force as of the date hereof;

(q)	except as required by Law: (i) adopt, enter into, materially amend or terminate any Employee Plan (or any plan, policy, program, contract, arrangement or agreement that would be an Employee Plan if it were in effect on the date hereof); (ii) grant, accelerate, increase or otherwise amend any payment, award or other benefit payable to, or for the benefit of, any current or former Corporation Employee, Contractor or director other than as required pursuant to an existing Employee Plan as in force on the date hereof or as it relates to de minimis employee benefits; (iii) hire, engage, promote or terminate (other than for cause) the employment or engagement of, any Corporation Employee, Contractor or director, in either case, other than in the Ordinary Course for employees or Contractors whose annual base compensation does not exceed (or will not exceed) $100,000; (iv) grant any rights of indemnification, or pay any retention, severance, change of control, bonus, termination pay or similar payment to, or enter into any employment agreement, indemnity agreement, deferred compensation or bonus compensation agreement (or amend such existing agreement) with, any current or former officer or director or employee (including any Corporation Employee) except as required by the terms of an existing Employee Plan in effect on the date hereof; (v) make any loan to any current or former director or officer or employee (including any Corporation Employee); or (vi) communicate with any Corporation Employee or Contractor with respect to the compensation, benefits or other treatment they will receive following the Effective Time, unless such communication (x) does not include any information regarding compensation, benefits or other treatment that is not specifically set forth in this Agreement (including the Corporation Disclosure Letter); or (y) is approved by the Purchaser in advance of such communication or is substantially consistent with a communication previously approved by the Purchaser;

(r)	negotiate or enter into any union recognition agreement, collective bargaining agreement, union agreement or similar agreement with any trade union or representative body other than in the Ordinary Course and upon reasonable consultation with the Purchaser;

(s)	negotiate, amend, extend, renew or modify in any material respect, voluntarily terminate, waive any material right under, release or assign any material rights under any Material Contract, or enter into any Contract that would be a Material Contract if in effect on the date hereof, or fail to enforce any material breach of any Material Contract of which it becomes aware, or breach, violate or be in default in any material respect under any Material Contract without curing such breach, violation or default;

(t)	enter into an agreement that could result in the payment by the Corporation or any of its Subsidiaries of a finder’s fee, success fee or other similar fee in connection with the Arrangement or the other transactions contemplated in this Agreement, provided that the foregoing shall not prohibit the Corporation from entering into an agreement with any dealer and proxy solicitation services firm for purposes of soliciting proxies in connection with the Arrangement;

(u)	make, amend or rescind any material express or deemed Tax election, settle or compromise any material Tax claim, action, litigation, proceeding, arbitration, investigation, audit, controversy, assessment, reassessment or liability, amend any Tax Return in any material respect, surrender any right to claim a material Tax abatement, reduction, deduction, exemption, credit or refund, consent to the extension or waiver of the limitation period applicable to any material Tax matter, incur any liability for material Taxes outside the Ordinary Course, fail to pay any material Tax that became due and payable (including any estimated Tax payments) except for Taxes being disputed in good faith for which adequate reserve has been set aside in accordance with GAAP, or materially amend or change any of its methods or reporting income, deductions or accounting for income Tax purposes, where the result of such action is inconsistent with past practice, the Tax Act, or any other applicable Laws;

(v)	make or forgive any loans or advances to any of its officers, directors, Corporation Employees or agents;

(w)	make a request for a Tax ruling or enter into any material agreement with a Governmental Entity with respect to Taxes;

(x)	except as contemplated in Section 4.9 and except for scheduled renewals in the Ordinary Course, amend, modify or voluntarily terminate, or fail to use commercially reasonable efforts to maintain in effect, any material insurance (or re-insurance) policy of the Corporation or its Subsidiaries in effect on the date of this Agreement, unless simultaneously with any such termination, replacement policies underwritten by insurance and re-insurance companies of nationally recognized standing providing coverage equal to or greater than the coverage under the terminated policy for substantially similar premium are in full force and effect;

(y)	sell, pledge, lease, dispose of, mortgage, licence, encumber or otherwise transfer or agree to sell, pledge, lease, dispose of, mortgage, licence, encumber or otherwise transfer any material tangible assets of the Corporation or any of its Subsidiaries, except: (i) sales or dispositions of obsolete assets in the Ordinary Course, and (ii) Permitted Liens;

(z)	(i) sell, transfer, assign or dispose of any right in any Corporation Intellectual Property or any Intellectual Property material to any Corporation Pharmaceutical Product, (ii) other than non-exclusive licenses in the Ordinary Course that are terminable by the Corporation without any consent, penalty or payment, lease or grant a license of any right in any Corporation Intellectual Property or any Intellectual Property material to any Corporation Pharmaceutical Product or (iii) assign or grant a license of any material right in any other Owned Intellectual Property;

(aa)	(i) waive, amend or voluntarily terminate any inbound license in favour of the Corporation with respect to any Corporation Intellectual Property or any Intellectual Property material to any Corporation Pharmaceutical Product (other than licenses of commercial off-the-shelf software with total annual license, maintenance, support and other fees not in excess of $250,000 in the aggregate per vendor), (ii) amend any Contract with respect to the use of any Corporation Intellectual Property or (iii) amend or waive any rights under any Material Contract, or enter into any Contract that would be a Material Contract if in effect on the date hereof, in each case with respect to Corporation Pharmaceutical Products;

(bb)	commence (other than planning) or terminate any phase I, phase II, phase III or phase IV human clinical trial, including initiation of a new Institutional Review Board process, involving any Corporation Pharmaceutical Product, other than those trials and activities as set forth in the Clinical Development Plan in Section 1 of the Data Room, or except where such action is required by Law or a Governmental Entity

(cc)	(i) waive or materially amend (except in the course of using reasonable efforts to prosecute Owned Intellectual Property) the Corporation’s rights in or to any Owned Intellectual Property that is registered or the subject of an application for registration; or (ii) fail to use reasonable efforts to prosecute or maintain any Owned Intellectual Property that is registered or the subject of an application for registration, in each case, in the name of the Corporation or one of its Subsidiaries;

(dd)	(i) waive, release or condition any non-compete, non-solicit, non-disclosure, confidentiality or other restrictive covenant owed to the Corporation or its Subsidiaries; or (ii) enter into any Contract which creates any non-competition or material non-solicit obligations for the Corporation or any of its Subsidiaries;

(ee)	materially change the nature of its business or the business of any of its Subsidiaries; or

(ff)	authorize, agree, resolve or otherwise commit to do any of the foregoing.

(3)            The Corporation covenants and agrees that, during the Interim Period, the Corporation shall, and shall cause its Subsidiaries to, in each case to the extent reasonably practicable and permitted under applicable Law:

(a)	consult with the Purchaser in connection with any proposed meeting with any Regulatory Authority relating to any Corporation Pharmaceutical Product;

(b)	inform the Purchaser within two (2) Business Days following receipt of any material communication (written or oral) with or from any Regulatory Authority relating to any Corporation Pharmaceutical Product;

(c)	promptly inform the Purchaser of, and provide the Purchaser with a reasonable opportunity to review (it being agreed that three (3) Business Days constitutes a reasonable opportunity to review), any material filing proposed to be made by or on behalf of the Corporation or any of its Subsidiaries, and any material correspondence or other material communication proposed to be submitted or otherwise transmitted, to any Regulatory Authority by or on behalf of the Corporation or any of its Subsidiaries, in each case relating to the Corporation Pharmaceutical Product; and

(d)	promptly inform the Purchaser and provide the Purchaser with a reasonable opportunity to comment (it being agreed that three (3) Business Days constitutes a reasonable opportunity to comment), in each case, prior to making any material change to any study, protocol, trial, manufacturing plan or development timeline relating to any Corporation Pharmaceutical Product, except where such change must be made in less than three (3) Business Days when (i) required by Law or a Governmental Entity; or (ii) deemed necessary or advisable by an ethics board.

(4)            Nothing in this Section 4.1 or elsewhere in this Agreement (a) is intended to or shall result in the Purchaser exercising material influence over the operations of the Corporation or its Subsidiaries prior to the Effective Date, or (b) shall be interpreted in such a way as to place either of the Purchaser or the Corporation in violation of any applicable Law. Each of the Purchaser and the Corporation shall exercise, consistent with, and unless otherwise set forth in, the terms and conditions of this Agreement, complete control and supervision over its respective operations and the operations of its respective Subsidiaries.

Section 4.2         Pre-Closing Reorganizations.

(1)            Subject to Section 4.2(2), the Corporation and each of its Subsidiaries agrees that, upon request of the Purchaser, the Corporation and its Subsidiaries, as applicable, shall use commercially reasonable efforts to perform such reorganizations of their respective corporate structure, capital structure, business, operations and assets or such other transactions as the Purchaser may request, acting reasonably, including but not limited to the formation of a new Subsidiary (the reorganizations and other transactions set forth in the immediately foregoing clause, each, a Pre-Closing Reorganization, which definition, for the avoidance of doubt, does not include any election described in Section 4.12), and cooperate with the Purchaser and its advisors to determine the nature of the Pre-Closing Reorganizations that might be undertaken and the manner in which they would most effectively be undertaken. For greater certainty, the completion of any Pre-Closing Reorganization shall not be a condition to the completion of the Arrangement.

(2)            Neither the Corporation nor any of its Subsidiaries will be obligated to participate in any Pre-Closing Reorganization under Section 4.2(1), unless such Pre-Closing Reorganization:

(a)	can be unwound in the event the Plan of Arrangement is not consummated without adversely affecting (i) the Corporation and its Subsidiaries, or (ii) the Shareholders, in case of (i) and (ii), taken as a whole, in any material manner;

(b)	is not, in the reasonable opinion of the Corporation, prejudicial to (i) the Corporation and its Subsidiaries, or (ii) the Shareholders, in each case of (i) and (ii), taken as a whole, in any material respect, not including any prejudice resulting from any election described in Section 4.12;

(c)	does not reduce the Consideration or change the form of Consideration to be received by the Securityholders;

(d)	would not result in any Canadian Taxes being imposed on, or any adverse Canadian Tax consequences to, the Shareholders incrementally greater than the Taxes to the Shareholders in connection with the Arrangement in the absence of any Pre-Closing Reorganization, other than any Taxes or adverse Tax consequences resulting from any election described in Section 4.12;

(e)	does not interfere with the ongoing operations of the Corporation or any of its Subsidiaries in any material respect;

(f)	does not result in (i) any material breach by the Corporation or a Subsidiary of any existing Contract or commitment by the Corporation or a Subsidiary; or (ii) breach of any Law;

(g)	does not impair the ability of the Corporation or a Subsidiary, as applicable, to consummate, and will not materially delay the consummation of, the Plan of Arrangement;

(h)	does not require the Corporation to obtain approval of the Securityholders (other than in respect of the Arrangement Resolution); and

(i)	is requested by the Purchaser by written notice to the Corporation at least fifteen (15) days prior to the Effective Date. Upon receipt of such notice, the Corporation and each Subsidiary, as applicable, shall work cooperatively with the Purchaser and use their commercially reasonable efforts to prepare prior to the Effective Time all documentation necessary and do such other acts and things as are necessary to give effect to such Pre-Closing Reorganization, including any amendment to this Agreement or the Plan of Arrangement.

(3)            The Purchaser agrees that it will be responsible for all reasonable Corporation costs and expenses (including professional fees and expenses) associated with any Pre-Closing Reorganization to be carried out at its request.

(4)            Each Party agrees that any Pre-Closing Reorganization will not be considered in determining whether a representation, warranty or covenant of the Corporation or the Subsidiary undertaking such Pre-Closing Reorganization under this Agreement or the Plan of Arrangement has been breached (including where any such Pre-Closing Reorganization requires the consent of any third party under a Contract) or if a condition for the benefit of the Purchaser has been satisfied.

(5)            If the Plan of Arrangement is not completed, the Purchaser shall indemnify and hold harmless the Corporation, its Subsidiaries and their respective officers, directors and employees (to the extent such persons are assessed with any statutory liability) for all direct and indirect costs or losses, liabilities, damages, claims, interest awards, judgements and penalties and out-of-pocket costs and expenses (including any professional fees and expenses and taxes) incurred or suffered by the Corporation, its Subsidiaries and their respective officers, directors and employees, in connection with, arising from or as a result of effecting all or any part of any Pre-Closing Reorganization.

Section 4.3         Covenants of the Corporation Regarding the Arrangement.

(1)            The Corporation shall, and shall cause its Subsidiaries to, perform all obligations required to be performed by the Corporation or its Subsidiaries under this Agreement, reasonably cooperate with the Purchaser in connection therewith, and use its commercially reasonable efforts (unless, with respect to any action, another standard of performance is expressly provided for herein) to perform all such other actions as may be necessary in order to consummate and make effective, as soon as reasonably practicable, the Arrangement and, without limiting the generality of the foregoing, the Corporation shall, and shall cause its Subsidiaries to:

(a)	use its commercially reasonable efforts to satisfy all of its conditions precedent set forth in Section 6.1 and Section 6.2 and carry out the terms of the Interim Order and Final Order applicable to it and comply promptly with all requirements imposed by Law on it or its Subsidiaries with respect to this Agreement or the Arrangement;

(b)	except as provided in Section 4.5 in respect of the Regulatory Approvals, use its commercially reasonable efforts to effect all necessary registrations, filings and submissions of information required by Governmental Entities from it or its Subsidiaries relating to the Arrangement;

(c)	use its commercially reasonable efforts to, upon reasonable consultation with the Purchaser, oppose, lift or rescind any injunction, restraining or other order, decree, judgment or ruling seeking to restrain, enjoin or otherwise prohibit or adversely affect the consummation of the Arrangement and defend, or cause to be defended, any proceedings to which it or its Subsidiaries is a party or brought against it or its Subsidiaries or any of their directors or officers challenging the Arrangement or this Agreement;

(d)	use its commercially reasonable efforts to provide all required notifications and to obtain and maintain all third party consents, waivers or approvals that are required to be provided or obtained under Material Contracts in connection with the Arrangement or in order to maintain its Material Contracts in full force and effect following completion of the Arrangement, in each case, on terms that are reasonably satisfactory to the Purchaser, and without paying, and without committing itself or its Subsidiaries or the Purchaser to pay, any consideration or incur any liability or obligation without the prior written consent of the Purchaser, which consent will not be unreasonably withheld, conditioned or delayed (it being understood that the Corporation shall be under no obligation to agree to any such payment or incur any such liability or obligation unless contingent upon completion of the Arrangement); and

(e)	use its commercially reasonable efforts to not take any action, or refrain from taking any action, or permit any action to be taken or not taken, which would reasonably be expected to prevent, materially delay or otherwise impede the consummation of the Arrangement or the transactions contemplated by this Agreement (including the satisfaction of any condition set forth in Article 6 or any Regulatory Approval), other than as required or permitted under this Agreement.

(2)            The Corporation shall promptly notify the Purchaser of:

(a)	any Material Adverse Effect;

(b)	any notice or other communication from any Person alleging (i) that the consent, waiver or approval of such Person is required in connection with this Agreement or the Arrangement;(ii) such Person is terminating or otherwise materially adversely modifying a Material Contract, or alleging that the transactions contemplated by this Agreement would result in a breach of such Material Contract; or (iii) such Person that is a party to a Material Contract is terminating or otherwise materially adversely modifying its relationship with the Corporation or any of its Subsidiaries;

(c)	any material notice or other communication from any Governmental Entity in connection with this Agreement (and, subject to Law, the Corporation shall promptly (and in any event within twenty four (24) hours following receipt) provide a copy of any such written notice or communication to the Purchaser); or

(d)	any actions, suits, arbitrations or other proceedings commenced or, to the knowledge of the Corporation, threatened against the Corporation or its Subsidiaries or affecting their assets that relate to this Agreement or the Arrangement, in each case to the extent that such notice, communication, action, suit, arbitration or proceeding would reasonably be expected to materially impair, materially impede, materially delay or prevent the Corporation from performing its obligations under this Agreement.

(3)            The Purchaser’s receipt of information pursuant to Section 4.3(2) or otherwise shall not operate as a waiver (including with respect to Article 6) or otherwise diminish the scope of, or otherwise affect any representation, warranty or covenant made by the Corporation in this Agreement.

Section 4.4         Covenants of the Purchaser Relating to the Arrangement.

(1)            The Purchaser shall perform all obligations required to be performed by it under this Agreement, reasonably cooperate with the Corporation in connection therewith, and shall use its commercially reasonable efforts (unless, with respect to any action, another standard of performance is expressly provided for herein) to perform all such other actions as may be necessary in order to consummate and make effective, as soon as reasonably practicable, the Arrangement and, without limiting the generality of the foregoing, the Purchaser shall:

(a)	use its commercially reasonable efforts to satisfy all of its conditions precedent set forth in Section 6.1 and Section 6.3 and carry out the terms of the Interim Order and Final Order applicable to it and comply promptly with all requirements imposed by Law on it with respect to this Agreement or the Arrangement;

(b)	except as provided in Section 4.5 in respect of the Regulatory Approvals, use its commercially reasonable efforts to effect all necessary registrations, filings and submissions of information required by Governmental Entities from it or its affiliates relating to the Arrangement or the transactions contemplated by this Agreement;

(c)	use its commercially reasonable efforts, upon reasonable consultation with the Corporation, to oppose, lift or rescind any injunction, restraining or other order, decree, judgment or ruling seeking to restrain, enjoin or otherwise prohibit or adversely affect the consummation of the Arrangement and defend, or cause to be defended, any proceedings to which it is a party or brought against it or its directors or officers and challenging the Arrangement or this Agreement; and

(d)	use its commercially reasonable efforts to not take any action, or refrain from taking any action, or permit any action to be taken or not taken, which would reasonably be expected to prevent, materially delay or otherwise materially impede the consummation of the Arrangement or the transactions contemplated by this Agreement (including the satisfaction of any condition set forth in Article 6 or any Regulatory Approval), other than as required or permitted under this Agreement. Without limiting the foregoing, the Purchaser shall not, and shall cause its affiliates not to, enter into or agree to enter into any transaction (including, but not limited to, by merger, consolidation, acquisition of shares or assets, license of intellectual property, pharmaceutical or scientific collaboration, or otherwise) which would reasonably be expected to prevent the receipt of any Regulatory Approval or consummation of the Arrangement or the transactions contemplated by this Agreement.

(2)            The Purchaser shall promptly notify the Corporation of:

(a)	any notice or other communication from any Person alleging that the consent, waiver or approval of such Person is required in connection with this Agreement or the Arrangement;

(b)	any material notice or other communication from any Governmental Entity in connection with this Agreement (and, subject to Law, the Purchaser shall promptly (and in any event within twenty four (24) hours following receipt) provide a copy of any such written notice or communication to the Corporation); or

(c)	any actions, suits, arbitrations or other proceedings commenced or, to the knowledge of the Purchaser, threatened against the Purchaser (or any of its affiliates) or affecting its assets that relate to this Agreement or the Arrangement, in each case to the extent that such notice, communication, action, suit, arbitration or proceeding would reasonably be expected to materially impair, materially impede, materially delay or prevent the Purchaser from performing its obligations under this Agreement.

(3)            The Corporation’s receipt of information pursuant to Section 4.4(2) or otherwise shall not operate as a waiver (including with respect to Article 6) or otherwise diminish the scope of, or otherwise affect any representation, warranty or covenant made by the Purchaser in this Agreement.

Section 4.5         Regulatory Approvals

(1)            Without limiting the generality of the foregoing, with respect to the Regulatory Approvals, the Purchaser and the Corporation shall:

(a)	as promptly as practicable, and in any event within fifteen (15) Business Days of the date hereof, each make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated hereby;

(b)	as promptly as practicable, and in any event within ten (10) Business Days of the date of this Agreement, each file with the Competition Bureau their respective pre-merger notification forms pursuant to Part IX of the Competition Act (unless the Purchaser and the Corporation agree that notification forms should not be filed or should be filed at a later date), and the Purchaser shall file with the Commissioner of Competition a request for an Advance Ruling Certificate pursuant to Subsection 102(1) of the Competition Act;

(c)	except as required by subsections (a) and (b), as promptly as practicable furnish to any additional Governmental Entity initial filing materials in the event the Purchaser reasonably determines that a Regulatory Approval from such Governmental Entity is required;

(d)	as promptly as practicable, cooperate in good faith and use their respective commercially reasonable efforts to obtain all Regulatory Approvals, including: (i) promptly furnishing to the other such information and assistance as may reasonably be requested in order to prepare any notification, application, filing or request in connection with a Regulatory Approval; (ii) consulting with, and considering in good faith, any suggestions or comments made by the other Parties with respect to the documentation relating to the Regulatory Approvals process; (iii) providing or submitting on a timely basis, and as promptly as practicable, all documentation and information that is required or advisable; and (iv) cooperating in the preparation and submission of all applications, notices, filings, and submissions to Governmental Entities;

(e)	promptly inform the other Parties of any material communication received by that Party in respect of obtaining or concluding the Regulatory Approvals;

(f)	use commercially reasonable efforts to respond promptly to any request or notice from any Governmental Entity requiring the Parties, or any one of them, to supply additional information that is relevant to the review of the transactions contemplated by this Agreement in respect of obtaining or concluding the Regulatory Approvals;

(g)	permit the other Parties to review in advance any proposed applications, notices, filings and submissions to Governmental Entities (including responses to requests for information and inquiries from any Governmental Entity) in respect of obtaining or concluding the Regulatory Approvals;

(h)	promptly provide the other Parties with any filed copies of applications, notices, filings and submissions, (including responses to requests for information and inquiries from any Governmental Entity) that were submitted to a Governmental Entity in respect of obtaining or concluding the Regulatory Approvals;

(i)	whenever possible, not participate in any substantive meeting or discussion (whether in person, by telephone or otherwise) with Governmental Entities in respect of obtaining or concluding the Regulatory Approvals unless it consults with the other Parties in advance and gives the other Parties or their legal counsel the opportunity to attend and participate thereat, unless a Governmental Entity requests otherwise; and

(j)	keep the other Parties promptly informed of the status of discussions relating to obtaining or concluding the Regulatory Approvals.

(2)            Notwithstanding the foregoing or anything in this Agreement to the contrary, but without limiting the obligations of Purchaser under Section 4.4 and this Section 4.5, Purchaser shall, on behalf of the Parties, determine and control strategy for dealing with any Governmental Entity in respect of obtaining or concluding the Regulatory Approvals, and, to the extent permissible, the Corporation shall use its commercially reasonable efforts to act consistently with such strategy; provided that Purchaser shall consult in advance with, and consider in good faith the views of, the Corporation in respect of obtaining or concluding the Regulatory Approvals. Notwithstanding the foregoing, neither Purchaser nor the Corporation shall commit to or agree with any Governmental Entity to not consummate the Arrangement for any period of time, or to stay, toll or extend, directly or indirectly, any applicable waiting period under the HSR Act or other applicable antitrust or competition Law, and shall not pull and refile any filing made under the HSR Act, in each case without the prior written consent of the other (such consent not to be unreasonably withheld, conditioned or delayed).

(3)            Notwithstanding any other requirement in this Section 4.5, where a Party (a Disclosing Party) is required under this Section 4.5 to provide information to another Party (a Receiving Party) that the Disclosing Party deems to be competitively sensitive information or otherwise reasonably determines in respect thereof that disclosure should be restricted, the Disclosing Party may restrict the provision of such competitively sensitive and other restricted information only to antitrust counsel of the Receiving Party, provided that the Disclosing Party also provides to the Receiving Party upon request of the Receiving Party a redacted version of such information which does not contain any such competitively sensitive or other restricted information.

(4)            Notwithstanding anything in this Agreement to the contrary, commercially reasonable efforts shall not obligate the Purchaser to: (a) undertake or enter into agreements or agree to the entry of an order or decree with any Governmental Entity; (b) commit to sell or dispose of, or hold separate or agree to sell or otherwise dispose of, assets, categories of assets or business of the Corporation, the Purchaser or their respective affiliates; (c) commit to terminate, amend or replace any existing relationships and contractual rights and obligations of the Corporation, the Purchaser or their respective affiliates; (d) terminate any relevant venture or other arrangement of the Corporation, the Purchaser or their respective affiliates; or (e) effectuate any other change or restructuring of the Corporation, the Purchaser or their respective affiliates.

(5)            Each Party shall bear its own costs of preparing its own pre-merger notifications and similar filings and notices in other jurisdictions and related expenses incurred to obtain all Regulatory Approvals, including HSR Approval and Competition Act Approval. The Purchaser shall be responsible for payment of the applicable fees associated with such Regulatory Approvals.

(6)            If, prior to the Effective Time, a merger control inquiry is initiated or commenced by a Governmental Entity in any jurisdiction not referenced in Section 4.5, approval in that jurisdiction will be deemed a condition to the completion of the Arrangement under Section 6.1.

Section 4.6         Access to Information; Confidentiality.

(1)            During the Interim Period, subject to applicable Laws, COVID-19 Measures and the Confidentiality Agreement, the Corporation shall, and shall cause its Subsidiaries to give to the Purchaser, its affiliates and its Representatives, upon reasonable notice and at Purchaser’s expense, reasonable access to its assets, properties, Books and Records, its Subsidiaries’ books and records, Contracts and financial and operating data or other information with respect to the personnel, assets or business of the Corporation or its Subsidiaries as the Purchaser or its Representatives may from time to time reasonably request in connection with strategic and integration planning, confirmatory due diligence, or for any other reasons reasonably relating to the transactions contemplated herein; provided, however, that the Corporation shall not be required to permit any access, or to disclose any information, that in the reasonable judgment of the Corporation could: (a) result in the disclosure of any trade secrets of third parties; (b) violate any obligation of the Corporation or its Subsidiaries with respect to confidentiality, non-disclosure or privacy; (c) jeopardize protections afforded to the Corporation or any of its Subsidiaries under the attorney-client privilege or the attorney work product doctrine (so long as the Corporation has reasonably cooperated with Purchaser to permit such inspection of or to disclose such information on a basis that does not waive such privilege with respect thereto); or (d) unduly interfere with the conduct of the business of the Corporation or its Subsidiaries. The Corporation shall continue to afford the Purchaser and its Representatives access to the Data Room during the Interim Period. Without limiting the foregoing, subject to the terms of any existing Contracts, upon the Purchaser’s reasonable request, the Corporation shall use commercially reasonable efforts to promptly facilitate discussions between the Purchaser and any Material Contract counterparty from whom consent may be required in connection with this Agreement, with any such discussions to be promptly arranged by and with a representative of the Corporation participating. Notwithstanding anything herein to the contrary, Purchaser shall not, and shall cause its affiliates and Representatives not to, contact any non-officer employee, partner, licensor, licensee, customer, vendor, or supplier or other Persons having business relations with the Corporation or any of its Subsidiaries in connection with the Agreement and the Arrangement without the Corporation’s prior written consent, not to be unreasonably withheld, conditioned or delayed, and Purchaser acknowledges and agrees that any such contact shall be arranged by and with a representative of the Corporation participating.

(2)            Investigations made by or on behalf of the Purchaser, whether under this Section 4.6 or otherwise, will not waive, diminish the scope of, or otherwise affect any representation or warranty made by the Corporation in this Agreement.

Section 4.7         Public Communications.

(1)            The Parties shall cooperate in the preparation of presentations, if any, to Securityholders regarding the Arrangement. Except as contemplated herein, a Party shall not issue any press release or make any other public statement or disclosure with respect to this Agreement or the Arrangement without the consent of the other Party (which consent shall not be unreasonably withheld, conditioned or delayed), and the Corporation shall not make any filing with any Governmental Entity (other than as contemplated in Section 2.3, Section 2.6, Section 2.7, Section 4.5 or as required under applicable Laws) with respect to this Agreement or the Arrangement without the consent of the Purchaser (which consent shall not be unreasonably withheld, conditioned or delayed); provided that any Party that is required to make disclosure by Law with respect to the Arrangement or this Agreement shall use its commercially reasonable efforts to give the other Party prior oral or written notice and a reasonable opportunity for it and its legal counsel to review or comment on the disclosure or filing (other than with respect to confidential information of the disclosing Party contained in such disclosure or filing). The Party making such disclosure required by Law shall give reasonable consideration to any comments made by the other Party or its legal counsel, and if such prior notice is not possible, shall give such notice immediately following the making of such disclosure or filing. If such prior notice is not possible, the disclosing Party shall give such notice promptly following the making of such disclosure or filing. Notwithstanding anything to the contrary contained herein, but subject to Section 5.4(4), the Corporation shall have no obligation to consult with Purchaser prior to making any disclosure related to an Acquisition Proposal or a Change in Recommendation.

(2)            Without limiting the generality of the foregoing and for greater certainty, the Purchaser acknowledges and agrees that the Corporation shall file, after providing reasonable prior written notice to the Purchaser, in accordance with Securities Laws, the Circular and this Agreement, together with a report related thereto, under the Corporation’s profile on each of EDGAR and SEDAR.

Section 4.8         Notice and Cure Provisions.

(1)            Each Party shall promptly notify the other Party of the occurrence, or failure to occur, of any event or state of facts that would, or would be reasonably expected to:

(a)	cause any of the representations or warranties of such Party contained in this Agreement to be untrue or inaccurate in any material respect (or in all respects if already qualified by reference to “material”, “Material Adverse Effect” or other concept of materiality) at any time during the Interim Period; or

(b)	result in the failure, in any material respect, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by such Party prior to or at the Effective Time under this Agreement.

(2)            Notification provided under this Section 4.8 will not affect the representations, warranties, covenants, agreements or obligations of the Parties (or remedies with respect thereto) or the conditions to the obligations of the Parties under this Agreement.

(3)            The Purchaser shall not be permitted to exercise its right to terminate this Agreement pursuant to Section 7.2(4)(a) and the Corporation shall not be permitted to exercise its right to terminate this Agreement pursuant to Section 7.2(3)(a), unless the Party seeking to terminate this Agreement (the Terminating Party) has delivered a written notice (a Termination Notice) to the other Party (the Breaching Party) specifying in reasonable detail all breaches of covenants, or incorrect representations and warranties or other matters which the Terminating Party asserts as the basis for termination. After delivering a Termination Notice, provided the Breaching Party is proceeding diligently to cure such matter and such matter is capable of being cured prior to the Outside Date, the Terminating Party may not exercise such termination right if such matter has been cured prior to the earlier of (a) the Outside Date, and (b) the date that is twenty (20) Business Days following receipt of such Termination Notice by the Breaching Party.

Section 4.9         Insurance and Indemnification.

(1)            Prior to the Effective Date, the Corporation shall purchase customary “tail” policies of directors’ and officers’ liability insurance providing protection no less favourable in the aggregate to the protection provided by the policies maintained by the Corporation and its Subsidiaries which are in effect immediately prior to the Effective Date and providing protection in respect of claims arising from facts or events which occurred on or prior to the Effective Date, and the Purchaser shall, or shall cause the Corporation and its Subsidiaries to maintain such tail policies in effect without any reduction in scope or coverage for six (6) years from the Effective Date; provided that the Purchaser shall not be required to pay any amounts in respect of such coverage prior to the Effective Time; and provided further that the cost of such policies shall not exceed 300% of the aggregate premium for policies currently maintained by the Corporation and its Subsidiaries as set forth in Section 4.9 of the Corporation Disclosure Letter.

(2)            The Purchaser shall, and shall cause the Corporation and its Subsidiaries to, (a) honour all rights to indemnification or exculpation in favour of present and former Corporation Employees, officers and directors of the Corporation and its Subsidiaries to the extent that they are (i) now existing and contained in their Constating Documents or (ii) disclosed in the Corporation Disclosure Letter or in any filed Corporation SEC Documents, and (b) acknowledges that such rights, to the extent that they are contained in their Constating Documents or disclosed in the Corporation Disclosure Letter or in any filed Corporation SEC Documents, shall not be amended or rescinded in a manner adverse to the applicable Corporation Employee, officer or director and shall survive the completion of the Plan of Arrangement and shall continue in full force and effect in accordance with their terms for a period of not less than six (6) years from the Effective Date.

(3)            If Purchaser, the Corporation or any of its Subsidiaries, or any of their respective successors or assigns (a) consolidates or amalgamates with or merges or liquidates into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation, amalgamation, merger or liquidation or (b) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that any such successor and assign shall assume the obligations set forth in this Section 4.9.

(4)            This Section 4.9 shall survive the consummation of the Arrangement and is intended to be for the benefit of, and shall be enforceable by, the present and former Corporation Employees, directors and officers of the Corporation and its Subsidiaries and their respective heirs, executors, administrators and personal representatives (the Indemnified Persons) and shall be binding on the Purchaser, the Corporation, its Subsidiaries and their respective successors and assigns, and, for such purpose, the Corporation hereby confirms that it is acting as agent on behalf of the Indemnified Persons.

Section 4.10       TSX and NASDAQ De-Listing.

Subject to applicable Laws, the Purchaser and the Corporation shall use their commercially reasonable efforts to cause the Common Shares to be delisted from the TSX and NASDAQ, with effect promptly following the Effective Time. In furtherance and not in limitation of the foregoing, prior to the Effective Time, the Corporation shall cooperate with the Purchaser and use commercially reasonable efforts to take, or cause to be taken, all actions, and use commercially reasonable efforts to do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable Laws and rules and policies of NASDAQ to cause the delisting of the Common Shares from NASDAQ as promptly as practicable after the Effective Time, and in any event no more than ten (10) days following the Effective Time, and deregistration of the Common Shares under the Exchange Act as promptly as practicable after such delisting. Neither the Purchaser nor the Corporation shall take any action with respect to the foregoing that would cause the Common Shares to be delisted from NASDAQ or the TSX prior to the Effective Time.

Section 4.11       Rule 16b-3 Matters.

Prior to the Effective Time, the Corporation will take all such actions as may be reasonably necessary or advisable (to the extent permitted under Law and no-action letters issued by the SEC) to cause any dispositions of Common Shares and derivative securities with respect to any such Common Shares resulting from the transactions contemplated hereby by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Corporation immediately prior to the Effective Time to be exempt under Rule 16b-3 promulgated under the Exchange Act, to the extent permitted by Law.

Section 4.12      Section 338(g) Election.

Notwithstanding anything to the contrary in this Agreement, the Purchaser may make, or cause its affiliates (including on or after the Effective Date, the Corporation and its Subsidiaries) to make, any elections under Section 338(g) of the Code (or any similar provision under state, local or non-U.S. Law, including without limitation, under paragraph 88(1)(d) or 111(4)(e) of the Tax Act) with respect to the acquisition of the Corporation and its Subsidiaries pursuant to this Agreement as the Purchaser deems appropriate in its sole discretion. The Corporation and its Subsidiaries shall not take any action inconsistent with such election.

Section 4.13       Director Resignations.

Prior to the Effective Time, the Corporation will use commercially reasonable efforts to cause each director of the Corporation and each of its Subsidiaries to execute and deliver a letter effectuating such director’s resignation, effective as of the Effective Time, as a director of the Corporation or such Subsidiary, as applicable.

Section 4.14       Termination of Employee Plans.

If directed by Purchaser in writing at least ten (10) Business Days prior to the Effective Time, the Corporation or its Subsidiaries shall terminate any and all Employee Plans that are set forth on Section 4.14 of the Corporation Disclosure Letter as requested by Purchaser or otherwise agreed to in writing by the Corporation and Purchaser, effective not later than the Business Day immediately preceding the Effective Time. In the event that Purchaser requests that any such Employee Plan be terminated, the Corporation or its Subsidiaries shall provide Purchaser with evidence that such Employee Plans have been terminated (the form and substance of which shall be subject to review and reasonable approval by Purchaser).

Section 4.15       Qualified Electing Fund Election.

The Purchaser shall cause the Corporation to comply with any procedures, allowing existing Shareholders to make an election to treat the Corporation or any of its Subsidiaries as a “qualified electing fund” under Section 1295 of the Code in effect as of the year of the Effective Date.

Section 4.16       Employee Matters.

(1)            For the period commencing at the Effective Time and ending twelve (12) months after the Effective Time (or the date the applicable Continuing Employee’s (defined below) employment terminates, if sooner), the Purchaser agrees to, or cause its applicable affiliate to, maintain (i) the same annual base salaries and comparable annual cash incentive opportunities for the Corporation Employees who are employed as of immediately prior to the Effective Time and remain employed after the Effective Time (the Continuing Employees) as those in effect for the Continuing Employees immediately prior to the Effective Time; and (ii) retirement and health and welfare benefits at levels which are, in the aggregate, no less favourable than those in effect for the Continuing Employees immediately prior to the Effective Time.

(2)            The Purchaser or its applicable affiliate will treat, and cause the applicable benefit plans to treat, the service of the Continuing Employees with the Corporation or Subsidiary or any affiliate of the Corporation attributable to any period before the Effective Time as service rendered to the Purchaser or any affiliate of the Purchaser for purposes of eligibility and vesting under the Purchaser’s or any affiliate’s vacation program, health or welfare plan(s) (other than any severance benefit plan) maintained by the Purchaser or any affiliate, and the Purchaser’s or any affiliate’s defined contribution plans, in each case, in which the applicable Continuing Employee participates and which are analogous to Employee Plans the applicable Continuing Employee participated in as of the date hereof; provided, however, that the foregoing obligation to credit service shall not apply (x) for purposes of (i) any “retirement savings contribution” under any Purchaser benefit plan providing 401(k) benefits, (ii) retiree medical plan or (iii) any employee benefit plan, program or policy of Purchaser or the surviving corporation that is grandfathered or frozen, either with respect to level of benefits or participation, or (y) where credit would result in duplication of benefits; provided, further, that the Corporation has made available to Purchaser such information as is reasonably requested by Purchaser to satisfy its obligations under this Section 4.16(2). Without limiting the foregoing, to the extent that any Continuing Employee participates in any health or other group welfare benefit plan of the Purchaser or any affiliate following the Effective Time, the Purchaser or any affiliate shall use commercially reasonable efforts to cause (A) any pre-existing conditions or limitations, eligibility waiting periods or required physical examinations under any health or similar welfare plan of the Purchaser to be waived with respect to the Continuing Employees and their eligible dependents, to the extent waived under the corresponding plan in which the Continuing Employee participated immediately prior to the Effective Time, and (B) any deductibles paid by a Continuing Employee under any of the Corporation’s health plans in the plan year in which the Effective Time occurs to be credited towards deductibles under the health plans of the Purchaser or any affiliate of the Purchaser.

(3)            Nothing in this Section 4.16 or elsewhere in this Agreement is intended nor shall be construed to (i) be treated as an amendment to, or the establishment of, any particular Employee Plan or other compensation or benefit plan, program, policy, agreement or arrangement, (ii) prevent Purchaser or any of its affiliates (including, following the Effective Time, the Corporation and its Subsidiaries) from amending or terminating any particular Employee Plan or other compensation or benefit plan, program, policy, agreement or arrangement, (iii) create a right to any continued employment or service with Purchaser, the Corporation or any of their respective affiliates, or (iv) create any third-party beneficiary rights in any Person with respect to the compensation, terms and conditions of employment and/or benefits that may be provided to any Continuing Employee or other service provider by Purchaser, the Corporation or any of their respective affiliates or under any benefit plan which Purchaser, the Corporation or any of their respective affiliates may maintain.

Section 4.17       Guarantee of the Parent

The Parent hereby unconditionally and irrevocably guarantees in favour of the Corporation the due and punctual payment and performance by Purchaser of each and every obligation of Purchaser hereunder, including the payment of the Consideration payable to Securityholders and the obligations to the Indemnified Persons, in each case in accordance with the terms of and subject to the conditions set forth this Agreement and the Plan of Arrangement. The Parent agrees to cause the Purchaser or any other to comply with all of such Person's obligations under or relating to this Agreement and the Plan of Arrangement and the transactions contemplated hereby and thereby. The Parent hereby agrees that the Corporation shall not have to proceed first against Purchaser for such performance before exercising its rights under this guarantee against the Parent and the Parent agrees to be jointly and severally liable with Purchaser for all such guaranteed obligations as if it were the principal obligor of such obligations.

Article 5
ADDITIONAL COVENANTS REGARDING NON-SOLICITATION

Section 5.1         Non-Solicitation.

(1)            Except as expressly provided in this Article 5, the Corporation shall not, and shall cause its Subsidiaries and its and their respective Representatives not to, directly or indirectly:

(a)	solicit, initiate, knowingly facilitate or knowingly encourage (including by furnishing non-public information or providing copies of, access to, or disclosure of, any confidential information of the Corporation or any Subsidiary, or entering into any form of agreement, arrangement or understanding) any inquiries or proposals or offers that constitute, or would reasonably be expected to constitute or lead to, an Acquisition Proposal;

(b)	knowingly encourage, enter into or otherwise engage or participate in any discussions or negotiations with (or provide any non-public information or data to) any Person (other than the Purchaser) with respect to, any inquiry, proposal or offer that constitutes, or would reasonably be expected to constitute or lead to, an Acquisition Proposal;

(c)	make a Change in Recommendation;

(d)	grant any waiver under any standstill or similar agreement with any Person (other than the Purchaser); or

(e)	accept, approve, endorse, enter into or recommend, or propose publicly to accept, approve, endorse or recommend, any Acquisition Proposal.

(2)            The Corporation shall, and shall cause its Subsidiaries and their respective Representatives to immediately cease and cause to be terminated any solicitation, knowing encouragement, discussion, negotiation or other activities with any Person (other than the Purchaser and its Representatives) with respect to any inquiry, proposal or offer that constitutes, or would reasonably be expected to constitute or lead to, an Acquisition Proposal and, in connection therewith, the Corporation shall:

(a)	discontinue access or disclosure of all information, including any data room (whether physical or virtual) and any confidential information, properties, facilities, books and records of the Corporation or any Subsidiary (except for access granted to the Purchaser and its Representatives); and

(b)	as soon as possible (and in any event within two (2) Business Days of the date hereof), request, to the extent that it is entitled to do so pursuant to any confidentiality or similar agreement entered into in connection with an Acquisition Proposal, (i) the return or destruction of all copies of any confidential information regarding the Corporation and its Subsidiaries previously provided to any such Person, and (ii) the destruction by such Person and its Representatives of all material including or incorporating or otherwise reflecting such confidential information regarding the Corporation or its Subsidiaries, to the extent that such information has not previously been returned or destroyed, using its commercially reasonable efforts to ensure that such requests are fully complied with in accordance with the terms of such rights or entitlements.

(3)            The Corporation represents and warrants that, in the twelve (12) months prior to the date of this Agreement, neither the Corporation nor any of its Subsidiaries has waived any standstill, confidentiality, non-disclosure, business purpose, use or similar agreement or restriction to which the Corporation or any of its Subsidiaries is a Party in connection with any potential Acquisition Proposal. The Corporation covenants and agrees that neither the Corporation nor any of its Subsidiaries nor any of their respective Representatives will, without the prior written consent of the Purchaser, release any Person from, or waive, amend, suspend or otherwise modify such Person’s obligations respecting the Corporation, or any of its Subsidiaries, under any such standstill, confidentiality, non-disclosure, business purpose, use or similar agreement or restriction to which the Corporation or any of its Subsidiaries is a party; provided that, notwithstanding anything to the contrary set forth in this Agreement, the Corporation shall not be required to enforce, and shall be permitted to waive, any provision of any such agreement if the Board determines in good faith, after consultation with outside legal counsel, that the failure to do so would be inconsistent with its fiduciary duties, in which event the Corporation may take such actions solely to the extent necessary to permit such Person to make a confidential Acquisition Proposal to the Board.

(4)            Nothing contained in this Article 5 or elsewhere in this Agreement shall prohibit (a) the Board from responding to an Acquisition Proposal under a director’s circular or otherwise as required under Securities Laws, or from issuing a customary “stop, look and listen” statement pending disclosure thereunder (or any substantially similar communication under applicable Securities Laws), or disclosing to the Shareholders any factual information regarding the business, financial condition or results of operations of the Corporation or the fact that an Acquisition Proposal has been made, the identity of the party making such Acquisition Proposal or the material terms of such Acquisition Proposal, or (b) the Corporation or its Representatives from communicating with any Person (or the Representatives of such Person) solely for purposes of clarifying the terms of any proposal, advising such Person of the restrictions of this Agreement, or advising such Person that their proposal does not constitute a Superior Proposal.

Section 5.2         Notification of Acquisition Proposals.

(1)            If after the date of this Agreement the Corporation or any of its Subsidiaries or any of their respective Representatives receives or otherwise becomes aware of any inquiry, proposal or offer that constitutes, or would reasonably be expected to constitute or lead to an Acquisition Proposal, or any request for copies of, access to, or disclosure of, confidential information relating to the Corporation or any of its Subsidiaries in connection with, or reasonably expected to lead to, such an inquiry, proposal or offer, including information, access or disclosure relating to the assets, properties, facilities, books and records of the Corporation or any of its Subsidiaries, the Corporation shall promptly notify the Purchaser, at first orally, and then (and in any event within twenty four (24) hours following receipt) in writing, of such Acquisition Proposal, inquiry, proposal, offer or request, including material terms and conditions thereof and the identity of the Person making the Acquisition Proposal, inquiry, proposal, offer or request, and shall provide the Purchaser with copies of all documents, substantive correspondence and other materials received from or on behalf of such Person.

(2)            The Corporation shall keep the Purchaser fully informed on a current basis of the status of developments and (to the extent permitted under Section 5.3) negotiations with respect to any Acquisition Proposal, inquiry, proposal, offer or request, including any changes, modifications or other amendments to any such Acquisition Proposal, inquiry, proposal, offer or request and shall provide to the Purchaser copies of all substantive correspondence and documents if in writing or electronic form, and if not in writing or electronic form, a reasonable description of such correspondence and documents sent or communicated to the Corporation by or on behalf of any Person making such Acquisition Proposal, inquiry, proposal, offer or request.

Section 5.3         Responding to an Acquisition Proposal.

(1)            Notwithstanding Section 5.1, if at any time following the date of this Agreement and prior to obtaining the Required Securityholder Approval at the Meeting the Corporation receives an unsolicited Acquisition Proposal, the Corporation may engage in or participate in discussions or negotiations with the relevant Person regarding such Acquisition Proposal, and may provide copies of, access to or disclosure of information relating to the assets, properties, facilities, books and records of the Corporation or any of its Subsidiaries, if and only if:

(a)	the Board first determines in good faith, after consultation with its financial and outside legal advisors, that such Acquisition Proposal constitutes or could reasonably be expected to constitute or lead to a Superior Proposal;

(b)	subject to Section 5.1(3), such Person was not restricted from making such Acquisition Proposal pursuant to any existing confidentiality, standstill or similar restriction to which the Corporation is party;

(c)	such Acquisition Proposal did not arise, directly or indirectly, as a result of a violation by the Corporation directly or indirectly through its Subsidiaries or their respective Representatives of this Article 5 in any material respect, and the Corporation has been and continues to be in compliance with its obligations under this Article 5, in all material respects;

(d)	the Corporation enters into a customary confidentiality and standstill agreement with such Person having terms at least as onerous in all material respects as those set forth in the Confidentiality Agreement (it being agreed that such confidentiality agreement need not prohibit the making of an Acquisition Proposal confidentially to the Board);

(e)	the Corporation has provided the Purchaser with (i) written notice stating the Corporation’s intention to participate in such discussions or negotiations and to provide all such copies, access or disclosure relating to the Acquisition Proposal, including the identity of the party making such Acquisition Proposal; and (ii) a copy of the confidentiality and standstill agreement referred to in Section 5.3(1)(d) above; and

(f)	the Corporation promptly (and in any event within twenty four (24) hours of delivery) provides the Purchaser with any substantive or material non-public information concerning the Corporation and its Subsidiaries provided to such other Person which was not previously provided to the Purchaser.

Section 5.4         Right to Match.

(1)            If at any time following the date of this Agreement and prior to obtaining the Required Securityholder Approval at the Meeting, the Corporation receives an unsolicited Acquisition Proposal that constitutes a Superior Proposal, the Board may authorize the Corporation to make a Change in Recommendation and/or enter into a definitive agreement with respect to such Acquisition Proposal, if and only if:

(a)	subject to Section 5.1(3), the Person making the Superior Proposal was not restricted from making such Superior Proposal pursuant to any existing confidentiality, standstill or similar restriction to which the Corporation is party;

(b)	such Superior Proposal did not arise, directly or indirectly, as a result of a violation by the Corporation directly or indirectly through its Subsidiaries or their respective Representatives of this Article 5 in any material respect, and the Corporation has been and continues to be in compliance with its obligations under this Article 5 in all material respects;

(c)	the Corporation has provided the Purchaser with written notice detailing the determination of the Board that such Acquisition Proposal constitutes a Superior Proposal and of the intention of the Board to enter into such definitive agreement (the Superior Proposal Notice);

(d)	the Corporation has provided the Purchaser with a copy of the proposed definitive agreement for the Superior Proposal and all schedules and exhibits thereto, together with any financing documents supplied to the Corporation in connection therewith;

(e)	at least three (3) Business Days (the Matching Period) shall have elapsed from the date that is the later of the date on which the Purchaser received the Superior Proposal Notice and the date on which the Purchaser received all of the materials set forth in Section 5.4(1)(d) above (it being understood that the Corporation shall promptly (and in any event within twenty four (24) hours) inform the Purchaser of any amendment to the financial or other material terms of such Superior Proposal during such period);

(f)	after the Matching Period, the Board has determined in good faith, after consultation with its legal counsel and financial advisors, that such Acquisition Proposal continues to constitute a Superior Proposal, if applicable, compared to the terms of the Arrangement as proposed to be amended by the Purchaser under Section 5.4(2);

(g)	after the Matching Period, the Board has determined, in good faith, after consultation with its legal counsel, that failure of the Board to make a Change in Recommendation and/or to enter into a definitive agreement with respect to such Superior Proposal would be inconsistent with its fiduciary duties; and

(h)	prior to or concurrently with entering into a definitive agreement with respect to such Superior Proposal, the Corporation terminates this Agreement pursuant to Section 7.2(3)(b) and pays the Corporation Termination Fee in full pursuant to Section 7.3.

(2)            During the Matching Period, or such longer period as the Corporation may approve in writing for such purpose: (a) the Purchaser shall have the right, but not the obligation, to offer to amend the terms of this Agreement and the Arrangement; (b) the Board shall review any offer to amend the terms of this Agreement and the Arrangement in good faith in order to determine, in consultation with its financial and outside legal advisors, whether the Purchaser’s amended offer, upon acceptance, would cause the Superior Proposal giving rise to the Matching Period to cease to be a Superior Proposal; and (c) if the Board determines that the Acquisition Proposal giving rise to such Matching Period no longer constitutes a Superior Proposal compared to this Agreement and the Arrangement as they are proposed to be amended by the Purchaser, the Corporation shall promptly (and in any event within twenty four (24) hours) so advise the Purchaser and the Parties shall amend this Agreement to give effect to such amendments, and shall take and cause to be taken all such actions as are necessary to give effect to the foregoing.

(3)            Each successive modification to any Acquisition Proposal that results in an increase to, or a modification of, the consideration to be received by Shareholders or other amendment to the material terms or conditions thereof shall constitute a new Acquisition Proposal for purposes of the requirements under Section 5.4, and the Purchaser shall be afforded a new three (3) Business Day Matching Period from the later of the date on which the Purchaser received the Superior Proposal Notice and the date on which the Purchaser received all of the materials set forth in Section 5.4(1)(d) above.

(4)            Upon the written request of Purchaser, the Board shall promptly reaffirm the Board Recommendation by press release (but on no more than three (3) occasions per Acquisition Proposal) after any Acquisition Proposal which is not determined by the Board to be a Superior Proposal is publicly announced or the Board determines that a proposed amendment to the terms of this Agreement as contemplated under Section 5.4(2) would result in an Acquisition Proposal no longer being a Superior Proposal (it being understood that publicly taking no position or a neutral position with respect to an Acquisition Proposal for a period of no more than five (5) Business Days following the formal announcement of such Acquisition Proposal, including a customary “stop-look-and-listen” or similar communication, shall not be considered to be in violation of this Section 5.4(4) provided the Board has re-affirmed the Board Recommendation before the end of such five (5) Business Day period). The Corporation shall provide the Purchaser and its outside legal advisors with a reasonable opportunity to review the form and content of any such press release and shall make all reasonable amendments to such press release as requested by the Purchaser and its counsel.

(5)            If the Corporation provides a Superior Proposal Notice to the Purchaser after a date that is less than five (5) Business Days before the Meeting, the Corporation may, and shall if directed by the Purchaser acting reasonably, postpone or adjourn the Meeting to a date that is not more than ten (10) Business Days after the scheduled date of the Meeting, but in any event to a date that is not less than three (3) Business Days prior to the Outside Date.

Section 5.5         Breach by Subsidiaries and Representatives.

Without limiting the generality of the foregoing, the Corporation shall advise its Subsidiaries and their respective Representatives of the prohibitions set out in this Article 5 and any violation of the restrictions set forth in this Article 5 by its Subsidiaries or their respective Representatives shall be deemed to be a breach of this Article 5 by the Corporation.

Article 6
CONDITIONS

Section 6.1         Mutual Conditions Precedent.

The Parties are not required to complete the Arrangement unless each of the following conditions is satisfied at or prior to the Effective Time, which conditions may only be waived, in whole or in part, by the written mutual consent of the Parties:

(1)            Arrangement Resolution. The Arrangement Resolution shall have been approved and adopted by the Shareholders and Warrant Holders with the Required Securityholder Approval at the Meeting and in accordance with the Interim Order.

(2)            Interim and Final Order. The Interim Order and the Final Order shall have each been obtained on terms consistent with this Agreement, and shall not have been set aside or modified in a manner unacceptable to either the Corporation or the Purchaser, each acting reasonably, on appeal or otherwise.

(3)            Required Regulatory Approvals. Each of the Competition Act Approval and the HSR Approval shall have been obtained, and be in full force and effect, and shall not have been rescinded or modified.

(4)            Illegality. No applicable Law is in effect which prevents, prohibits or makes the consummation of the Arrangement illegal or otherwise prohibits or enjoins the Corporation or the Purchaser from consummating the Arrangement. No temporary restraining order, preliminary or permanent injunction or other judgment, order or decree issued by a court of competent jurisdiction which prevents the consummation of the transactions contemplated hereby shall have been issued and remain in effect.

Section 6.2         Additional Conditions Precedent to the Obligations of the Purchaser.

The Purchaser is not required to consummate and complete the Arrangement unless each of the following conditions is satisfied at or before the Effective Time, which conditions are for the exclusive benefit of the Purchaser and may only be waived (to the extent permitted by Law), in whole or in part, by the Purchaser in its sole discretion:

(1)            Representations and Warranties. (a) The representations and warranties of the Corporation set forth in Sections 1 [Corporate Existence and Power], 2 [Corporate Authorization] and 3 [Execution and Binding Obligation] of Schedule C shall be true and correct in all material respects as of the Effective Time (except for representations and warranties made as of a specified date, the accuracy of which shall be determined as of that specified date), (b) the representations and warranties of the Corporation set forth in Section 6(a) (first three sentences only), Section 6(b), and Section 6(c) (first sentence only) [Capitalization] of Schedule C shall be true and correct in all respects (other than de minimis inaccuracies) as of the Effective Time (except for representations and warranties made as of a specified date, the accuracy of which shall be determined as of that specified date); and (c) all other representations and warranties of the Corporation set forth in this Agreement shall be true and correct in all respects as of the Effective Time (except for representations and warranties made as of a specified date, the accuracy of which shall be determined as of that specified date), without regard to any materiality or Material Adverse Effect qualifications contained in them, except where the failure or failures of all such representations and warranties to be so true and correct in all respects, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(2)            Performance of Covenants. The Corporation has fulfilled or complied in all material respects with each of the covenants of the Corporation contained in this Agreement to be fulfilled or complied with by it on or prior to the Effective Time.

(3)            No Legal Action. There is no Action pending brought by any Governmental Entity that is reasonably likely to: (a) prohibit, restrict or enjoin the ownership or operation by the Purchaser of the business or assets of the Corporation and its Subsidiaries, taken as a whole, or (b) compel the Purchaser to dispose of or hold separate any material portion of the business or assets of the Corporation and its Subsidiaries, taken as a whole, in each case as a result of the Arrangement.

(4)            No Material Adverse Effect. Since the date of this Agreement, no Material Adverse Effect shall have occurred and been continuing.

(5)            Other Deliverables. Prior to or at the Effective Time, the Corporation shall have delivered to the Purchaser a certificate, dated as of the Effective Date, executed by a senior officer of the Corporation (on behalf of the Corporation without personal liability), certifying the satisfaction of the conditions set forth in Section 6.2(1), Section 6.2(2) and Section 6.2(4).

Section 6.3         Additional Conditions Precedent to the Obligations of the Corporation.

The Corporation is not required to consummate and complete the Arrangement unless each of the following conditions is satisfied at or before the Effective Time, which conditions are for the exclusive benefit of the Corporation and may only be waived (to the extent permitted by Law), in whole or in part, by the Corporation in its sole discretion:

(1)            Representations and Warranties. (a) The representations and warranties of the Purchaser and the Parent set forth in Sections 1 [Organization and Qualification], 2 [Corporate Authorization], and 3 [Execution and Binding Obligations] of Schedule “D” shall be true and correct in all material respects as of the Effective Time, and (b) all other representations and warranties of the Purchaser and the Parent set forth in this Agreement shall be true and correct in all respects as of the Effective Time (except for representations and warranties made as of a specified date, the accuracy of which shall be determined as of that specified date), without regard to any materiality qualifications contained in them, except where the failure or failures of all such representations and warranties to be so true and correct in all respects, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the ability of the Purchaser to complete the Arrangement in accordance with the terms of this Agreement.

(2)            Performance of Covenants. The Purchaser has fulfilled or complied in all material respects with each of the covenants of the Purchaser contained in this Agreement to be fulfilled or complied with by it on or prior to the Effective Time, and the Purchaser has delivered a certificate confirming same to the Corporation, executed by a senior officer of the Purchaser (without personal liability) addressed to the Corporation and dated the Effective Date.

(3)            Deposit of Consideration. Subject to obtaining the Final Order and the satisfaction or waiver of the other conditions precedent contained herein in its favour (other than conditions which, by their nature, are only capable of being satisfied as of the Effective Time), the Purchaser has deposited or caused to be deposited with the Depositary in escrow in accordance with Section 2.9, the funds required to effect payment in full of the aggregate Consideration to be paid pursuant to the Arrangement.

(4)            Officer’s Certificate. The Purchaser shall have delivered to the Corporation a certificate, dated as of the Effective Date, executed by an officer of the Corporation (on behalf of the Corporation without personal liability), certifying the satisfaction of the conditions set forth in Sections Section 6.3(1) and Section 6.3(2).

Section 6.4         Satisfaction of Conditions.

The conditions precedent set out in Section 6.1, Section 6.2 and Section 6.3 will be conclusively deemed to have been satisfied, waived or released at the Effective Time, and all funds held in escrow by the Depositary pursuant to Section 2.9 hereof shall be deemed to be released from escrow, without any further act required by any Person, at the Effective Time.

Article 7
TERM AND TERMINATION

Section 7.1         Term.

This Agreement shall be effective from the date hereof until the earlier of the Effective Time and the termination of this Agreement in accordance with its terms.

Section 7.2         Termination.

This Agreement may be terminated prior to the Effective Time by:

(1)            the mutual written agreement of the Parties;

(2)            either the Corporation, on the one hand, or the Purchaser, on the other hand, on written notice to the other Parties if:

(a)	No Required Securityholder Approval. The Required Securityholder Approval is not obtained at the Meeting in accordance with the Interim Order;

(b)	Illegality. After the date of this Agreement, any Law is enacted, made, enforced or amended, as applicable, that makes the consummation of the Arrangement illegal or otherwise permanently prohibits or enjoins the Corporation or the Purchaser from consummating the Arrangement, and such Law has, if applicable, become final and non-appealable; provided the Party seeking to terminate this Agreement shall not have the right to terminate pursuant to this Section 7.2(2)(b) if such Party’s failure to fulfill any obligation under this Agreement shall have been a material cause of the occurrence or continuation of the occurrence of such restraint or illegality; or

(c)	Occurrence of Outside Date. The Effective Time does not occur on or prior to the Outside Date; provided that a Party may not terminate this Agreement pursuant to this Section 7.2(2)(c) if the failure of the Effective Time to so occur has been caused by, or is a result of, a breach by such Party of any of its representations or warranties or the failure of such Party to perform any of its covenants or agreements under this Agreement (other than those covenants or conditions which by their terms are to be satisfied at the Effective Time).

(3)            the Corporation, on written notice to the Purchaser if:

(a)	Breach by the Purchaser. A breach of any representation or warranty of, or failure to perform any covenant or agreement by the Purchaser under this Agreement occurs that would cause any condition in Section 6.3(1) [Purchaser Representations and Warranties Condition] or Section 6.3(2) [Purchaser Covenants Condition] not to be satisfied, and such breach or failure is incapable of being cured on or prior to the Outside Date or is not cured in accordance with the terms of Section 4.8(3) provided that the Corporation is not then in breach of this Agreement so as to directly or indirectly cause any condition in Section 6.2(1) [Corporation Representations and Warranties Condition] or Section 6.2(2) [Corporation Covenants Condition] not to be satisfied;

(b)	Superior Proposal. Prior to obtaining the Required Securityholder Approval, the Board authorizes the Corporation to enter into a definitive written agreement (other than a confidentiality agreement as permitted by Section 5.3(1)(d)) with respect to any Superior Proposal in accordance with Section 5.4(1), provided the Corporation is then in material compliance with Article 5 and that prior to or concurrent with such termination the Corporation pays the Corporation Termination Fee in accordance with Section 7.3; or

(c)	Failure to Fund. The conditions in Article 6 have been satisfied or waived by the applicable Party or Parties (excluding the condition of Section 6.3(3) and the conditions that, by their terms, cannot be satisfied until the Effective Date, in which case, there is no state of facts or circumstances then existing that would cause such conditions not to be satisfied) and the Purchaser has failed to comply with its obligations under Section 2.9 to provide the Depositary sufficient funds in order to satisfy the aggregate Consideration payable to the Securityholders as provided for in the Plan of Arrangement.

(4)            the Purchaser, on written notice to the Corporation if:

(a)	Breach by the Corporation. A breach of any representation or warranty of, or failure to perform any covenant or agreement by, the Corporation under this Agreement occurs that would cause any condition in Section 6.2(1) [Corporation Representations and Warranties Condition] or Section 6.2(2) [Corporation Covenants Condition] not to be satisfied, and such breach or failure is incapable of being cured on or prior to the Outside Date or is not cured in accordance with the terms of Section 4.8(3); provided that the Purchaser is not then in breach of this Agreement so as to directly or indirectly cause any condition in Section 6.3(1) [Purchaser Representations and Warranties Condition] or Section 6.3(2) [Purchaser Covenants Condition] not to be satisfied;

(b)	Change in Recommendation. Prior to obtaining the Required Securityholder Approval: (i) the Board withdraws, withholds, qualifies or modifies in a manner adverse to the Purchaser or the consummation of the Arrangement the Board Recommendation, or fails to reconfirm (without qualification) within five (5) Business Days after written request by the Purchaser (but on not more than two occasions), its approval and recommendation of the Arrangement or the Arrangement Resolution (a Change in Recommendation), it being understood that publicly taking a neutral position or no position with respect to an Acquisition Proposal for a period of more than five (5) Business Days after public announcement of an Acquisition Proposal shall be considered an adverse modification; (ii) the Board approves or recommends any Acquisition Proposal; (iii) the Board approves, recommends or authorizes the Corporation to enter into a written agreement in respect of an Acquisition Proposal (other than a confidentiality agreement permitted by Section 5.3(1)(d)); or (iv) the Corporation publicly announces the intention to do any of the foregoing; or

(c)	Material Adverse Effect. Since the date of this Agreement, there has occurred a Material Adverse Effect that is continuing and incapable of being cured on or prior to the Outside Date.

The Party desiring to terminate this Agreement pursuant to this Section 7.2 (other than pursuant to Section 7.2(1)) shall give written notice of such termination to the other Party, specifying in reasonable detail the basis for such Party’s exercise of its termination right.

Section 7.3         Termination Fees

(1)            Despite any other provision in this Agreement relating to the payment of fees and expenses, if a Corporation Termination Fee Event occurs, the Corporation shall pay the Purchaser the Corporation Termination Fee in accordance with Section 7.3(3).

(2)            For the purposes of this Agreement, the “Corporation Termination Fee Event” means the termination of this Agreement:

(a)	by the Corporation, pursuant to Section 7.2(3)(b) [Superior Proposal];

(b)	by the Purchaser, pursuant to Section 7.2(4)(a) [Breach by the Corporation] in respect of a material breach by the Corporation of Section 5.1 [Non-Solicitation];

(c)	by the Purchaser, pursuant to Section 7.2(4)(b) [Change in Recommendation];

(d)	by the Corporation or the Purchaser pursuant to Section 7.2(2)(a) [No Required Securityholder Approval] or Section 7.2(2)(c) [Occurrence of Outside Date] (but in the case of a termination by the Corporation, only if the right to terminate this Agreement pursuant to Section 7.2(2)(c) is then available to the Purchaser), if:

(i)	at the time of such termination, the Corporation is not entitled to terminate this Agreement pursuant to Section 7.2(3)(c) [Failure to Fund];

(ii)	prior to the date of the Meeting, an Acquisition Proposal is made or publicly announced by any Person and such Acquisition Proposal is not subsequently publicly withdrawn; and

(iii)	within twelve (12) months of such termination, the Corporation completes an Acquisition Proposal (whether or not such Acquisition Proposal is the same Acquisition Proposal referred to in (ii)) or enters into a definitive written agreement in respect of an Acquisition Proposal that is subsequently completed, then the Corporation Termination Fee shall be paid by the Corporation to the Purchaser; provided that, for the purpose of this Section 7.3(2)(e) the term “Acquisition Proposal” shall have the meaning ascribed to such term in Section 1.1, except that references to “20%” shall be deemed to be “50%”.

(3)            If a Corporation Termination Fee is payable pursuant to Section 7.3(2)(a), the Corporation Termination Fee shall be paid prior to or concurrently with the occurrence of such Corporation Termination Fee Event. If a Corporation Termination Fee is payable pursuant to Section 7.3(2)(b) or 7.3(2)(c), the Corporation Termination Fee shall be paid within three (3) Business Days following such Corporation Termination Fee Event. If a Corporation Termination Fee is payable pursuant to Section 7.3(2)(d), the Corporation Termination Fee shall be paid upon the completion of the Acquisition Proposal referred to therein. Any Corporation Termination Fee shall be paid by the Corporation to the Purchaser (or as the Purchaser may direct by notice in writing) by wire transfer in immediately available funds to an account designated by the Purchaser.

(4)            The Parties acknowledge that the agreements contained in this Section 7.3 are an integral part of the transactions contemplated by this Agreement, and that without these agreements the Parties would not enter into this Agreement, and that the amounts set out in this Section 7.3 represent liquidated damages which are a genuine pre-estimate of the damages, including opportunity costs, reputational damage and out-of-pocket expenditures, which the Parties, as applicable, will suffer or incur as a result of the event giving rise to such damages and resultant termination of this Agreement, and is not a penalty. Each Party irrevocably waives any right it may have to raise as a defence that any such liquidated damages are excessive or punitive.

(5)            Subject to the Parties’ rights to injunctive and other non-monetary equitable relief or specific performance in accordance with Section 8.6 to prevent breaches or threatened breaches of this Agreement and to enforce compliance with the terms of this Agreement, each Party hereby expressly acknowledges and agrees that, upon any termination of this Agreement under circumstances where Purchaser is entitled to the Corporation Termination Fee and such Corporation Termination Fee is paid in full, the Party receiving such payment shall be precluded from any other remedy against the other Party at Law or in equity or otherwise (including, without limitation, an order for specific performance), and shall not seek to obtain any recovery, judgment or damages of any kind against the other Party or its Subsidiaries or any of their respective directors, officers, employees, partners, managers, members, shareholders or affiliates or their respective representatives, in connection with this Agreement or the transactions contemplated hereby; provided, however, that this limitation shall not apply to any breach or threatened breach of the Confidentiality Agreement or in the event of fraud by the Party making such payment (or any of its Subsidiaries) (which liability therefore shall not be affected by termination of this Agreement or any payment of the Corporation Termination Fee).

(6)            The Corporation shall not be obliged to make more than one Corporation Termination Fee payment pursuant to this Section 7.3.

Section 7.4         Effect of Termination/Survival.

If this Agreement is terminated pursuant to Section 7.1 or Section 7.2, this Agreement shall become void and of no further force or effect, without liability of any Party (or any Shareholder or Representative of such Party) to any other Party to this Agreement, except that: (a) in the event of termination pursuant to Section 7.1 as a result of the Effective Time occurring, Section 4.9 [Insurance and Indemnification] shall survive for a period of six (6) years following such termination and Sections 4.17 [Guarantee of Parent] and 8.7 [Third Party Beneficiaries] (and the related provisions of Article 1 and Article 8) shall survive in accordance with their terms; (b) in the event of a termination pursuant to Section 7.2, the provisions of Sections 4.2(3) and 4.2(5) [Pre-Closing Reorganization], Section 4.5(5) [Competition Act Approval – Costs of Filing], Section 2.4(4) [The Meeting] and Section 4.6 [Access to Information; Confidentiality] (with respect to the application of the Confidentiality Agreement to any information provided thereunder prior to termination), Section 7.3 [Termination Fee], and Article 8 [General Provisions] shall survive termination, and provided further that no Party shall be relieved of any liability for any wilful material breach by it of this Agreement.

Article 8
GENERAL PROVISIONS

Section 8.1         Amendments.

(1)            This Agreement and the Plan of Arrangement may, at any time and from time to time before or after the holding of the Meeting but not later than the Effective Time, be amended by mutual written agreement of the Parties, subject to the Plan of Arrangement, the Interim Order and the Final Order, and any such amendment may, without limitation:

(a)	change the time for performance of any of the obligations or acts of the Parties;

(b)	waive any inaccuracies or modify any representation or warranty contained in this Agreement or in any document delivered pursuant to this Agreement;

(c)	waive any inaccuracies or modify any of the covenants contained in this Agreement and waive or modify performance of any of the obligations of the Parties; and/or

(d)	modify conditions contained in this Agreement;

provided that no such amendment reduces or materially adversely affects the Consideration to be received by Shareholders and Warrant Holders without approval of the affected Shareholders and Warrant Holders given in the same manner as required for the approval of the Arrangement or as may be ordered by the Court.

Section 8.2         Expenses.

Except as expressly otherwise provided in this Agreement, all out-of-pocket third party transaction expenses incurred in connection with this Agreement and the Plan of Arrangement and the transactions contemplated hereunder and thereunder, including all costs, expenses and fees of the Corporation incurred prior to or after the Effective Time in connection with, or incidental to, the Plan of Arrangement, shall be paid by the Party incurring such expenses, whether or not the Arrangement is consummated.

Section 8.3         Notices.

(1)            Other than the oral notice provided for in Section 5.2(1), any notice or other communication given regarding the matters contemplated by this Agreement must be in writing, sent by personal delivery, courier or electronic mail (provided confirmation of receipt is acknowledged by return electronic mail from the recipient) and addressed:

(a)	to the Purchaser or the Parent at:

PF Argentum Acquisition ULC

c/o Pfizer Inc.
235 East 42nd Street

New York, NY 10017

Attention:         Deborah Baron, SVP World Wide Business Development

Email:         [•]

with copies to (which shall not constitute notice):

Ropes & Gray LLP

Prudential Tower

800 Boylston Street

Boston, MA 02199

Attention: Emily Oldshue

Email: emily.oldshue@ropesgray.com

and

Norton Rose Fulbright Canada LLP

222 Bay Street, Suite 3000

Toronto, Ontario

M5K 1E7

Attention:	Vanessa Grant
Email:	vanessa.grant@nortonrosefulbright.com

(b)	to the Corporation at:

Trillium Therapeutics Inc.

c/o Trillium Therapeutics USA Inc.

100 CambridgePark Drive, Suite 510

Cambridge, MA 02140

Attention:	Jan Skvarka, Chief Executive Officer and Benjamin Looker, General Counsel
Email:	[•]

with copies to (which shall not constitute notice):

Goodwin Procter LLP

100 Northern Avenue
Boston, MA 02210
United States

Attention:	Stuart Cable, Lisa Haddad and Lillian Kim
Email:	scable@goodwinlaw.com, lhaddad@goodwinlaw.com and lkim@goodwinlaw.com

and

Baker & McKenzie LLP

Brookfield Place

181 Bay Street, Suite 2100

Toronto, ON  M5J 2T3

Attention:	David Palumbo
Email:	david.palumbo@bakermckenzie.com

(2)            Any notice or other communication is deemed to be given and received if sent by personal delivery, same day courier or electronic mail, on the date of delivery if it is a Business Day and the delivery was made prior to 5:00 p.m. (local time in place of receipt) and otherwise on the next Business Day. A Party may change its address for service from time to time by providing a notice in accordance with the foregoing. Any subsequent notice or other communication must be sent to the Party at its changed address. Any element of a Party’s address that is not specifically changed in a notice will be assumed not to be changed. Sending a copy of a notice or other communication to a Party’s outside legal counsel as contemplated above is for information purposes only and does not constitute delivery of the notice or other communication to that Party. The failure to send a copy of a notice or other communication to outside legal counsel does not invalidate delivery of that notice or other communication to a Party.

Section 8.4         Time of the Essence.

Time is of the essence in this Agreement.

Section 8.5         Further Assurances.

Subject to the terms and conditions of this Agreement, the Parties will, from time to time, do all acts and things and execute and deliver, or cause to be executed and delivered, all such further documents and instruments, as the other Party may, either before or after the Effective Date, reasonably require to effectively carry out or better evidence or perfect the full intent and meaning of this Agreement and, in the event the Arrangement becomes effective, to document or evidence any of the transactions or events set out in the Plan of Arrangement.

Section 8.6         Injunctive Relief.

(1)            The Parties agree that irreparable harm would occur for which money damages would not be an adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Subject to Section 7.3(5), it is accordingly agreed that the Parties shall be entitled to specific performance of the terms of this Agreement and an injunction or injunctions and other equitable relief to prevent breaches or threatened breaches of this Agreement, and to specifically enforce compliance with the terms of this Agreement. Each Party further agrees to waive any requirement for the security or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief. Such remedies will not be exclusive remedies for any breach of this Agreement but will be in addition to any other remedy to which any Party may be entitled, at law or in equity.

(2)            If, prior to the Outside Date, any Party brings any action in accordance with this Section 8.6 to enforce specifically the performance of the terms and provisions hereby by any other Party, the Outside Date shall automatically be extended (x) for the period during which such Action is pending, plus a period of twenty (20) days, or (y) by such other time period established by the court presiding over such action, as the case may be.

Section 8.7         Third Party Beneficiaries.

(1)            Except (a) for the rights of the Securityholders to receive the applicable Consideration following the Effective Time pursuant to the Plan of Arrangement, and (b) as provided in Section 4.9 [Insurance and Indemnification] (and Section 4.17, as it relates to Section 4.9) which, without limiting its terms, is intended for the benefit of the third Persons mentioned in such provisions (such third Persons referred to in this Section 8.7 as the Indemnified Persons), the Parties intend that this Agreement will not benefit or create any right or cause of action in favour of any Person, other than the Parties and that no Person, other than the Parties, shall be entitled to rely on the provisions of this Agreement in any action, suit, proceeding, hearing or other forum.

(2)            Despite the foregoing, each of the Parent and the Purchaser acknowledges to each of the Indemnified Persons his or her direct rights against it under Section 4.9 (and Section 4.17, as it relates to Section 4.9) of this Agreement, which are intended for the benefit of, and shall be enforceable by, each Indemnified Person, his or her heirs and his or her legal representatives, and for such purpose, the Corporation confirms that it is acting as trustee on their behalf, and agrees to enforce such provisions on their behalf.

Section 8.8         Waiver.

No waiver of any of the provisions of this Agreement will constitute a waiver of any other provision (whether or not similar). No waiver will be binding unless executed in writing by the Party to be bound by the waiver. A Party’s failure or delay in exercising any right under this Agreement will not operate as a waiver of that right. A single or partial exercise of any right will not preclude a Party from any other or further exercise of that right or the exercise of any other right.

Section 8.9         Entire Agreement.

This Agreement, including the Schedules hereto, together with the Corporation Disclosure Letter and the Confidentiality Agreement constitutes the entire agreement between the Parties with respect to the transactions contemplated by this Agreement and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties. There are no representations, warranties, covenants, conditions or other agreements, express or implied, collateral, statutory or otherwise, between the Parties in connection with the subject matter of this Agreement, except as specifically set forth in this Agreement. The Parties have not relied and are not relying on any other information, discussions or understanding in entering into and completing the transactions contemplated by this Agreement.

Section 8.10      Successors and Assigns.

(1)            This Agreement becomes effective only when executed by the Corporation, the Parent and the Purchaser. After that time, it will be binding upon and enure to the benefit of the Corporation, the Parent, the Purchaser and their respective successors and permitted assigns.

(2)            Neither this Agreement nor any of the rights or obligations under this Agreement are assignable or transferable by any Party without the prior written consent of the other Parties, except that the Purchaser may assign all or any portion of its rights and obligations under this Agreement to one of its affiliates, but no such assignment shall relieve the Purchaser of its obligations hereunder.

Section 8.11      Severability.

If any provision of this Agreement is determined to be illegal, invalid or unenforceable by an arbitrator or any court of competent jurisdiction, that provision will be severed from this Agreement and the remaining provisions shall remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

Section 8.12      Governing Law.

This Agreement shall be governed, including as to validity, interpretation and effect, by the Laws of the Province of British Columbia and the Laws of Canada applicable therein. Each Party irrevocably attorns and submits to the non-exclusive jurisdiction of the British Columbia courts situated in the City of Vancouver and waives objection to the venue of any proceeding in such court or that such court provides an inconvenient forum.

Section 8.13      Rules of Construction.

The Parties to this Agreement waive the application of any Law or rule of construction providing that ambiguities in any agreement or other document shall be construed against the party drafting such agreement or other document.

Section 8.14      No Liability.

No director or officer of the Purchaser, shall have any personal liability whatsoever to the Corporation under this Agreement or any other document delivered in connection with the transactions contemplated hereby on behalf of the Purchaser. No director or officer of the Corporation or any of its Subsidiaries shall have any personal liability whatsoever to the other Parties under this Agreement or any other document delivered in connection with the transactions contemplated hereby on behalf of the Corporation or any of its Subsidiaries.

Section 8.15      Counterparts.

This Agreement may be executed in any number of counterparts (including counterparts by executed electronic copy) and all such counterparts taken together shall be deemed to constitute one and the same instrument. The Parties agree that electronic signatures will have the same legal effect as original signatures and that the Parties shall be entitled to rely upon delivery of an executed electronic copy of this Agreement, and such executed electronic copy shall be legally effective to create a valid and binding agreement between the Parties, and that an electronic, scanned, or duplicate copy of any signatures will be deemed an original and may be used as evidence of execution.

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IN WITNESS WHEREOF the Parties have executed this Agreement.

PFIZER INC.		PF Argentum Acquisition ULC

Per:	s/ Deborah Baron	Per:	s/ Deborah Baron
	Name: Deborah Baron Title: SVP World Wide Business Development		Name: Deborah Baron Title: Director

TRILLIUM THERAPEUTICS INC.

Per:	s/ Jan Skvarka
Name: Jan Skvarka Title: Chief Executive Officer

SCHEDULE A

PLAN OF ARRANGEMENT

MADE PURSUANT TO DIVISION 5 OF PART 9 OF

THE BUSINESS CORPORATIONS ACT (BRITISH COLUMBIA)

Article 1
Definitions and Interpretation

1.1	Definitions

In this Plan of Arrangement, unless otherwise stated or unless the subject matter or context otherwise requires, the following capitalized terms shall have the following meanings:

2020 Omnibus Plan means the Corporation’s 2020 Omnibus Equity Incentive Plan as approved by the Shareholders on June 30, 2020.

Arrangement means the arrangement under Division 5 of Part 9 of the BCBCA in accordance with the terms and subject to the conditions set out in this Plan of Arrangement, subject to any amendments or variations to the Plan of Arrangement made in accordance with the terms of the Arrangement Agreement, the Plan of Arrangement and the Interim Order (once issued) or made at the direction of the Court in the Final Order with the prior written consent of the Corporation and the Purchaser, each acting reasonably.

Arrangement Agreement means the arrangement agreement dated August 20, 2021 among the Purchaser, the Parent and the Corporation, together with the schedules and exhibits attached thereto, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

Arrangement Resolution means the special resolution of the Shareholders and Warrant Holders, voting as a single class, approving the Plan of Arrangement to be considered at the Meeting, substantially in the form of Schedule B attached to the Arrangement Agreement.

BCBCA means the Business Corporations Act (British Columbia), S.B.C. 2002, c. 57, as amended.

Book-Entry Shares shall mean non-certificated Shares represented by book-entry.

Business Day means any day, other than a Saturday, or a Sunday or a statutory or civic holiday, on which banks are generally open for business in Vancouver, British Columbia, Toronto, Ontario and New York, New York.

Circular means the notice of the Meeting and accompanying proxy statement and management information circular, including all schedules, appendices and exhibits thereto, to be sent or otherwise made available to the Shareholders and Warrant Holders in connection with the Meeting and to such other Persons as may be requested by the Court pursuant to the Interim Order, as amended, supplemented or otherwise modified from time to time in accordance with the terms of this Agreement and the Interim Order (once issued).

Common Shares means the common shares in the capital of the Corporation.

Common Share Warrants means all warrants to purchase or acquire Common Shares, whether or not exercisable, that are outstanding immediately prior to the Effective Time.

Consideration means $18.50 in cash per Share.

Corporation means Trillium Therapeutics Inc.

Court means the Supreme Court of British Columbia.

Depositary means Computershare Investor Services Inc., in its capacity as depositary for the Arrangement, or such other Person as the Corporation and the Purchaser agree to engage as depositary for the Arrangement.

Dissent Rights means the right of a Dissenting Shareholder or Dissenting Warrant Holder to dissent to the Arrangement Resolution and to be paid the fair market value of the Shares or Warrants, as the case may be, granted pursuant to the Interim Order, all in accordance with Section 291(2)(c) of the BCBCA (as modified by the Interim Order), the Interim Order and Article 5 of this Plan of Arrangement.

Dissenting Shareholder means a registered Shareholder who dissents in respect of the Arrangement in strict compliance with Article 5 of this Plan of Arrangement and has not withdrawn or been deemed to have withdrawn such exercise of Dissent Rights as at the Effective Time.

Dissenting Warrant Holder means a registered Warrant Holder who dissents in respect of the Arrangement in strict compliance with Article 5 of this Plan of Arrangement and has not withdrawn or been deemed to have withdrawn such exercise of Dissent Rights as at the Effective Time.

DSU means a deferred share unit governed by the terms and conditions of the 2020 Omnibus Plan.

DSU Holders means holders of DSUs.

Effective Date means the date on which the Arrangement becomes effective, as specified in the certificate contemplated in Section 2.3 hereof.

Effective Time means 12:01 a.m. (Pacific Standard Time) on the Effective Date or such other time on the Effective Date as the Purchaser and the Corporation may agree in writing.

Final Order means the final order of the Court approving the Arrangement pursuant to Section 291 of the BCBCA, as such order may be amended, modified or varied by the Court (with the written consent of both the Corporation and the Purchaser, each acting reasonably) at any time prior to the Effective Date or, if appealed, then, unless such appeal is withdrawn or denied, as affirmed or as varied on appeal (provided that any such variation is acceptable to both the Corporation and the Purchaser, each acting reasonably).

First Preferred Shares means the First Preferred Shares in the capital of the Corporation, issuable in series, of which the first series is designated as the Series I Shares and of which the second series is designated as the Series II Shares.

Governmental Entity means (a) any international, multinational, national, federal, provincial, state, regional, municipal, local or other government, governmental or public department, central bank, court, tribunal, arbitral body, commission, board, bureau, ministry, agency or instrumentality, domestic or foreign; (b) any subdivision, agent or authority of any of the foregoing; (c) any quasi-governmental or private body including any tribunal, commission, regulatory agency or self-regulatory organization exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing; or (d) any Securities Authority or stock exchange, including the TSX and NASDAQ.

Inducement Plan means the inducement stock option plan of the Corporation dated September 25, 2019.

Interim Order means the interim order of the Court pursuant to Section 291 of the BCBCA in a form acceptable to both the Corporation and the Purchaser, each acting reasonably, providing for, among other things, the calling and holding of the Meeting, as such order may be varied by the Court with the prior written consent of both the Corporation and the Purchaser, each acting reasonably.

Law means all federal, national, multinational, provincial, state, municipal, regional and local laws (statutory, common or otherwise), constitutions, treaties, conventions, by-laws, statutes, rules, regulations, principles of law and equity, orders, rulings, certificates, ordinances, judgments, injunctions, determinations, awards, decrees, legally binding codes or other requirements, whether domestic or foreign, and the terms and conditions of any grant of approval, permission, authority or license or other similar requirement enacted, adopted, promulgated, or applied by any Governmental Entity or self-regulatory authority (including the TSX and NASDAQ), and the term “applicable” with respect to such Laws and in a context that refers to one or more Persons, means such Laws as are binding upon such Person or its assets.

Letter of Transmittal means the letter of transmittal to be forwarded by the Corporation to Shareholders together with the Circular or such other equivalent form of letter of transmittal acceptable to the Purchaser acting reasonably.

Lien means any mortgage, charge, pledge, hypothec, security interest, option, right of first refusal or first offer, occupancy rights, restrictive covenant, prior claim, assignment, lien (statutory or otherwise), or restriction or adverse right or claim, or other third-party interest or encumbrance of any kind.

Meeting means the special meeting of Shareholders and Warrant Holders, including any adjournment or postponement of such special meeting in accordance with the terms of this Agreement, to be called and held in accordance with the Interim Order to consider the Arrangement Resolution and for any other purpose as may be set out in the Circular and agreed to in writing by the Purchaser, acting reasonably, in accordance with the Arrangement Agreement.

NASDAQ means the NASDAQ Stock Market.

Option means an option to purchase Common Shares issued pursuant to any of the Omnibus Incentive Plan, Inducement Plan or Stock Option Plan.

Optionholder means a holder of Options.

OSC means the Ontario Securities Commission.

Parent means Pfizer Inc.

Person includes any individual, partnership, association, body corporate, organization, trust, estate, trustee, executor, administrator, legal representative, government (including Governmental Entity), syndicate or other entity, whether or not having legal status.

Plan of Arrangement means this plan of arrangement and any amendments, modifications, supplements or variations hereto made in accordance with the terms hereof or made at the direction of the Court in the Final Order with the prior written consent of the Corporation and the Purchaser, each acting reasonably, in accordance with this Plan of Arrangement and the BCBCA.

Purchaser means PF Argentum Acquisition ULC.

SEC means the U.S. Securities and Exchange Commission.

Securities means Shares, Warrants, Options and DSUs.

Securities Authority means the SEC, the OSC and any other applicable securities commission or securities regulatory authority of a province or territory of Canada or state of the United States.

Securityholders means collectively, the Shareholders, Optionholders, DSU Holders and Warrant Holders.

Series I Shares means the Series I Non-Voting Convertible First Preferred Shares in the capital of the Corporation.

Series II Shares means the Series II Non-Voting Convertible First Preferred Shares in the capital of the Corporation.

Series II Warrants means all warrants to purchase or acquire Series II Shares, whether or not exercisable, that are outstanding immediately prior to the Effective Time.

Shareholders means the registered or beneficial holders of the Shares, as the context requires.

Shares means, collectively, the Common Shares and the First Preferred Shares.

Stock Option Plan means the amended and restated stock option plan of the Corporation dated March 8, 2018.

US Equivalent means the amount in United States dollars of the exercise price of an Option on the basis of the noon Canadian to United States dollar exchange rate on the date that is three Business Days immediately preceding the Effective Date as reported by the Bank of Canada.

US Dollars or US$ or $ means the lawful currency of the United States of America.

Warrant Letter of Transmittal means the letter of transmittal to be forwarded by the Corporation to Warrant Holders together with the Circular or such other equivalent form of letter of transmittal acceptable to the Purchaser acting reasonably.

Warrants means the Common Share Warrants and the Series II Warrants.

Warrant Holders means registered or beneficial holders of Warrants, as the context requires.

Any capitalized terms used by not defined herein shall have the meaning ascribed to such terms in the Arrangement Agreement. In addition, words and phrases used herein and defined in the Arrangement Agreement and not otherwise defined herein shall have the same meaning herein as in the Arrangement Agreement unless the context otherwise requires.

1.2	Certain Rules of Interpretation

For the purposes of this Plan of Arrangement:

(a)	References: Unless otherwise expressly provided herein, any reference in this Plan of Arrangement to an instrument, agreement or an order or an existing document or exhibit filed or to be filed means such instrument, agreement, order, document or exhibit as it may have been or may be amended, modified, or supplemented in accordance with its terms.

(b)	Interpretation Not Affected by Headings: The division of this Plan of Arrangement into articles and sections are for convenience of reference only and do not affect the construction or interpretation of this Plan of Arrangement, nor are the descriptive headings of articles and sections intended as complete or accurate descriptions of the content thereof. The terms “this Plan of Arrangement”, “hereof”, “herein”, “hereto”, “hereunder” and similar expressions refer to this Plan of Arrangement and not to any particular article, section or other portion hereof and include any instrument supplementary or ancillary hereto.

(c)	Number, Gender and Persons: The use of words in the singular or plural, or with a particular gender, including a definition, shall not limit the scope or exclude the application of any provision of this Plan of Arrangement to such Person (or Persons) or circumstances as the context otherwise permits.

(d)	Meaning of “Including”: The words includes and including and similar terms of inclusion shall not, unless expressly modified by the words only or solely, be construed as terms of limitation, but rather shall mean includes but is not limited to and including but not limited to, so that references to included matters shall be regarded as illustrative without being either characterizing or exhaustive.

(e)	References to Time: Unless otherwise specified, all references to time herein and in any document issued pursuant hereto mean local time in Vancouver, British Columbia and any reference to an event occurring on a Business Day shall mean prior to 5:00 p.m. on such Business Day.

(f)	Time Periods: Unless otherwise specified, time periods within or following which any payment is to be made or act is to be done shall be calculated by excluding the day on which the period commences and including the day on which the period ends.

(g)	Statutory References: Unless otherwise provided, any reference to a statute or other enactment of parliament, a legislature or other Governmental Entity includes all regulations made thereunder, all amendments to or re-enactments of such statute or regulations in force from time to time, and, if applicable, any statute or regulation that supplements or supersedes such statute or regulation.

(h)	References to Specific Sections: References to a specific Recital, Article or Section shall, unless something in the subject matter or context is inconsistent therewith, be construed as references to that specific Recital, Article or Section of this Plan of Arrangement, whereas the terms this Plan of Arrangement, hereof, herein, hereto, hereunder and similar expressions shall be deemed to refer generally to this Plan of Arrangement and not to any particular Recital, Article, Section or other portion of this Plan of Arrangement and include any documents supplemental hereto.

(i)	The Word “Or”: The word “or” is not exclusive.

1.3	Governing Law

This Plan of Arrangement shall be governed by and construed in accordance with the laws of British Columbia and the federal laws of Canada applicable therein. All questions as to the interpretation or application of this Plan of Arrangement and all proceedings taken in connection with this Plan of Arrangement and its provisions shall be subject to the jurisdiction of the Court.

1.4	Currency

Unless otherwise stated, all references in this Plan of Arrangement to sums of money are expressed in, and all payments provided for herein shall be made in, United States Dollars.

1.5	Date for Any Action

If the date on which any action is required to be taken hereunder by a Person is not a Business Day, such action shall be required to be taken on the next succeeding day which is a Business Day.

1.6	Time

Time shall be of the essence in this Plan of Arrangement.

Article 2
Effect of the Arrangement

2.1	Arrangement Agreement

This Plan of Arrangement is made pursuant to, and is subject to the provisions of, the Arrangement Agreement, except in respect of the sequence of the steps comprising the Arrangement, which shall occur in the order set forth herein. If there are any inconsistencies or conflict between this Plan of Arrangement and the Arrangement Agreement, the terms of this Plan of Arrangement shall govern.

2.2	Effectiveness

The Arrangement shall become effective in the sequence described in Section 3.2 from and after the Effective Time and, without further act or formality shall be binding on and enure to the benefit of the Corporation, all registered and beneficial Securityholders, the registrar and transfer agent of the Corporation, the Depositary and all other Persons as provided for herein, or subject to, this Plan of Arrangement and their respective successors and assigns and their respective heirs, executors, administrators and other legal representatives, successors and assigns.

2.3	Certificate of Effectiveness

After the conditions to the effectiveness of this Plan of Arrangement set out in the Arrangement Agreement have been satisfied or waived, the Corporation shall file at the registered office of the Corporation, to be kept in the Corporation’s minute book, a certificate signed by two (2) current officers of the Corporation and acknowledged and agreed to by the Purchaser, certifying that all conditions to the effectiveness of the Arrangement set out in the Arrangement Agreement have been satisfied or waived and specifying the Effective Date.

Article 3
Arrangement

3.1	Corporate Authorizations

The adoption, execution, delivery, implementation and consummation of all matters contemplated under this Plan of Arrangement involving corporate action of any Securityholders of the Corporation shall occur and be effective as of the Effective Date, and shall be authorized and approved under the Arrangement and by the Court, where appropriate, as part of the Final Order, in all respects and for all purposes without any requirement of further action by the Corporation, its directors and officers or the Securityholders.

3.2	Effective Date Transactions

Commencing at the Effective Time, the following events or transactions shall occur, and be deemed to have occurred and be taken and effected, in the following order, without any further act or formality required on the part of any Person, except as may be expressly provided herein, in each case, unless stated otherwise, effective as at five minute intervals starting at the Effective Time:

(a)	each Share held by a Dissenting Shareholder in respect of which Dissent Rights have been validly exercised shall be deemed to have been assigned and transferred without any further act or formality to the Purchaser (free and clear of all Liens) in consideration for a debt claim against the Purchaser for the amount determined under Article 5 hereof, and: (i) such Dissenting Shareholders shall cease to be the holders of such Shares and to have any rights as holders of such Shares, other than the right to be paid fair value for such Shares, as set out in Article 5 of this Plan of Arrangement; (ii) such Dissenting Shareholders’ names shall be removed as the holders of such Shares from the registers of Shares maintained by or on behalf of the Corporation; and (iii) the Purchaser shall be deemed to be the transferee of such Shares, free and clear of all Liens, and shall be entered in the registers of the Shares maintained by or on behalf of the Corporation;

(b)	each Warrant held by (b) a Dissenting Warrant Holder in respect of which Dissent Rights have been validly exercised shall be deemed to have been assigned and transferred without any further act or formality to the Purchaser (free and clear of all Liens) in consideration for a debt claim against the Purchaser for the amount determined under Article 5 hereof, and: (i) such Dissenting Warrant Holders shall cease to be the holders of such Warrants and to have any rights as holders of such Warrants, other than the right to be paid fair value for such Warrants, as set out in Article 5 of this Plan of Arrangement; (ii) such Dissenting Warrant Holders’ names shall be removed as the holders of such Warrants from the registers of Warrants maintained by or on behalf of the Corporation; and (iii) the Purchaser shall be deemed to be the transferee of such Warrants, free and clear of all Liens, and shall be entered in the registers of the Warrants maintained by or on behalf of the Corporation;

(c)	each Share outstanding immediately prior to the Effective Time, other than Shares held by the Purchaser and its Subsidiaries or held by a Dissenting Shareholder who has validly exercised such holder’s Dissent Right, shall, without any further action by or on behalf of a holder of Shares, be deemed to be assigned and transferred by the holder thereof to the Purchaser (free and clear of all Liens) in exchange for the applicable Consideration for each Share held, and: (i) the holders of such Shares shall cease to be the holders thereof and to have any rights as holders of such Shares other than the right to be paid the Consideration in accordance with this Plan of Arrangement; (ii) such holders’ names shall be removed from the registers of the Shares maintained by or on behalf of the Corporation; and (iii) the Purchaser shall be deemed to be the transferee of such Shares (free and clear of all Liens) and shall be entered in the registers of the Shares maintained by or on behalf of the Corporation;

(d)	notwithstanding the terms of the Warrants or any agreements or other arrangements relating to the Warrants, each Warrant outstanding immediately prior to the Effective Time (whether or not exercisable), other than Warrants held by a Dissenting Warrant Holder who has validly exercised such holder’s Dissent Right, shall be assigned and transferred from the holder thereof to the Corporation in consideration for, at the holder’s election: (i) a cash payment by or on behalf of the Corporation equal to the amount by which the Consideration, in respect of each Warrant, exceeds the exercise price per Share of such Warrant, subject to applicable Tax withholdings and other source deductions, or (ii) a cash payment by or on behalf of the Corporation equal to the amount by which the Black Scholes value of a Warrant (as calculated pursuant to the terms and conditions of the certificate governing such Warrant), in respect of each Warrant, exceeds the exercise price per Share of such Warrant, subject to applicable Tax withholdings and other source deductions, and such Warrant shall be cancelled immediately after its transfer to the Corporation and, where such amount is a negative, none of the Corporation, the Purchaser or any other Person shall be obligated to pay any amount in respect of such Warrant; and the former holders of such Warrants shall cease to have any rights as holders of such Warrants other than the right to receive consideration therefor in accordance with this Plan of Arrangement;

(e)	notwithstanding the Omnibus Incentive Plan, Inducement Plan or Stock Option Plan or any agreements or other arrangements relating to the Options, each Option outstanding immediately prior to the Effective Time (whether vested or unvested) shall be assigned and transferred from the holder thereof to the Corporation in consideration for a cash payment by or on behalf of the Corporation equal to the amount, if any, by which the Consideration per Common Share, in respect of each Option, exceeds the exercise price per Common Share of such Option (or, in respect of Options that have an exercise price per Common Share denominated in Canadian dollars, the US Equivalent of such exercise price), subject to applicable Tax withholdings and other source deductions, and such Option shall be cancelled immediately after its transfer to the Corporation and, where such amount is a negative, none of the Corporation, the Purchaser or any other Person shall be obligated to pay any amount in respect of such Option;

(f)	all outstanding DSUs shall ordinarily vest in accordance with the terms of the Omnibus Incentive Plan and shall require settlement as all of the DSU Holders shall cease to serve in their capacity as a director of the Corporation and each DSU outstanding immediately prior to the Effective Time (whether vested or unvested) shall be settled and extinguished in consideration for a cash payment by or on behalf of the Corporation equal to the Consideration, calculated with respect to the number of Common Shares to which a DSU Holder may be entitled, subject to applicable Tax withholdings and other source deductions, and such DSU shall be cancelled and cease to exist without any further act or formality; and

(g)	(i) each holder of one or more Options, Warrants or DSUs shall cease to be a holder of such Options, Warrants or DSUs, (ii) such holder’s name shall be removed from each applicable register, (iii) the Omnibus Incentive Plan, Inducement Plan, or Stock Option Plan, Warrants and all agreements and other arrangements relating to the Options, Warrants, and DSUs shall be terminated and shall be of no further force and effect, and (iv) such holder shall thereafter have only the right to receive the consideration to which it is entitled pursuant to Section 3.2(d), Section 3.2(e) or Section 3.2(f), as the case may be, at the time and in the manner specified in Section 4.1(b).

3.3	Adjustment to Consideration

If, on or after the date of the Arrangement Agreement, the Corporation declares, sets aside or pays any dividend or other distribution payable in cash, securities, property or otherwise with respect to the Shares, or sets a record date therefor that is prior to the Effective Date, then the Consideration shall be adjusted to reflect each such dividend or other distribution by way of a reduction in the Consideration by an amount equal to the amount of such dividend or distribution per Share.

3.4	Transfers Free and Clear

Any transfer of securities pursuant to this Plan of Arrangement shall be free and clear of all Liens.

3.5	Withholding Rights

The Corporation and the Depositary shall be entitled to deduct and withhold from any amount payable or otherwise deliverable to any Person hereunder, such amounts as the Corporation or the Depositary is required to deduct and withhold with respect to such payment under the Tax Act, the United States Internal Revenue Code of 1986, or any provision of any applicable federal, provincial, state, local or foreign tax laws, in each case, as amended. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes hereof as having been paid to the relevant Person in respect of which such deduction and withholding was made, provided that such withheld amounts are remitted to the appropriate Governmental Entity.

Article 4
Payment of Consideration

4.1	Deposit of Consideration

(a)	At or prior to the Effective Time, the Purchaser shall deposit, or arrange or cause to be deposited with the Depositary, in escrow:

(i)	Shares: for the benefit of holders of Shares, cash in the aggregate amount equal to the payments in respect thereof required by Sections 3.2(a) and 3.2(c) of this Plan of Arrangement, with the amount per Share in respect of which Dissent Rights have been exercised being deemed to be the Consideration for this purpose, net of applicable withholdings; and

(ii)	Warrants: for the benefit of holders of Warrants, cash in the aggregate amount equal to the payments in respect thereof required by their Warrant Letter of Transmittal, Section 3.2(b) and Section 3.2(d) of this Plan of Arrangement, with the amount per Warrant in respect of which Dissent Rights have been exercised being deemed to be the Consideration for this purpose, net of applicable withholdings.

(b)	Options and DSUs: As soon as practicable after the Effective Date, the Corporation shall pay the amounts, net of applicable withholdings, to be paid to the Optionholders and DSU Holders, either (i) pursuant to the normal payroll practices and procedures of the Corporation, or (ii) by cheque (delivered to such Optionholder or DSU Holder, as applicable, as reflected on the register maintained by or on behalf of the Corporation in respect of the Options and DSUs, as applicable).

4.2	Surrender of Certificates and Payment of Consideration

(a)	Share Certificates: Upon surrender to the Depositary for cancellation of a certificate which immediately prior to the Effective Time represented outstanding Shares that were transferred pursuant to Section 3.2(b), together with a duly completed and executed Letter of Transmittal and such additional documents and instruments as the Depositary may reasonably require, and such other documents and instruments as would have been required to effect such transfer under the BCBCA, the Securities Transfer Act (British Columbia) and the articles of the Corporation, the Shareholder represented by such surrendered certificate shall be entitled to receive in exchange therefor, and the Depositary shall deliver to such holder, the cash which such holder has the right to receive under the Arrangement for such Shares less any amounts withheld pursuant to Section 3.5, and any certificate so surrendered shall forthwith be cancelled. Upon receipt of a customary “agent’s message” by the Depositary with respect to Book-Entry Shares that were transferred pursuant to Section 3.2(b), and such additional documents and instruments as the Depositary may reasonably require, the Depositary shall deliver to the holder of such Book-Entry Shares, the cash such holder has the right to receive under the Arrangement for such Book-Entry Shares less any amounts withheld pursuant to Section 3.5, and any Book-Entry Shares so surrendered shall forthwith be cancelled.

(b)	Warrant Certificates: Upon surrender to the Depositary for cancellation of a certificate which immediately prior to the Effective Time represented outstanding Warrants that were transferred pursuant to Section 3.2(c), together with a duly completed and executed Warrant Letter of Transmittal and such additional documents and instruments as the Depositary may reasonably require, and such other documents and instruments as would have been required to effect such transfer under the BCBCA, the Securities Transfer Act (British Columbia) and the articles of the Corporation, the Warrant Holder represented by such surrendered certificate shall be entitled to receive in exchange therefor, and the Depositary shall deliver to such holder, the cash which such holder has the right to receive under the Arrangement for such Warrants less any amounts withheld pursuant to Section 3.5, and any certificate so surrendered shall forthwith be cancelled.

(c)	Prior to Surrender:

(i)	Until surrendered as contemplated by this Section 4.2, each certificate that immediately prior to the Effective Time represented Shares or Warrants shall be deemed after the Effective Time to represent only the right to receive upon such surrender a cash payment in lieu of such certificate as contemplated in this Section 4.2, less any amounts withheld pursuant to Section 3.5.

(ii)	Any such certificate formerly representing Shares or Warrants not duly surrendered on or before the sixth anniversary of the Effective Date shall cease to represent a claim by or interest of any former holder of Shares or Warrants of any kind or nature against or in the Corporation or the Purchaser. On such date, all cash or Purchaser Warrants to which such former holder was entitled shall be deemed to have been surrendered to the Purchaser or the Corporation, as applicable, and shall be paid over by the Depositary to the Purchaser or as directed by the Purchaser.

4.3	Forfeiture of Payment; No Other Consideration

(a)	Any payment made by way of cheque by the Depositary (or the Corporation, if applicable) pursuant to this Plan of Arrangement that has not been deposited or has been returned to the Depositary (or the Corporation) or that otherwise remains unclaimed, in each case, on or before the sixth anniversary of the Effective Time, and any right or claim to payment hereunder that remains outstanding on the sixth anniversary of the Effective Time shall cease to represent a right or claim of any kind or nature and the right of the holder to receive the applicable consideration for the Securities pursuant to this Plan of Arrangement shall terminate and be deemed to be surrendered and forfeited to the Purchaser or the Corporation, as applicable, for no consideration.

(b)	No holder of Securities shall be entitled to receive any consideration with respect to such Securities other than any cash payment to which such holder is entitled to receive in accordance with Section 3.2 and this Article 4 and, for greater certainty, no such holder shall be entitled to receive any interest, dividends, premium or other payment in connection therewith.

4.4	Lost Certificates

In the event that any certificate which as at the Effective Time represented Securities which were transferred in accordance with Section 3.2 shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such certificate to be lost, stolen or destroyed, the Depositary shall deliver in exchange for such lost, stolen or destroyed certificate, the consideration which such Person is entitled to receive in accordance with Section 3.2, provided that, as a condition precedent to any such delivery by the Depositary, such Person shall have indemnified the Corporation and the Depositary in a manner satisfactory to the Corporation and/or the Depositary, against any claim that may be made against the Corporation or the Depositary with respect to the certificate alleged to have been lost, stolen or destroyed (and in the case of certificates evidencing Shares, provided a bond satisfactory to the Corporation and/or Depositary in such amount as the Corporation and/or Depositary may direct) and shall otherwise have taken such actions as may be required by the articles of the Corporation or the Warrant, as applicable.

Article 5
Dissent Rights

5.1	Dissent Rights

(a)	Pursuant to the Interim Order, registered Shareholders or registered Warrant Holders may exercise Dissent Rights under Section 238 of the BCBCA and in the manner set forth in Sections 237 to 247 of the BCBCA, as modified by this Article 5 , the Interim Order and the Final Order, with respect to Shares or Warrants in connection with the Arrangement, provided that notwithstanding Section 242 of the BCBCA, the written notice setting forth the objection of such registered Shareholders or registered Warrant Holders to the Arrangement and exercise of Dissent Rights must be received by the Corporation not later than 5:00 p.m. (Vancouver time) on the Business Day that is two (2) Business Days before the Meeting or any date to which the Meeting may be postponed or adjourned and provided further that registered Shareholders or registered Warrant Holders who exercise such Dissent Rights and who:

(i)	are ultimately entitled to be paid fair value for their Shares or Warrants: (A) shall be deemed not to have participated in the transactions set forth in Article 2 and to have transferred such Shares or Warrants, as applicable, as of the Effective Time without any further act or formality, free and clear of all Liens; (B) shall be entitled to be paid the fair value of such Shares or Warrants, as applicable, less any applicable Tax, which fair value, notwithstanding anything to the contrary set forth in the BCBCA, shall be determined as of the close of business on the Business Day before the Arrangement Resolution was adopted; and (C) shall not be entitled to any other payment or consideration, including any payment that would be payable under the Arrangement had such holder not exercised their Dissent Rights in respect of such Shares; or

(ii)	are ultimately not entitled, for any reason, to be paid fair value for their Shares or Warrants shall be deemed to have participated in the Arrangement, as of the Effective Time, on the same basis as a non-dissenting Shareholder or a non-dissenting Warrant Holder, as applicable, and shall be entitled to receive only the consideration contemplated in Section 3.2(a) or Section 3.2(b) hereof, as applicable, that such holder would have received pursuant to the Arrangement if such Dissenting Shareholder or Dissenting Warrant Holder had not exercised Dissent Rights; and

(b)	In no circumstances shall the Corporation, the Purchaser or any other Person be required to recognize a Person exercising Dissent Rights unless such Person is a registered holder of those Shares or Warrants in respect of which such rights are sought to be exercised.

5.2	No Other Rights

(a)	For greater certainty, in no case shall the Corporation, the Purchaser or any other Person be required to recognize Dissenting Shareholders as holders of Shares, or Dissenting Warrant Holders as holders of Warrants, after the Effective Time, and the names of such Dissenting Shareholders shall be deleted from the register of Shares, and the names of such Dissenting Warrant Holders shall be deleted from the register or Warrants, as of the Effective Time.

(b)	For greater certainty, Shareholders or Warrant Holders who vote, or who have instructed a proxyholder to vote, in favour of the Arrangement Resolution shall not be entitled to exercise Dissent Rights.

(c)	In addition to any other restrictions set forth in the BCBCA, none of the following shall be entitled to exercise Dissent Rights: (i) Optionholders; (ii) DSU Holders; and (iii) Shareholders or Warrant Holders who vote or have instructed a proxyholder to vote such Shares or Warrants in favour of the Arrangement Resolution.

Article 6
General

6.1	Deeming Provisions

In this Plan of Arrangement, the deeming provisions are not rebuttable and are conclusive and irrevocable.

6.2	Amendments

(a)	The Purchaser and the Corporation reserve the right to amend, modify or supplement this Plan of Arrangement at any time and from time to time, provided that each such amendment, modification or supplement must be: (i) set out in writing; (ii) agreed to in writing by the Purchaser and the Corporation; (iii) if made following the Meeting, approved by the Court; and (iv) communicated to Securityholders or former Securityholders if and as required by the Court.

(b)	Any amendment, modification or supplement to this Plan of Arrangement may be proposed by the Corporation at any time prior to the Meeting provided that the Purchaser shall have consented thereto in writing, with or without any other prior notice or communication, and, if so proposed and accepted by the persons voting at the Meeting (other than as may be required under the Interim Order), shall become part of this Plan of Arrangement for all purposes.

(c)	Any amendment, modification or supplement to this Plan of Arrangement that is approved by the Court following the Meeting shall be effective only if: (i) it is consented to in writing by each of the Purchaser and the Corporation; (ii) it is filed with the Court and (iii) if required by the Court, it is consented to by Shareholders and/or Warrant Holders voting in the manner directed by the Court.

(d)	Any amendment, modification or supplement to this Plan of Arrangement may be made following the Effective Time unilaterally by the Purchaser, provided that it concerns a matter that, in the reasonable opinion of the Purchaser, is of an administrative nature required to better give effect to the implementation of this Plan of Arrangement and is not adverse to the economic interest of any former Securityholder.

(e)	This Plan of Arrangement may be withdrawn prior to the Effective Time in accordance with the terms of the Arrangement Agreement.

6.3	Severability of Plan of Arrangement Provisions

If, prior to the Effective Time, any term or provision of this Plan of Arrangement is held by the Court to be invalid, void or unenforceable, at the request of the Corporation, the Court may either (a) sever such term or provision from the balance of this Plan of Arrangement and provide the Corporation with the option to proceed with the implementation of the balance of this Plan of Arrangement as of and with effect from the Effective Time, or (b) alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration or interpretation, and provided that the Arrangement is implemented, the remainder of the terms and provisions of this Plan of Arrangement shall remain in full force and effect and shall in no way be affected, impaired or invalidated by such holding, alteration or interpretation.

6.4	Paramountcy

From and after the Effective Time: (a) this Plan of Arrangement shall take precedence and priority over any and all Securities issued or outstanding prior to the Effective Time; (b) the rights and obligations of the holders of Securities, the Corporation, the Purchaser, the Depositary and any transfer agent or other depositary therefor in relation thereto, shall be solely as provided for in this Plan of Arrangement; and (c) all actions, causes of action, claims or proceedings (actual or contingent and whether or not previously asserted) based on or in any way relating to any Securities shall be deemed to have been settled, compromised, released and determined without liability except as set forth in this Plan of Arrangement.

6.5	Further Assurances

Notwithstanding that the transactions and events set out herein shall occur and be deemed to occur in the order set out in this Plan of Arrangement without any further act or formality, each of the Persons named or referred to in, or subject to, this Plan of Arrangement shall make, do and execute, or cause to be made, done and executed, all such further acts, deeds, agreements, transfers, assurances, instruments or documents as may reasonably be required by any of them to carry out the full intent and meaning of this Plan of Arrangement and to give effect to the transactions contemplated herein.

SCHEDULE B

ARRANGEMENT RESOLUTION

BE IT RESOLVED THAT:

1.	The arrangement (the Arrangement) under Section 291 of the Business Corporations Act (British Columbia) (the BCBCA) involving Trillium Therapeutics Inc. (the Corporation), pursuant to the arrangement agreement dated August 20, 2021, 2021 among PF Argentum Acquisition ULC (the Purchaser), Pfizer Inc. and the Corporation (as it may from time to time be amended, modified or supplemented, the Arrangement Agreement), as more particularly described and set forth in the proxy statement and management information circular of the Corporation (the Circular) dated [●], 2021 accompanying the notice of this meeting, as may be amended, modified or supplemented, be and is hereby authorized, approved and adopted.

2.	The plan of arrangement of the Corporation (as it may be amended, modified or supplemented in accordance with its terms and the terms of the Arrangement Agreement, the Plan of Arrangement), the full text of which is set out in Appendix [●] to the Circular, be and is hereby authorized, approved and adopted.

3.	The: (a) Arrangement Agreement and all the transactions contemplated therein; (b) actions of the directors of the Corporation in approving the Arrangement and the Arrangement Agreement; and (c) actions of the directors and officers of the Corporation in executing and delivering the Arrangement Agreement and any modifications, supplements or amendments thereto, and causing the performance by the Corporation of its obligations thereunder, be and are hereby ratified and approved.

4.	The Corporation is hereby authorized to apply for a final order from the Supreme Court of British Columbia to approve the Arrangement on the terms set forth in the Arrangement Agreement and the Plan of Arrangement.

5.	Notwithstanding that this resolution has been passed (and the Arrangement adopted) by the shareholders and warrant holders of the Corporation or that the Arrangement has been approved by the Supreme Court of British Columbia, the directors of the Corporation are hereby authorized and empowered to, without notice to or approval of the shareholders and warrant holders of the Corporation: (a) amend, modify or supplement the Arrangement Agreement or the Plan of Arrangement to the extent permitted thereby, and (b) subject to the terms of the Arrangement Agreement, not to proceed with the Arrangement and related transactions.

6.	Any officer or director of the Corporation is hereby authorized and directed, for and on behalf of the Corporation, to execute and deliver for filing with the Registrar of Companies under the BCBCA, articles of arrangement and such other documents as may be necessary or desirable to give effect to the Arrangement in accordance with the Arrangement Agreement, such determination to be conclusively evidenced by the execution and delivery of such articles of arrangement and any such other documents.

7.	Any officer or director of the Corporation is hereby authorized and directed, for and on behalf of the Corporation, to execute or cause to be executed and to deliver or cause to be delivered all such other documents and instruments and to perform or cause to be performed all such other acts and things as such person determines may be necessary or desirable to give full effect to the foregoing resolutions and the matters authorized thereby, such determination to be conclusively evidenced by the execution and delivery of such document or instrument or the doing of any such act or thing.

B-1

SCHEDULE C

REPRESENTATIONS AND WARRANTIES OF THE CORPORATION

1.	Corporate Existence and Power. The Corporation is a corporation validly existing and in good standing under the BCBCA and has all requisite corporate power and capacity to own, lease and operate its properties and assets as now owned and to carry on its business as now conducted. The Corporation is duly registered or otherwise authorized to do business and is in good standing in each jurisdiction in which the character of its properties and assets, whether owned, leased, licensed or otherwise held, or the nature of its activities makes such registration necessary, except as to the extent that any failure of the Corporation to be so registered, authorized or qualified would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

2.	Corporate Authorization. The execution, delivery and performance by the Corporation of this Agreement and the consummation by the Corporation of the transactions contemplated hereby are within the Corporation’s corporate power and capacity and have been duly authorized by the Board which authorization, subject to Section 5.4, has not been rescinded and no other corporate proceedings on the part of the Corporation are necessary to authorize this Agreement or the transactions contemplated hereby other than the approval by the Board of the record date for the Meeting and the Circular and receipt of the Required Securityholder Approval, the Interim Order, the Final Order and each of the Regulatory Approvals.

3.	Execution and Binding Obligation. This Agreement has been duly executed and delivered by the Corporation and, assuming the due authorization, execution and delivery by the Purchaser and the Parent, is enforceable against the Corporation in accordance with its terms, subject to the qualification that such enforceability may be limited by bankruptcy, insolvency, reorganization or other Laws of general application relating to or affecting rights of creditors and that equitable remedies, including specific performance, are discretionary and may not be ordered.

4.	Governmental Authorization. The execution, delivery and performance by the Corporation of this Agreement and the consummation by the Corporation of the transactions contemplated hereby and by the Plan of Arrangement require no consent, approval or authorization from or any action by or in respect of, or filing, recording, registering or publication with, or notification to any Governmental Entity other than (a) the Interim Order and any approvals required by the Interim Order; (b) the Final Order; (c) filings with the Registrar under the BCBCA; (d) compliance with any applicable Securities Laws, including applicable requirements of and filings with the SEC in accordance with the Exchange Act, and with the rules and policies of the TSX and NASDAQ; (e) the Competition Act Approval, HSR Approval and any other filings or notifications in accordance with applicable Canadian, U.S. or foreign competition, antitrust, merger control or investment Laws; and (f) any actions or filings the absence of which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or prevent or materially delay the consummation of the Arrangement or the transactions contemplated hereby.

5.	Non-Contravention.

(a)	Neither the Corporation nor any of its Subsidiaries is in violation of its Constating Documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any Contract to which the Corporation or any of its Subsidiaries is a party or to which any of them, or any of their respective properties or assets, may be subject or by which the Corporation or any of its Subsidiaries is bound, except where such violations and defaults, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(b)	The execution, delivery and performance by the Corporation of its obligations under this Agreement and the consummation of the transactions contemplated hereby and by the Plan of Arrangement do not and will not (with the giving of notice or lapse of time or both):

(i)	contravene, conflict with, or result in any violation or breach of any provision of the Constating Documents of the Corporation or any Subsidiary;

(ii)	assuming compliance with the matters referred to in Section 4 above, contravene, conflict with or result in a violation or breach of any applicable Law or any Authorization issued by a Governmental Entity held by the Corporation or any Subsidiary;

(iii)	other than as set out in Section 5(b) of the Corporation Disclosure Letter, (A) require any notice or consent or other action by any Person, (B) contravene, conflict with or result in a violation or breach or default under, (C) cause or permit the termination, cancellation or acceleration of any right or obligation or the loss of any benefit to which the Corporation or any Subsidiary is entitled under, (D) or give rise to any rights of first refusal or trigger any change in control provisions, or (E) cause any indebtedness to come due before its stated maturity or cause any credit to cease to be available or any restriction under any of the terms, conditions or provisions of any Material Contract or Authorization, binding upon the Corporation or any Subsidiary or affecting any of their respective assets; or

(iv)	result in the creation or imposition of any Lien on any asset of the Corporation or any Subsidiary (other than a Permitted Lien),

with such exceptions, in the case of each of clauses (ii), (iii) and (iv), as do not have or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and would not prevent or materially delay the consummation of the Arrangement or the transactions contemplated hereby.

(c)	True and complete copies of the Constating Documents of the Corporation and each of its Subsidiaries as currently in effect have been made available to the Purchaser, and neither the Corporation nor any of its Subsidiaries has taken any action to amend or succeed such documents.

6.	Capitalization.

(a)	The authorized share capital of the Corporation consists of an unlimited number of Common Shares, Class B Shares and First Preferred Shares, issuable in series, of which the first series is designated as the Series I Shares, and of which the second series is designated as the Series II Shares. As of the close of business on August 18, 2021 (the Capitalization Date), there were 104,814,674 Common Shares and 6,750,000 Series II Shares outstanding, and no Class B shares or Series I Shares were outstanding. Section 6(a) of the Corporation Disclosure Letter sets forth, as of the Capitalization Date, the number of outstanding Options, DSUs and Warrants. Section 6(a) of the Corporation Disclosure Letter further sets forth, as of the Capitalization Date, the holder of each outstanding Option, DSU and Warrant, the country of residence of such holder as and to the extent set forth in the Corporation’s records, the exercise price, as applicable, the vesting schedule, and the expiration date, where applicable, of such Options, DSUs and Warrants. Since the Capitalization Date through the date hereof, the Corporation has not issued any securities, except pursuant to the exercise of Options outstanding on the Capitalization Date in accordance with their terms.

(b)	Except as set forth in (a) above or in the Corporation’s Constating Documents, there are no pre-emptive or other outstanding rights, options, warrants, conversion rights, redemption rights, repurchase rights, shareholder rights plans, agreements, arrangements, calls, commitments or rights of any kind that obligate the Corporation or any of its Subsidiaries to issue or sell any shares of capital stock or other securities of the Corporation or any of its Subsidiaries or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, from treasury any securities of the Corporation or any of its Subsidiaries, and no securities or obligations evidencing such rights are authorized, issued or outstanding.

(c)	Except for outstanding Options, DSUs and Warrants, or as set out in Section 6(c) of the Corporation Disclosure Letter, there are no outstanding contractual or other rights to which the Corporation or any of its Subsidiaries is a party, the value of which is based on the value of the Shares. The Corporation has made available to the Purchaser correct and complete copies of each of the Inducement Plan, Omnibus Incentive Plan and Stock Option Plan and the forms of Option agreement, DSU agreement and Warrant agreements evidencing the Options, DSUs and Warrants, respectively, and with respect to the foregoing forms, other than differences with respect to the number of Shares covered thereby, the grant date, the exercise price, regular vesting schedule and expiration date applicable thereto, no such Option, DSU or Warrant agreement contains material terms that are not consistent with, or in addition to, such forms.

(d)	All of the outstanding Shares have been duly authorized and validly issued and are fully paid and non-assessable. Each grant of an Option or DSU was duly authorized by the Board (or a duly constituted and authorized committee thereof or other authorized designee). The Corporation has not granted any Options to U.S. taxpayers that are subject to Section 409A of the Code. Each DSU granted to any U.S. taxpayer complies with the provisions of Section 409A of the Code.

(e)	Each grant of an Option or DSU was made in accordance with, to the extent applicable: (i)the Inducement Plan, Omnibus Incentive Plan or Stock Option Plan, as applicable, (ii) all applicable Securities Laws and any applicable TSX or NASDAQ rules or policies, (iii) the Code, and (iv) all other applicable Laws. The Corporation has the requisite power and authority, in accordance with the applicable equity incentive plan, the applicable award agreements and any other applicable contract, to take the actions contemplated by this Agreement and the treatment of the Options and DSUs described in the Plan of Arrangement, as of the Effective Time, will be binding on the holders of Options and DSUs.

(f)	Other than as set out in Section 6(f) of the Corporation Disclosure Letter, there are no outstanding contractual or other obligations of the Corporation or any of its Subsidiaries to repurchase, redeem or otherwise acquire any of its securities or with respect to the voting or disposition of any outstanding securities of the Corporation or any of its Subsidiaries.

(g)	All dividends or distributions on securities of the Corporation that have been declared or authorized have been paid in full.

7.	Subsidiaries

(a)	Other than the entities set out in Section 7(a) of the Corporation Disclosure Letter, the Corporation has no direct or indirect Subsidiaries. The Corporation is the registered and beneficial owner of all of the outstanding shares of capital stock and other equity interests of the Subsidiaries, free and clear of any Liens (other than transfer restrictions imposed by applicable Securities Laws). There are no outstanding options, rights, entitlements, understandings or commitments (contingent or otherwise) regarding the right to acquire any such shares or other equity interests in any of the Subsidiaries. All of such shares and other equity interests so owned by the Corporation have been validly issued and are fully paid and non-assessable (and no such shares or other equity interests have been issued in violation of any pre-emptive or similar rights).

(b)	Each Subsidiary is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation and has all requisite corporate power and capacity to own, lease and operate its properties and assets as now owned and to carry on its business as now conducted.

(c)	Other than the Subsidiaries and investments in marketable securities in the Ordinary Course, neither the Corporation nor any of its Subsidiaries owns, beneficially or of record, any equity interest of any kind in any other Person.

8.	Shareholders’ and Similar Agreements. Other than as set out in Section 6 above, neither the Corporation nor any of its Subsidiaries is a party to or has any commitment to become a party to any shareholder, joint venture, partnership, pooling, voting, registration rights or other similar arrangement or agreement relating to the ownership, voting or qualification for sale of any of the securities of the Corporation or its Subsidiaries or pursuant to which any Person other than the Corporation or any of its Subsidiaries may have any right or claim in connection with any existing or past equity interest in the Corporation or any of its Subsidiaries. True and complete copies of any such agreements currently in effect have been made available to the Purchaser.

9.	Canadian Securities Laws Matters.

(a)	The Corporation is a “reporting issuer” under applicable Securities Laws in Alberta, British Columbia, Manitoba, Nova Scotia and Ontario, and is not in default of any material requirements of any Securities Laws applicable in such jurisdictions or the rules or regulations of the TSX. The Shares have not been listed or quoted by the Corporation on any market in Canada other than the TSX. No order ceasing or suspending trading in securities of the Corporation or prohibiting the sale of such securities has been issued and is currently outstanding against the Corporation or, to the knowledge of the Corporation, against any of its directors or officers.

(b)	The Corporation has not taken any action to cease to be a reporting issuer in Alberta, British Columbia, Manitoba, Nova Scotia and Ontario nor has the Corporation received notification from any Securities Authority seeking to revoke the reporting issuer status of the Corporation. No Action or order for the delisting, suspension of trading in, cease trade order or other order or restriction with respect to the securities of the Corporation is pending or, to the knowledge of the Corporation, threatened or expected to be implemented or undertaken and, to the knowledge of the Corporation, the Corporation is not subject to any formal or informal review, enquiry, investigation or other proceeding relating to any such order or restriction.

(c)	The documents comprising the Corporation’s Public Disclosure Record did not at the time filed (or, if amended or superseded by a subsequent filing, on the date of such filing) with the Securities Authorities contain any misrepresentation. The Corporation has timely filed with the Securities Authorities all material forms, reports, schedules, statements and other documents required to be filed by the Corporation with the Securities Authorities since December 31, 2018. The Corporation has not filed any confidential material change report with the Securities Authorities which at the date hereof remains confidential or any other confidential filings filed to or furnished with, as applicable, any Securities Authorities. There are no outstanding or unresolved comments in comment letters from any Securities Authorities with respect to any filings by the Corporation with the TSX or Securities Authorities, and, to the knowledge of the Corporation, neither the Corporation nor any of the filings by the Corporation with the TSX or Securities Authorities is subject of an ongoing audit, review, comment or investigation by any Securities Authorities or the TSX.

10.	U.S. Securities Laws Matters.

(a)	The Corporation is not and has not, and is not required to be and has not been required to be, registered as an “investment company” pursuant to the United States Investment Company Act of 1940, as amended.

(b)	Other than on the NASDAQ, no securities of the Corporation have been listed on any national securities exchange in the United States.

(c)	Since December 31, 2018, the Corporation has timely filed with, or furnished to the SEC the Corporation SEC Documents. Correct and complete copies of all such Corporation SEC Documents are publicly available on EDGAR. To the extent that any Corporation SEC Document available on EDGAR contains redactions in accordance with a request for confidential treatment or otherwise, the Corporation has made available to the Purchaser the full text of all such Corporation SEC Documents that it has so filed or furnished with the SEC. As of its filing or furnishing date or, if amended prior to the date of this Agreement, as of the date of the last such amendment or superseding filing (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of the relevant meetings, respectively) each Corporation SEC Document filed or furnished after December 31, 2018 has complied in all material respects with applicable Laws, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Corporation SEC Documents. As of its filing date or, if amended or superseded by a subsequent filing prior to the date of this Agreement, as of the date of the last such amendment or superseding filing, each Corporation SEC Document filed pursuant to the Exchange Act after December 31, 2018 did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Each Corporation SEC Document that is a registration statement, as amended or supplemented, if applicable, and was filed after December 31 2018 or under which securities remain eligible to be sold was filed in accordance with the U.S. Securities Act, and, as of the date such registration statement or amendment became effective, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein not misleading. As of the date of this Agreement, no amendments or modifications to the Corporation SEC Documents are required to be filed with, or furnished to, the SEC. No Subsidiary is required to file or furnish any form, report or other document with the SEC.

(d)	Prior to the date of this Agreement, the Corporation has delivered or made available to Purchaser correct and complete copies of all comment letters from the SEC from December 31, 2018 through the date of this Agreement with respect to any of the Corporation SEC Documents, together with all written responses of the Corporation thereto to the extent such comment letters and correspondence are not available on EDGAR. No comments in comment letters received from the SEC staff with respect to any of the Corporation SEC Documents remain outstanding or unresolved, and, to the knowledge of the Corporation, none of the Corporation SEC Documents are subject to ongoing SEC review or investigation.

(e)	The Corporation is in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act and the rules and regulations promulgated in connection therewith and the applicable listing and governance rules and regulations of NASDAQ.

(f)	Neither the Corporation nor any Subsidiary is a party to or bound by, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar Contract (including any Contract or arrangement relating to any transaction or relationship between or among the Corporation and any Subsidiary, on the one hand, and any unconsolidated affiliate, on the other hand), including any structured finance, special purpose or limited purpose entity or Person, or any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K promulgated under the U.S. Securities Act), where the result, purpose or effect of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, the Corporation or any Subsidiary in the Corporation SEC Documents (including any audited financial statements and unaudited interim financial statements of the Corporation included therein).

11.	Financial Statements.

(a)	The audited consolidated financial statements and the unaudited consolidated interim financial statements of the Corporation (including, in each case, any notes or schedules to, and the auditor’s report (if any) on, such financial statements) included in the Corporation’s Public Disclosure Record fairly present, in all material respects, in conformity in all material respects with GAAP or the International Financial Reporting Standards (IFRS), as applicable, applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto), the consolidated financial position of the Corporation and its Subsidiaries as of the dates thereof and their consolidated statements of operations, comprehensive income (loss), shareholders’ equity and cash flows for the periods then ended (subject to normal year end adjustments and the absence of notes in the case of any unaudited interim financial statements). The supporting schedules, if any, present fairly, in all material respects, in accordance with GAAP or IFRS, as applicable, the information required to be stated therein.

(b)	Other than the result of the transactions contemplated by this Agreement or as set forth in the Corporation’s financial statements, neither the Corporation nor any of its Subsidiaries has any documents creating any material off-balance sheet arrangements.

(c)	The Corporation does not intend to correct or restate and, to the knowledge of the Corporation, there is no basis for any correction or restatement of any aspect of any of the Corporation’s financial statements. The selected financial data and the summary financial information included in the Corporation’s Public Disclosure Record have been compiled on a basis consistent with that of the audited consolidated financial statements included in the Corporation’s Public Disclosure Record.

(d)	There has been no material change in the Corporation’s accounting policies since December 31, 2018, except as described in the notes to the Corporation’s financial statements.

(e)	As of the date of this Agreement, no SEC proceedings are pending or, to the knowledge of the Corporation, threatened, in each case, with respect to any accounting practices of the Corporation or any Subsidiary or any malfeasance by any director or executive officer of the Corporation or any Subsidiary. Within the past five (5) years, no internal investigations with respect to accounting, auditing or revenue recognition have been conducted by the Corporation.

(f)	Each of the principal executive officer and the principal financial officer of the Corporation (or each former principal executive officer of the Corporation and each former principal financial officer of the Corporation, as applicable) has made all certifications required by Rule 13a-14 or 15d-14 promulgated under the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act with respect to any applicable Corporation SEC Documents. “Principal executive officer” and “principal financial officer” have the meanings given to such terms in the Sarbanes-Oxley Act. The Corporation does not have, and has not arranged any, outstanding “extensions of credit” to any current or former director or executive officer within the meaning of Section 402 of the Sarbanes-Oxley Act.

(g)	Since December 31, 2018, (i) neither the Corporation nor any Subsidiary has received any written or oral complaint, allegation, assertion or claim with respect to accounting, internal accounting controls, auditing practices, procedures, methodologies or methods of the Corporation or any Subsidiary, or unlawful accounting or auditing matters with respect to the Corporation or any Subsidiary, and (ii) no attorney representing the Corporation or any Subsidiary, whether or not employed at the Corporation or any Subsidiary, has reported evidence of a violation of securities Laws, breach of fiduciary duty or similar violation by the Corporation or any Subsidiary or any of their respective officers, directors, employees or agents to the Board or any committee thereof or to the general counsel or chief executive officer of the Corporation in accordance with the rules of the SEC promulgated under Section 307 of the Sarbanes-Oxley Act.

12.	Disclosure/Internal Controls.

(a)	The Corporation has established and maintains a system of disclosure controls and procedures, as such term is defined in National Instrument 52-109 – Certification of Disclosure in Issuers’ Annual and Interim Filings. The disclosure controls and procedures have been designed to provide reasonable assurance that information required to be disclosed by the Corporation in its annual filings, interim filings or other reports required to be filed or submitted by it under Securities Laws is recorded, processed, summarized and reported within the time periods prescribed by applicable Securities Laws. Such disclosure controls and procedures include controls and procedures designed to ensure that information required to be disclosed by the Corporation in its annual filings, interim filings or other reports required to be filed or submitted under applicable Securities Laws is accumulated and communicated to the Corporation’s management, including its Chief Executive Officer and its Chief Financial Officer, as appropriate, to allow timely decisions regarding required disclosure.

(b)	The Corporation has established and maintains a system of internal control over financial reporting (as such term is defined in National Instrument 52-109 – Certification of Disclosure in Issuers’ Annual and Interim Filings) that is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of its financial statements filed as part of the Corporation’s Public Disclosure Record.

(c)	There is no material weakness (as such term is defined in National Instrument 52-109 – Certification of Disclosure in Issuers’ Annual and Interim Filings) relating to the design, implementation or maintenance of the internal control over financial reporting that are reasonably likely to adversely affect the Corporation’s ability to record, process, summarize and report financial information, and there is no fraud, whether or not material, that involved or involves management or other Corporation Employees who have a role in the internal control over financial reporting of the Corporation.

(d)	The Corporation maintains a system of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) sufficient to provide reasonable assurance with respect to the reliability of the Corporation’s financial reporting and the preparation of financial statements for external purposes in conformity with GAAP, including that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) access to assets is permitted only in accordance with management’s general or specific authorization and (iii) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Corporation has evaluated the effectiveness of the Corporation’s internal control over financial reporting and, to the extent required by Law, presented in any applicable Corporation SEC Document that is a report on Form 10-K or Form 10-Q, or any amendment thereto, its conclusions about the effectiveness of the internal control over financial reporting as of the end of the period covered by such report or amendment based on such evaluation. The Corporation has disclosed, based on the most recent evaluation of internal control over financial reporting prior to the date of this Agreement, to the Corporation’s independent auditors and the audit committee of the Board (and made available to Purchaser a summary of the important aspects of such disclosure, if any) (A) all “significant deficiencies” and “material weaknesses” (as such terms are defined in Auditing Standard No. 5 of the Public Company Accounting Oversight Board, as in effect on the date of this Agreement) in the design or operation of internal control over financial reporting that are reasonably likely to adversely affect the Corporation’s ability to record, process, summarize and report financial information and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Corporation’s internal control over financial reporting. Since June 30, 2021, the Corporation has not identified any material weaknesses in the design or operation of the Corporation’s internal control over financial reporting.

(e)	The Corporation maintains disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) designed to reasonably ensure that all information required to be disclosed by the Corporation in the reports that it files or submits in accordance with the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such information is accumulated and communicated to the Corporation’s management as appropriate to allow timely decisions with respect to required disclosure and to make the certifications of the chief executive officer and chief financial officer of the Corporation required in accordance with the Exchange Act with respect to such reports.

13.	Auditors. The auditors of the Corporation are independent public accountants as required by applicable Laws and, to the knowledge of the Corporation, there is not now, and there has never been, any reportable event (as defined in National Instrument 51-102 - Continuous Disclosure Obligations) with the present auditors of the Corporation.

14.	No Undisclosed Material Liabilities. There are no material liabilities, obligations or indebtedness of the Corporation or its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, other than (a) liabilities or obligations disclosed in any financial statements of the Corporation in the Corporation’s Current Public Disclosure Record; (b) liabilities or obligations incurred in the Ordinary Course since June 30, 2021; (c) liabilities or obligations incurred in connection with the transactions contemplated hereby; and (d) liabilities or obligations in connection with the performance of Contracts as to which the Corporation or one of its Subsidiaries is a party (to the extent such liabilities or obligations do not arise out of a breach of such Contract by the Corporation or such Subsidiary).

15.	Absence of Certain Changes. Since June 30, 2021 through the date hereof, except as disclosed in Section 15 of the Corporation Disclosure Letter and the transactions contemplated in this Agreement, compliance with COVID-19 Measures or events, circumstances or occurrences disclosed in the Corporation’s Public Disclosure Record, the business of the Corporation and of each of its Subsidiaries has been conducted in the Ordinary Course, and since June 30, 2021 through the date hereof, none of the Corporation or any of its Subsidiaries has taken any action that, if taken after the date of this Agreement without the consent of the Purchaser, would constitute a breach or violation of clauses (a)-(g), (i)-(m), (o), (r), (s), (u)-(y), (bb), (ee) and (ff), but only to the extent that it relates to the foregoing clauses, of Section 4.1(2).

16.	Non-Arm’s Length Transactions. Except as disclosed in Section 16 of the Corporation Disclosure Letter, neither the Corporation nor any of its Subsidiaries is indebted to any director, officer or employee of the Corporation or any of its Subsidiaries or any of their respective affiliates or associates (except for amounts due as salaries, bonuses, paid time-off/vacation, other remuneration, indemnification, and reimbursement of expenses in the Ordinary Course), and no director, officer or employee of the Corporation or any of the Subsidiaries or, to the knowledge of the Corporation, any of their respective affiliates or associates is a party to any contract, loans, advance, guarantee or other transaction with the Corporation or any of the Subsidiaries required to be disclosed pursuant to applicable Securities Laws and that has not been disclosed. Except as disclosed in Section 16 of the Corporation Disclosure Letter, neither the Corporation nor any of its Subsidiaries is a party to or bound by any transaction or agreement (other than Ordinary Course directors’ compensation and indemnification arrangements or any Employee Plans or otherwise as a result of this Agreement) with any affiliate or Shareholder that, to the knowledge of the Corporation, beneficially owns five percent (5%) or more of the outstanding share capital of the Corporation, or current or former director or executive officer of the Corporation. No event has occurred that would be required to be reported by the Corporation in accordance with Item 404 of Regulation S-K promulgated by the SEC that has not previously been so reported.

17.	No “Collateral Benefit”. No related party (within the meaning of MI 61-101) of the Corporation together with its associated entities, beneficially owns or exercises control or direction over one-percent (1%) or more of the Common Shares or the Series II Shares, except for related parties who will not receive a “collateral benefit” (within the meaning of MI 61-101) as a consequence of the transactions contemplated by this Agreement.

18.	Compliance with Laws and Authorizations.

(a)	The Corporation and each of its Subsidiaries is and since December 31, 2018 has been in compliance in all material respects with, and to the knowledge of the Corporation, is not under investigation with respect to and has not been threatened to be charged with or been given notice of any violation or potential violation of, applicable Laws.

(b)	The Corporation and each of its Subsidiaries, as applicable, have obtained and are in compliance in all material respects with all Authorizations that are required by applicable Law in connection with the operation of the business of the Corporation and each of its Subsidiaries, as presently conducted, except for any non-compliance which, individually or in the aggregate, would not materially impair the operation of the Corporation’s or its Subsidiaries’ businesses. Each such Authorization is valid, in full force and effect. As of the date hereof, no Action is in progress or, to the knowledge of the Corporation, pending or threatened, in respect of any such Authorization that would reasonably be expected to result in the suspension, loss, material adverse amendment, termination or revocation of any such Authorizations. Since December 31, 2018, to the knowledge of the Corporation, there has not occurred any event that has resulted, or would reasonably be expected to result, in the termination, revocation, material adverse modification, non-renewal or cancellation of any Authorization that would materially restrict the Corporation and each of its Subsidiaries from conducting their respective businesses, as presently conducted. Since December 31, 2018, neither the Corporation nor any Subsidiary has received any written notification from a Governmental Entity asserting that the Corporation or any Subsidiary is under investigation for not being in compliance in all material respects with any Laws or Authorizations.

19.	Litigation.

(a)	As of the date hereof, except as disclosed in Section 19(a) of the Corporation Disclosure Letter, there is no Action pending, or to the knowledge of the Corporation, threatened against or affecting, the Corporation, any of its Subsidiaries, or any of their respective properties or assets by or before a Governmental Entity, nor, to the knowledge of the Corporation, are there any events or circumstances which would reasonably be expected to give rise to any such Action.

(b)	There is no bankruptcy, liquidation, winding-up or other similar proceeding pending or in progress or, to the knowledge of the Corporation, threatened against the Corporation or any of its Subsidiaries before any Governmental Entity. None of the Corporation, its Subsidiaries or their respective directors and officers, in their capacities as such, is subject to any outstanding judgment, order, writ, injunction or decree that is material to the Corporation or any Subsidiary, as applicable, or that would prevent or materially delay the consummation of the Arrangement or the transactions contemplated hereby.

20.	Taxes.

(a)	Each of the Corporation and its Subsidiaries has duly and timely made or prepared all Tax Returns required to be made or prepared by it in accordance with applicable Laws and has duly and timely filed with the appropriate Governmental Entity such Tax Returns when due in accordance with all applicable Laws (taking into account any applicable extensions), and all such Tax Returns are, or shall be at the time of filing, true and complete in all material respects.

(b)	The unpaid Taxes of the Corporation and each Subsidiary did not, as of the date of their most recent consolidated financial statements, materially exceed the reserve or accrual for Tax liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth in the face of such consolidated financial statements (rather than in any notes thereto).

(c)	Each of the Corporation and its Subsidiaries has (i) duly and timely paid (or has had paid on its behalf) to the appropriate Governmental Entity all Taxes and other amounts, including instalments, which are due and payable prior to the date hereof, other than those Taxes being contested in good faith; (ii) duly and timely withheld all Taxes and other amounts which are required by Laws to be withheld by it and has duly and timely remitted to the appropriate Governmental Entity such Taxes and other amounts are required by Laws to be remitted by it; and (iii) duly and timely collected all amounts on account of sales or transfer taxes, including goods and services, harmonized sales, sales, value added, federal, provincial, state or territorial sales taxes, required by Laws to be collected by it and has duly and timely remitted to the appropriate Governmental Entity any such amounts required by Laws to be remitted by it. There are no Liens for Taxes upon any properties or assets of the Corporation or any of its Subsidiaries, other than Permitted Liens.

(d)	Each of the Corporation and its Subsidiaries has established in accordance with GAAP an adequate accrual for all Taxes which are not yet due and payable through the end of the last period for which the Corporation and its Subsidiaries ordinarily record items on their respective books and, since the date thereof, neither the Corporation nor its Subsidiaries has incurred any liability for Taxes other than in the Ordinary Course.

(e)	No deficiencies for any Taxes have been assessed by a Governmental Entity with respect to any Taxes due by the Corporation or its Subsidiaries and there is no Action outstanding, pending or, to the knowledge of the Corporation, threatened with respect to the Corporation or its Subsidiaries in respect of any Taxes.

(f)	There are no pending, ongoing or, to the knowledge of the Corporation, threatened, audits, examinations, investigations or other Actions by any Governmental Entity with respect to Taxes of or with respect to the Corporation or any Subsidiary. No deficiencies for Taxes have been claimed, proposed, assessed or, to the knowledge of the Corporation, threatened, against the Corporation or any Subsidiary by any Governmental Entity that have not been fully paid, settled or withdrawn. Neither the Corporation nor any Subsidiary has waived any statute of limitations with respect to Taxes or agreed to or is the beneficiary of any extension of time with respect to any Tax assessment, deficiency or collection, which waiver or extension currently remains in effect. Neither the Corporation nor any Subsidiary has received since December 31, 2018 a written claim from any Governmental Entity in a jurisdiction where the Corporation or any Subsidiary does not currently file a Tax Return that it is or may be subject to taxation by or required to file Tax Returns in that jurisdiction. No power of attorney that would be in force after the Effective Date has been granted by the Corporation or any Subsidiary with respect to Taxes other than routine authorisations provided to payroll service providers, employees of the Corporation or Tax Return preparers.

(g)	The Corporation is not a non-resident of Canada for purposes of the Tax Act. The Corporation has, at all relevant times, been and is a taxable Canadian corporation within the meaning of Subsection 89(1) of the Tax Act. Neither the Corporation nor any of its Subsidiaries has been requested by any Governmental Entity outside of Canada to file a Tax Return in any jurisdiction outside of Canada. The Corporation and its Subsidiaries have complied in all material respects with all requirements of applicable Law relating to the withholding and remittance of amounts from payments or amounts owed to any Person, including non-residents of Canada.

(h)	Neither the Corporation nor any Subsidiary has applied for, claimed or received a refund of Tax (or amount deemed for purposes of the Tax Act to be an overpayment of Tax), including Canadian federal Scientific Research and Experimental Development refunds or credits, or any comparable provincial research and development credits or refunds, to which it was not entitled pursuant to applicable Law.

(i)	The Corporation has made available to Purchaser correct and complete copies of all (i) federal income Tax Returns of the Corporation and each Subsidiary, (ii) material state or provincial income Tax Returns of the Corporation and each Subsidiary, and (iii) examination reports and statements of deficiencies with respect to Taxes assessed against or agreed to by the Corporation or any Subsidiary, in each case, filed or received since December 31, 2018.

(j)	There are no Tax rulings, requests for rulings, applications for change in accounting methods or closing agreements with respect to the Corporation or any Subsidiary that will remain in effect or apply for any period after the Effective Time.

(k)	Neither the Corporation nor any Subsidiary will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Effective Time as a result of (i) any installment sale or open transaction disposition made prior to the Effective Time, (ii) any prepaid amount received on or prior to the Effective Time, or (iii) Section 481(a) of the Code (or an analogous provision of state, provincial, local, or foreign Law) by reason of a change in accounting method made prior to the Effective Time. Neither the Corporation nor any Subsidiary has any excess loss account described in Treasury Regulations in accordance with Section 1502 of the Code (or any corresponding provision of state, provincial, local or foreign Tax Law).

(l)	The Corporation has not claimed any reserve for tax purposes, if as a result of such claim any amount could be included in its or the Purchaser’s income for a taxation year ending after the Effective Date. The Corporation has not made any payment, nor is it obligated to make any payment, and is not a party to any agreement under which it could be obligated to make any payment, that may not be deductible by virtue of Section 67 of the Tax Act.

(m)	Neither the Corporation nor any Subsidiary has ever been a member of a consolidated, combined or unitary Tax group (other than such a group the common parent of which is the Corporation or any Subsidiary), and neither the Corporation nor any Subsidiary has any liability for Taxes of any other Person (other than Taxes of the Corporation or any Subsidiary) in accordance with Treasury Regulation Section 1.1502-6 (or any similar provision of foreign, state or local Law), as a transferee or successor, by Contract or otherwise.

(n)	Neither the Corporation nor any Subsidiary is a party to or is bound by any Tax sharing, Tax allocation or Tax indemnification agreement or arrangement (other than such an agreement or arrangement exclusively between or among the Corporation and any Subsidiary or customary commercial Contracts entered into in the Ordinary Course, the principal subject matter of which is not Taxes).

(o)	Neither the Corporation nor any Subsidiary has participated in or been a party to a transaction that, as of the date of this Agreement, constitutes a “reportable transaction” within the meaning of Section 6707A(c)(1) of the Code or Treasury Regulation Section 1.6011-4(b) or any similar transaction requiring disclosure in accordance with a corresponding provision of state, provincial local or foreign Law.

(p)	To the knowledge of the Corporation, neither the Corporation nor any Subsidiary has a net operating loss or other Tax attribute that is presently subject to limitation under Code Sections 382, 383 or 384.

(q)	Neither the Corporation nor any Subsidiary has been a party to any transaction intended to qualify under Section 355 of the Code.

(r)	No Person (other than the Purchaser) has ever acquired or had the right to acquire control of the Corporation for purposes of the Tax Act in respect of any taxation year during which the Corporation had a "non-capital loss" or a "net capital loss" (as such terms are defined in the Tax Act) at the close of the relevant taxation year.

(s)	None of Sections 78, 80, 80.01, 80.02, 80.03 and 80.04 of the Tax Act, or any equivalent provision of the laws of any other jurisdiction, has applied or will apply to the Corporation at any time on or before the Effective Date.

(t)	The Corporation has not acquired property from a non-arm’s length Person, within the meaning of the Tax Act or the Excise Tax Act (Canada), for consideration, the value of which is less than the fair market value of the property, in circumstances which could subject it to a liability under Section 160 of the Tax Act or Section 325 of the Excise Tax Act (Canada). The value of the consideration paid or received by the Corporation for the acquisition, sale, transfer or provision of property (including intangibles) or the provision of services (including financial transactions) from or to a non-arm’s length person is equal to the estimated fair market value of such property acquired, provided or sold or services purchased or provided.

(u)	The Corporation has not received any requirement pursuant to Section 224 of the Tax Act or Section 317 of the Excise Tax Act (Canada) which remains unsatisfied in any respect. No circumstances exist and no transaction or event or series of transactions or events has occurred which has resulted or could result in the application, either before, on or after the Effective Date, of Section 17 of the Tax Act to the Corporation. Paragraph 214(3)(a) of the Tax Act has not applied as a result of any transaction or event involving the Corporation. For all transactions between the Corporation and any non-resident Person with whom it was not dealing at arm’s length during a taxation year commencing after 1998 and ending on or before the Effective Date, the Corporation has made or obtained records or documents that meet the requirements of paragraphs 247(4)(a) to (c) of the Tax Act.

(v)	The Corporation is duly registered under Part IX of the Excise Tax Act (Canada) with respect to the goods and services tax and the registration number is 892854894RT0001. Neither the Corporation nor any of its Subsidiaries has made an election under subsection 156(2) of the Excise Tax Act (Canada).

(w)	Since December 31, 2018, neither the Corporation nor any of its Subsidiaries has made (inconsistent with past practice), changed or revoked any Tax election other than in the Ordinary Course; entered into any “closing agreement” (as described in Section 7121 of the Code or an analogous provision of state, provincial, local, or foreign Law) with any Governmental Entity; settled or compromised any audit, examination or other proceeding relating to Taxes; incurred any liability for Taxes outside the Ordinary Course; failed to pay any Tax that became due and payable (including any estimated Tax payments); filed an amended Tax Return; or prepared or filed any Tax Return in a manner inconsistent with past practice.

(x)	To the knowledge of the Corporation, neither the Corporation nor any of its Subsidiaries is a controlled foreign corporation as described in Section 957 of the Code.

(y)	Neither the Corporation nor any of its Subsidiaries has (i) made any election to defer any payroll Taxes under the CARES Act, (ii) taken out any loan, received any loan assistance or received any other financial assistance, (iii) requested any of the foregoing, in each case under the CARES Act, including pursuant to the Paycheck Protection Program or the Economic Injury Disaster Loan Program, or (iv) claimed any amount of Temporary Wage Subsidy or Canada Emergency Wage Subsidy under Canadian COVID-19 relief legislation.

(z)	The Corporation is not aware of any facts or circumstances that would cause Purchaser to be unable to make a Section 338(g) election in connection with the transactions contemplated by this Agreement or to make an election pursuant to paragraph 88(1)(d) of the Tax Act with respect to any property of the Corporation otherwise eligible for such an election.

(aa)	The Corporation has no knowledge of any facts or circumstances that would cause the Shares of the Corporation to be “taxable Canadian property” of any shareholder within the meaning of Section 248(1) of the Tax Act.

21.	Employee and Labor Matters.

(a)	The Data Room contains a true, correct and complete list of every Corporation Employee as of the date of this Agreement, setting out, whether actively at work or not (and expected return to work date if not), their salaries, target commissions or bonuses, positions, status as full-time or part-time employees, location of employment, start date, whether such individual is on a time limited visa or work permit, and whether such position is exempt or non-exempt from overtime pay in the jurisdiction in which the Corporation Employee works. Except as set forth in Section 21(a) of the Corporation Disclosure Letter, no Corporation Employee is employed pursuant to a work permit.

(b)	To the knowledge of the Corporation, all Corporation Employees and Contractors engaged by the Corporation or any Subsidiary are authorized to work in the jurisdiction in which they are working and have appropriate documentation demonstrating such authorization. To the knowledge of the Corporation, each Person who requires a visa, employment pass or other required permit to work in the jurisdiction in which he/she is working has produced a current visa, employment pass or such other required permit to the Corporation or a Subsidiary and possesses all necessary permission to remain in such jurisdiction and perform services in such jurisdiction.

(c)	The Corporation and its Subsidiaries are, and for the past three (3) years have been, in material compliance with all terms and conditions of employment and all applicable Laws respecting employment, including employment standards, labour, human rights, pay equity, workers’ compensation and occupational health and safety, and there are no material outstanding Actions, orders or other proceedings or, to the knowledge of the Corporation, threatened Actions, orders or other proceedings under any such applicable Law.

(d)	All amounts due or accrued for all salaries, wages, bonuses, commissions, vacation with pay, sick days, termination and severance pay and benefits under Employee Plans have either been paid or are accurately reflected in the Books and Records or in the books and records of the applicable Subsidiary.

(e)	Except for any consideration payable pursuant to an Employee Plan in effect as of the date hereof which has been disclosed to the Purchaser in Section 23(j) of the Corporation Disclosure Letter, or as contemplated pursuant to the Arrangement, there are no change of control payments, golden parachutes, severance payments, retention payments or agreements with current or former Corporation Employees, Contractors or directors providing for cash or other compensation or benefits upon the consummation of, or relating to, the Arrangement or any other transaction contemplated by this Agreement, including a change of control of the Corporation or of any of its Subsidiaries.

(f)	Except as disclosed in Section 21(f) of the Corporation Disclosure Letter, no Corporation Employee has any agreement as to severance except as results from the termination of employment pursuant to applicable Law.

(g)	During the past three (3) years, each of the Corporation and its Subsidiaries has properly characterized retained individuals as either employees or independent contractors for the purposes of Taxes and none of the Corporation or any of its Subsidiaries has received any notice from any Governmental Entity disputing such classification.

(h)	Neither the Corporation nor any of its Subsidiaries is a party to any labour, collective bargaining, works council, employee association or similar agreement.

(i)	To the knowledge of the Corporation, there is no organizing activity involving the Corporation or any of its Subsidiaries pending or threatened by any labour organization or group of employees.

(j)	There are no labour disputes pending against or involving the Corporation or any of its Subsidiaries, and there have been no such disputes in the past three (3) years. Neither the Corporation nor any of its Subsidiaries are currently engaged in any Unfair Labor Practice (as defined in the National Labor Relations Act or applicable provincial labour Laws in Canada), and there are no material Unfair Labor Practice charges, grievances or complaints pending.

(k)	There is not, nor has there been for the last three (3) years, (i) any Action pending or, to the knowledge of the Corporation, threatened in writing by or before any Governmental Entity with respect to the Corporation or any Subsidiary concerning employment-related matters or (ii) any Action, any Action pending or, to the knowledge of the Corporation, threatened in writing against or affecting the Corporation or any Subsidiary brought by any current or former applicant, employee or independent contractor of the Corporation or any Subsidiary.

(l)	There are no material outstanding assessments, penalties, fines, Liens, charges, or surcharges due or owing pursuant to any workplace safety and insurance legislation and neither the Corporation nor any Subsidiary has been reassessed in any material respect under such legislation during the past three (3) years and, to the knowledge of the Corporation, no audit of the Corporation or any Subsidiary is currently being performed pursuant to any applicable workplace safety and insurance legislation.

(m)	As of the date of this Agreement, no member of the Executive Leadership Team (consisting of the Chief Executive Officer and his direct reports) has provided written notice to the Corporation or any of its Subsidiaries that he or she intends to resign, retire or terminate his or her employment with the Corporation or any of its Subsidiaries as a result of the transactions contemplated by this Agreement or otherwise within the twelve (12) month period following the date of this Agreement.

(n)	To the knowledge of the Corporation, no Corporation Employee (i) is subject to any non-competition, non-solicitation, nondisclosure, confidentiality, employment, consulting or similar agreement with any other Person in material conflict with the present and proposed business activities of the Corporation or any Subsidiary, except agreements between the executive officer or other key employee and the Corporation or any Subsidiary or (ii) is in material violation of any common law nondisclosure obligation or fiduciary duty relating to the ability of such individual to work for the Corporation or any Subsidiary or the use of trade secrets and proprietary information.

(o)	The Corporation and its Subsidiaries are and have been during the past eighteen months in compliance in all material respects with any and all “stay-at-home” orders issued by state, provincial or local executive authorities applicable to any location in which the Corporation operates. To the extent the Corporation or any Subsidiary is requiring employees to perform in-person work in any locations subject to such an order or directive, the Corporation or such Subsidiary represents that all or part of its operations qualify as an “essential business” for purposes of such order (to the extent applicable). Neither the Corporation nor any Subsidiary has implemented any material reductions in hours, furloughs, or salary reductions that would reasonably be expected to (i) cause any Corporation Employee currently classified as “exempt” under applicable federal, provincial and state law to lose such “exempt” status, or (ii) cause any Corporation Employee’s compensation to fall below the applicable federal, provincial state, or local minimum wage.

22.	Hostile Workplace. No executive officer, director or management level employee of the Corporation or any of its Subsidiaries is the subject of a pending or, to the knowledge of the Corporation, threatened Action involving an allegation of workplace sexual harassment or assault. During the past three (3) years, neither the Corporation nor any of its Subsidiaries has entered into any settlement agreements related to allegations of workplace sexual harassment or misconduct by: (a) any current executive officer, director or management level employee; or (b) former executive officer, director or management level employee.

23.	Employee Plans.

(a)	Section 23(a) of the Corporation Disclosure Letter lists all material Employee Plans. The Corporation has made available to the Purchaser true and correct copies of the documents governing all such Employee Plans, as amended, and to the extent applicable:

(i)	the three (3) most recent annual reports on Form 5500 and all schedules thereto;

(ii)	the most recent accounting and certified financial statement of each Employee Plan for which such statement is made;

(iii)	the most recent summary plan description and summary of material modifications, as well as all similar employee communications;

(iv)	each plan text, current trust agreement, insurance contract or policy, group annuity contract and any other funding arrangement documents relating to such Employee Plan (including all amendments, restatements or replacements since their establishment);

(v)	the most recent actuarial reports, financial statements or valuation reports;

(vi)	a current Internal Revenue Service opinion or favourable determination letter;

(vii)	the most recent annual information returns filed with Governmental Entities in respect of each Employee Plan for which such filing is required by applicable Law.

(viii)	all material or non-routine correspondence to or from any Governmental Entity in the past three (3) years relating to any Employee Plan; and

(ix)	all nondiscrimination tests for each Employee Plan for the three (3) most recent plan years.

(b)	Other than entitlements provided under the Employee Plans listed in Section 23(a) of the Corporation Disclosure Letter, including continuation of benefits under such Employee Plans on termination of service, there are no arrangements or agreements for the benefit of directors or former directors of the Corporation or any of its Subsidiaries, Corporation Employees or former Corporation Employees of the type described in the definition of “Employee Plans”.

(c)	No Employee Plan is or is intended to be a “registered pension plan”, a “retirement compensation arrangement”, a “deferred profit sharing plan”, a “tax-free savings account” or a “pooled registered pension plan” as such terms are defined under the Tax Act. No Employee Plan contains a “defined benefit provision” as such term is defined under the Tax Act.

(d)	(i) Each Employee Plan is and has been established, registered, funded (where required), administered and maintained in accordance with applicable Law, including ERISA, the Code and the Tax Act, as applicable, in accordance with its terms, in each case, in all material respects. Each Employee Plan that is a “non-qualified deferred compensation plan” (as such term is defined in Section 409A(d)(1) of the Code) has been administered, maintained, and operated in both documentary and operational compliance with Section 409A of the Code and/or the Tax Act and applicable guidance issued thereunder in all material respects. The Corporation and each Subsidiary have complied in all material respects with the Consolidated Omnibus Budget Reconciliation Act of 1985, the Health Insurance Portability and Accountability Act of 1996 and the Family Medical Leave Act of 1993. To the knowledge of the Corporation, no fact or circumstance exists which could adversely affect the registered status of any such Employee Plan which is required to be registered.

(e)	All contributions, premiums or taxes required to be made or paid by the Corporation or any of its Subsidiaries, as the case may be, under the terms of each Employee Plan or by applicable Law have been made, in accordance with the terms of the applicable Employee Plan and as required by all applicable Law. There are no material unpaid contributions due prior to the date of this Agreement with respect to any Employee Plan that are required to have been made in accordance with such Employee Plan, any related insurance contract or any Law and all material contributions due have been timely made, or to the extent not yet due, have been properly accrued on the applicable balance sheet in accordance with the applicable Employee Plan and Law.

(f)	There are no material Actions or claims pending or, to the knowledge of the Corporation, threatened with respect to the Employee Plans (other than routine claims for benefits) and to the knowledge of the Corporation, no event has occurred or facts or circumstances exists that could result in such a material Action.

(g)	No insurance policy or any other agreement with respect to any Employee Plan requires or permits a retroactive increase in contributions, premiums or other payments due under such insurance policy or agreement.

(h)	No Employee Plan is or, within the last six (6) years, has been the subject to any investigation, examination, audit or other proceeding, or Action initiated by any Governmental Entity, is the subject of an application or filing under, or is a participant in, a government-sponsored amnesty, voluntary compliance, self-correction or similar program, and, to the knowledge of the Corporation, there exists no state of facts which after notice or lapse of time or both would reasonably be expected to give rise to any such Action or to affect the registration of any Employee Plan required to be registered.

(i)	None of the Employee Plans provide retiree or post-termination benefits or benefits to retired or terminated employees or to the beneficiaries or dependents of retired or terminated employees, except as specifically required by Part 6 of Title I of ERISA or similar state law for which the covered Person pays the full premium cost of coverage or in accordance with an applicable employment agreement or severance agreement or plan requiring the Corporation or any Subsidiary to pay or subsidize premiums under Part 6 of Title I of ERISA for a terminated or retired employee following the employee’s termination of employment.

(j)	Except as disclosed in Section 23(j) of the Corporation Disclosure Letter, the execution and delivery of, and performance by the Corporation of this Agreement and the consummation of the transactions contemplated by it will not (either alone or in connection with any other event) (i) accelerate the time of payment or vesting under any Employee Plan; (ii) result in an obligation to fund (through a trust or otherwise) any compensation or benefits under any Employee Plan; (iii) increase any amount payable under any Employee Plan; (iv) result in the acceleration of any other material obligation pursuant to any Employee Plan, (v) result in the payment or provision of any amount (whether of compensation, termination, or severance pay or otherwise) that could individually or in combination with any other payment constitute an “excess parachute payment” within the meaning of Section 280G of the Code; (v) limit or restrict the ability of the Corporation, Purchaser, its Subsidiaries, or any of its affiliates to merge, amend or terminate any of the Employee Plans or any related Contract in accordance with its terms; or (vi) result in the forgiveness of any indebtedness of any current or former Corporation Employee, Contractor or director.

(k)	No entity other than the Corporation and its Subsidiaries is or has been a participating employer under any Employee Plan.

(l)	No event has occurred with respect to any Employee Plan, and there has been no failure to act on the part of either the Corporation, any of its Subsidiaries or, to the knowledge of the Corporation, a trustee or administrator of any Employee Plan, that could subject the Corporation, such Subsidiary or such trustee or administrator of the Employee Plan to the imposition of any Tax, penalty, penalty Tax or other liability, whether by way of indemnity or otherwise.

(m)	To the knowledge of the Corporation, there have been no improper withdrawals or improper applications or transfers of funds or assets to or from any Employee Plan.

(n)	Each Employee Plan that is an “employee pension benefit plan” (as defined in Section 3(2) of ERISA) intended to be “qualified” within the meaning of Section 401(a) of the Code has received a recent and currently effective determination letter or can rely on an opinion letter for a prototype plan from the Internal Revenue Service that such plan is so qualified and exempt from taxation in accordance with Sections 401(a) and 501(a) of the Code, and no condition exists that would be expected to adversely affect such qualification or result in material liability to the Corporation.

(o)	None of the Employee Plans are, and none of the Corporation, any Subsidiary or any ERISA Affiliate has sponsored, maintained, contributed to or had an obligation to contribute to or has had any liability, contingent or otherwise, with respect to, (i) a “single employer plan” (as such term is defined in Section 4001(a)(15) of ERISA) subject to Section 412 of the Code or Title IV of ERISA, (ii) a “multiple employer plan” or “multiple employer welfare arrangement” (as such terms are defined in ERISA), (iii) a welfare benefit fund (as such term is defined in Section 419 of the Code), (iv) “multiemployer plans" (as defined in Section (3)(37) of ERISA) or (v) a voluntary employees’ beneficiary association in accordance with Section 501(c)(9) of the Code. There does not now exist, nor do any circumstances exist that would reasonably be expected to result in, following the Effective Time, any liability under Title IV of ERISA to the Corporation or any Subsidiary.

(p)	Neither the Corporation nor any Subsidiary has engaged in a non-exempt “prohibited transaction” (as such term is defined in Section 406 of ERISA and Section 4975 of the Code) or breached any fiduciary duties with respect to any Employee Plan that reasonably would be expected to subject the Corporation or any Subsidiary to any material tax or penalty.

(q)	With respect to any Employee Plan, (i) there is no Action pending or threatened in writing, with or by a current or former participant, employee, officer, director or other individual service provider of the Corporation, the Internal Revenue Service, the U.S. Department of Labor, the Canada Revenue Agency, the Financial Services Regulatory Authority of Ontario, or any other Governmental Entity, other than routine claims for benefits, in each case, that would reasonably be expected to subject the Corporation or any Subsidiary to any material liability; and (ii) each Employee Plan has been maintained in all material respects in compliance with its terms and with the requirements prescribed by applicable Laws.

(r)	No Person is entitled to any gross-up, make-whole, or other additional payment from the Corporation or any Subsidiary with respect to any Tax or interest or penalty related thereto, including in accordance with Sections 4999 or 409A of the Code.

(s)	Neither the Corporation, any Subsidiary nor any ERISA Affiliate has used the services or workers provided by third Person contract labor suppliers, temporary employees, “leased employees” (as that term is defined in Section 414(n) of the Code).

(t)	No promises or commitments have been made in writing by the Corporation to amend any Employee Plan, to provide increased benefits or to establish any new benefit plan, except as required by applicable Laws or as set out in Section 23(t) of the Corporation Disclosure Letter.

(u)	No Employee Plan has a deficit and the liabilities of the Corporation in respect of all Employee Plans are properly accrued and reflected in the audited consolidated financial statements of the Corporation in accordance with GAAP.

24.	Suppliers. Section 24 of the Corporation Disclosure Letter contains a list, as of the date hereof, of the material suppliers of the Corporation and its Subsidiaries with respect to clinical supply. As of the date hereof, the Corporation does not have any outstanding material disputes with such suppliers, and to the knowledge of the Corporation, there is no reasonable basis for any such dispute and, to the knowledge of the Corporation, no material supplier has any intention to materially adversely change its relationship or the terms upon which it conducts business with the Corporation.

25.	Environmental Matters.

(a)	Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) no written directive or notice of infraction or written notice of any claim, order, investigation, proceeding, judgment or penalty has been received by the Corporation or any of its Subsidiaries alleging any violation or non-compliance by, or liability of, the Corporation or any of its Subsidiaries under any Environmental Laws, and (ii) there are no Actions pending or threatened which allege a breach of any Environmental Laws by the Corporation or any of its Subsidiaries.

(b)	The operations of the Corporation and its Subsidiaries are currently, and have been at all times, in compliance with Environmental Laws and all Authorizations issued pursuant to Environmental Laws, except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(c)	Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) neither the Corporation nor or any of its Subsidiaries has caused or permitted any release of any Hazardous Substances on, at, from or under any real property currently or formerly owned, leased, operated or occupied by the Corporation or any of its Subsidiaries that would reasonably be expected to form the basis of any material Action against the Corporation or any of its Subsidiaries or result in any material liability under Environmental Laws, and (ii) there are no Hazardous Substances in the soil, sediment, and/or groundwater on, at, under, migrating to, or migrating from the Leased Real Properties.

(d)	Neither the Corporation nor any of its Subsidiaries has assumed responsibility for or agreed to indemnify or hold harmless any Person for any material liability or obligation arising under any Environmental Laws that would reasonably be expected to form the basis of any material Action against the Corporation or any of its Subsidiaries.

(e)	Neither the Corporation nor any Subsidiary is a party or subject to any order of a Governmental Entity under any Environmental Law.

(f)	Neither the Corporation nor any of its Subsidiaries have received any written or oral notice of, nor do they have any knowledge of, any proceeding, order, or decision (judicial or administrative) pending or threatened by any Governmental Entity to revoke, suspend, modify or limit any Authorizations issued to the Corporation or its Subsidiaries pursuant to Environmental Laws.

26.	Leased Real Property.

(g)	Section 26(a) of the Corporation Disclosure Letter sets forth a complete list of all real property and interests in real property leased, subleased, licensed, sublicensed, or occupied by the Corporation and its Subsidiaries (the Leased Real Properties) pursuant to a lease, sublease, license, sublicense, occupancy agreement or similar Contract under which the Corporation or any of its Subsidiaries is a lessee, sublessee, licensee, sublicensee or occupant of a Leased Real Property (the Real Property Leases). The Corporation has made available to the Purchaser true, correct and complete copies of the Real Property Leases, together with all amendments, modifications or supplements, if any, thereto.

(h)	Other than pursuant to the Real Property Leases, neither the Corporation nor any Subsidiary leases, licenses or occupies any other real property.

(i)	Each Real Property Lease is valid and legally binding on the Corporation or the applicable Subsidiary and, to the knowledge of the Corporation, each other party thereto, and is enforceable in accordance with its terms by the Corporation or the applicable Subsidiary (subject to bankruptcy, insolvency and other Laws affecting creditors’ rights generally, and to general principles of equity), and neither the Corporation nor any of its Subsidiaries is in breach of or default under any Real Property Lease, and to the knowledge of the Corporation, no event has occurred which, with notice, lapse of time or both, would constitute a breach or default by the Corporation or any of its Subsidiaries or permit termination, modification or acceleration by any counterparty thereunder or restrict the ability of the Corporation or any of its Subsidiaries to exercise any of its rights as lessee thereunder, including any rights of extension or renewal or first rights of refusal contained therein, and as of the date hereof, there is no dispute in respect of any Leased Real Property.

(j)	To the knowledge of the Corporation, no counterparty has repudiated or has the right to terminate or repudiate any Real Property Lease (except for the normal exercise of remedies in connection with a default thereunder or any termination rights set forth in a Real Property Lease) or any material provision thereof.

(k)	The current uses of the Leased Real Property by the Corporation and its Subsidiaries comply in all material respects with the provisions of applicable Real Property Lease.

(l)	To the knowledge of the Corporation, no counterparty to any Real Property Lease is in material default thereunder.

(m)	Neither the Corporation nor any Subsidiary owns or has ever owned any real property.

(n)	There are no Liens, except for Permitted Liens, affecting the leasehold, subleasehold or occupancy rights of the Corporation or its Subsidiaries to any Leased Real Property.

(o)	Except as set forth in Section 26(i) of the Corporation Disclosure Letter, there are (i) no third party consents, waivers or approvals that are required to be obtained under the Real Property Leases in connection with the Arrangement in respect of such properties, and (ii) no notices that are required to be given to any third parties under the Real Property Leases in connection with the Arrangement in respect of such properties.

(p)	The Leased Real Property are in good working order, are not under construction/subject to any renovation obligations, there are no outstanding work orders and the Real Property Leases have not been assigned, subleased or mortgaged.

27.	Personal Property.

(q)	With respect to all personal or movable tangible property owned by the Corporation and/or its Subsidiaries (the Owned Personal Property), except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) the Corporation and/or its Subsidiaries, as applicable, have good and valid title to all material Owned Personal Property, free and clear of any Liens other than Permitted Liens; (ii) there are no outstanding options or rights of first refusal to purchase any material Owned Personal Property, or any material portion thereof or interest therein; and (iii) the current use of the material Owned Personal Property complies with applicable Law.

(r)	With respect to any personal or movable tangible property leased or subleased by the Corporation or its Subsidiaries (the Leased Personal Property), except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) the lease or sublease agreement for such property is valid and legally binding on the Corporation or the applicable Subsidiary and, to the knowledge of the Corporation, each other party thereto, and is enforceable and in full force and effect (subject to bankruptcy, insolvency and other Laws affecting creditors’ rights generally, and to general principles of equity), and neither the Corporation nor any of its Subsidiaries is in breach of or default under such lease or sublease, and to the knowledge of the Corporation no event has occurred which, with notice, lapse of time or both, would constitute a breach or default by the Corporation or any of its Subsidiaries or permit termination, modification or acceleration by any third party thereunder; (ii) no third party has repudiated or has the right to terminate or repudiate any such lease or sublease agreement (except for the normal exercise of remedies in connection with a default thereunder or any termination rights set forth in the lease or sublease) or any provision thereof; and (iii) none of the lease or sublease agreements have been assigned by the Corporation or any of its Subsidiaries in favour of any Person. To the knowledge of the Corporation, no counterparty to any foregoing lease or sublease agreement is in material default thereunder. There are no Liens, other than Permitted Liens, on the leaseholds or subleaseholds of the Corporation or any of its Subsidiaries to any material Leased Personal Property.

28.	Material Contracts.

(a)	Section 28(a) of the Corporation Disclosure Letter sets out a complete and accurate list of all Material Contracts as of the date hereof, true correct and complete copies of the Material Contracts have been made available to Purchaser, and as of the date hereof, no such Contract has been modified, rescinded or terminated by the Corporation, any of its Subsidiaries or, to the Corporation’s knowledge, any other party to such Contract.

(b)	Each Material Contract is valid, legally binding on the Corporation or the applicable Subsidiary and, to the knowledge of the Corporation, each other party thereto, and in full force and effect and is enforceable by the Corporation or a Subsidiary, as applicable, in accordance with its terms (subject to bankruptcy, insolvency and other Laws affecting creditors’ rights generally, and to general principles of equity).

(c)	The Corporation and each of its Subsidiaries has performed in all material respects all respective material obligations required to be performed by them to date under the Material Contracts. Neither the Corporation nor any of its Subsidiaries is in material breach or default under any Material Contract, nor does the Corporation have knowledge of any event that has occurred that with the passage of time or the giving of notice or both would result in such a material breach or default.

(d)	Neither the Corporation nor any of its Subsidiaries has received any written notice of, any material breach or default under any Material Contract.

(e)	As of the date hereof, none of the Corporation or any of its Subsidiaries have received any notice, that any party to a Material Contract intends to cancel, terminate or otherwise modify or not renew its relationship with the Corporation or with any of its Subsidiaries, and, to the knowledge of the Corporation, no such action has been threatened.

29.	FDA and Related Matters.

(a)	Except as set forth in Section 29(a) of the Corporation Disclosure Letter, the Corporation: (i) is and, since December 31, 2018, has been in material compliance with all Healthcare Laws including, but not limited to, all statutes, rules or regulations of the FDA and other comparable Governmental Entities applicable to the ownership, testing, development, manufacture, packaging, processing, use, distribution, marketing, labeling, promotion, sale, offer for sale, storage, import, export or disposal of any product under development, manufactured or distributed by the Corporation; and (ii) since December 31, 2018, has not received any Form FDA 483, notice of adverse finding, warning letter, untitled letter or other correspondence or notice from the FDA or any Governmental Entity alleging or asserting material noncompliance with any applicable Laws set forth in (a)(i), or any licenses, certificates, approvals, clearances, exemptions, authorizations, permits and supplements or amendments thereto required by any such applicable Laws, and to the knowledge of the Corporation, neither the FDA nor any Governmental Entity are considering such action against the Corporation or any Subsidiary.

(b)	To the knowledge of the Corporation, there are no actual or threatened enforcement actions by the FDA or any other Governmental Entity which has jurisdiction over the operations of the Corporation or any Subsidiary against the Corporation or such Subsidiary. Since December 31, 2018, neither the Corporation nor any Subsidiary has received written notice of any pending or threatened claim by the FDA or any other Governmental Entity which has jurisdiction over the operations of the Corporation or any Subsidiary against the Corporation or any Subsidiary, and to the knowledge of the Corporation, no Governmental Entity is considering such action.

(c)	Since December 31, 2018, all material reports, documents, claims and notices required to be filed, maintained or furnished to the FDA or any Governmental Entity, including all registrations and reports required to be filed with clinicaltrials.gov, by the Corporation or any Subsidiary have been so filed, maintained or furnished. All such reports, documents, claims and notices were complete and correct in all material respects on the date filed (or were corrected in or supplemented by a subsequent filing) such that no material liability exists with respect to the completeness or accuracy of such filing. The Corporation has made available to the Purchaser complete and correct copies of each application or other material filing including all material related supplements, amendments, correspondence and annual reports made with any Governmental Entity made on behalf of the Corporation or any of its Subsidiaries relating to any Corporation Pharmaceutical Product.

(d)	Any and all preclinical studies and clinical trials being conducted by or on behalf of the Corporation or Subsidiary, including any activities related to any planned or future studies or trials, have been and are being conducted in compliance in all material respects with experimental protocols, procedures and controls pursuant to applicable Laws, rules and regulations, including the applicable requirements of Good Laboratory Practices, Good Clinical Practices, all applicable requirements relating to protection of human subjects contained in 21 C.F.R. Parts 50, 54, and 56, any conditions, restrictions or limitations imposed on any Authorization, and all applicable registration and publication requirements (including, if applicable, registration on http://clinicaltrials.gov) and any non-U.S. equivalents thereof, as applicable. As of the date hereof, no studies or trials that have been conducted or are currently being conducted have or have had results that undermine in any material respect the study results described or referred to in any documents filed with or furnished to the U.S. Securities Exchange Commission filed prior to the date hereof, when viewed in the context in which such results are described and the state of development. Neither the Corporation nor any Subsidiary has received any notices, correspondence or other communication from the FDA, any other Governmental Entity, or an Institutional Review Board requiring the termination, suspension or material modification of any ongoing or planned studies in clinical development conducted by, or on behalf of, the Corporation or any Subsidiary, or in which the Corporation or any Subsidiary has participated and to the knowledge of the Corporation, neither the FDA, nor any other Governmental Entity, nor an Institutional Review Board is considering such action.

(e)	Section 29(e) of the Corporation Disclosure Letter sets forth a true and complete list of each country in which a clinical trial related to any Corporation Pharmaceutical Product is being conducted by or on behalf of the Corporation or any of its Subsidiaries.

(f)	Since December 31, 2018, the development, manufacture, labeling and storage, as applicable, of materials by the Corporation or any Subsidiary has been and is being conducted in compliance in all material respects with all applicable Laws including the FDA’s current Good Laboratory Practices, Good Manufacturing Practices and Good Clinical Practices.

(g)	Neither the Corporation nor any Subsidiary nor, to the knowledge of the Corporation, any of its officers, employees, agents or clinical investigators (i) made an untrue statement of a material fact or fraudulent statement to the FDA or any Governmental Entity, (ii) failed to disclose a material fact required to be disclosed to the FDA or any Governmental Entity, or (iii) committed any other act, made any statement or failed to make any statement, that (in any such case) would reasonably be expected to provide a basis for the FDA to invoke its policy with respect to “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities” set forth in 56 Fed. Reg. 46191 (September 10, 1991) and any amendments thereto. Neither the Corporation nor any Subsidiary nor, to the knowledge of the Corporation, any of its officers, employees or agents have been convicted of any crime or engaged in any conduct that has resulted in or would reasonably be expected to result in (i) debarment under 21 U.S.C. Section 335a or any similar Law or (ii) exclusion under 42 U.S.C. Section 1320a-7 or any similar Laws.

(h)	Neither the Corporation nor any Subsidiary has marketed, advertised, sold or commercialized any product or is currently marketing, selling or otherwise commercializing any product.

(i)	Neither the Corporation nor any Subsidiary is a party to any corporate integrity agreements, monitoring agreements, consent decrees, settlement orders or similar agreements with or imposed by any Governmental Entity.

30.	Healthcare Regulatory Compliance.

(a)	The Corporation and each Subsidiary is, and at all times since December 31, 2018 has been, in material compliance with all applicable Healthcare Laws and, as of the date of this Agreement, there is no civil, criminal, administrative, or other action, subpoena, suit, demand, claim, hearing, proceeding, written notice or demand pending, received by or overtly threatened in writing against the Corporation or any Subsidiary related to such applicable Healthcare Laws.

(b)	Since December 31, 2018, neither the Corporation nor any Subsidiary has engaged in an unlawful or unauthorized practice of medicine or other professionally licensed activities through any web sites sponsored or operated, or formerly sponsored or operated, by the Corporation or any Subsidiary.

(c)	Since December 31, 2018, no person has filed against the Corporation or any Subsidiary an action relating to the Corporation under any federal or state whistleblower statute, including under the False Claims Act of 1863 (31 U.S.C. § 3729 et seq.).

31.	Intellectual Property.

(a)	Section 31(a) of the Corporation Disclosure Letter sets forth all Owned Intellectual Property that is (i) registered, issued or subject to a pending application for registration or issuance, including patents, trademarks, service marks, copyrights and internet domain names; (ii) social media accounts and handles, or (iii) any material proprietary Software developed by or on behalf of the Corporation or its Subsidiaries.

(b)	All Corporation Intellectual Property is either solely and exclusively owned by the Corporation or licensed by the Corporation or its Subsidiaries (such licensed Intellectual Property, the Licensed IP). The Owned Intellectual Property is owned by, and the Licensed IP is licensed or otherwise provided to, respectively, the Corporation and its Subsidiaries free and clear of any and all Liens, except for Permitted Liens.

(c)	To the knowledge of the Corporation, the Owned Intellectual Property and Licensed IP collectively consists of all the Corporation Intellectual Property.

(d)	Neither the Corporation nor any of its Subsidiaries has received any written notice or claim challenging ownership of or rights by the Corporation or its Subsidiaries to any of the material Intellectual Property used by the Corporation or suggesting that any other Person has any claim of legal or beneficial ownership or other claim or interest with respect thereto (other than the licensor in the case of the Licensed IP and any licenses granted by the Corporation in the Ordinary Course in the case of Owned Intellectual Property), nor, to the knowledge of the Corporation, is the Corporation or any Subsidiary engaged in any activity that would give rise to a reasonable basis for any such claim.

(e)	As of the Effective Date, all fees payable in respect of the maintenance of the Owned Intellectual Property have been paid and all registrations, and applications for registration, with respect to such Owned Intellectual Property are in good standing, except where the Corporation has decided not to maintain such Owned Intellectual Property.

(f)	(i) To the knowledge of the Corporation, all rights to the Owned Intellectual Property are valid, subsisting and enforceable and (ii) there is no written claim which is ongoing or to the knowledge of the Corporation, alleged (including any opposition, re-examination or protest) which might result in any material Owned Intellectual Property being invalidated, revoked or the subject of a compulsory license or which otherwise challenges the ownership, validity or enforceability of such Owned Intellectual Property. To the knowledge of the Corporation, there is no claim which is ongoing or alleged (including any opposition, re-examination or protest) which might result in any Licensed IP being invalidated or revoked.

(g)	To the knowledge of the Corporation, the conduct of the business of the Corporation and its Subsidiaries, including the research, development, manufacture and other exploitation of the Corporation Pharmaceutical Products have not infringed or misappropriated any other Person’s Intellectual Property. Neither the Corporation nor any of its Subsidiaries is party to any Action nor, to the knowledge of the Corporation, is any Action threatened, that alleges that the conduct of the business of the Corporation or its Subsidiaries, including the research, development, manufacture and other exploitation of the Corporation Pharmaceutical Products, have infringed or otherwise misappropriated any other Person’s Intellectual Property. To the knowledge of the Corporation, no Person has infringed or misappropriated or is infringing or misappropriating the right of the Corporation or any of its Subsidiaries in or to any of the Corporation Intellectual Property or Owned Intellectual Property.

(h)	All agreements relating to the Licensed IP (the License Agreements) are in full force and effect, and neither the Corporation nor any of its Subsidiaries is in default of its obligations thereunder in any material respect or otherwise in a manner that, with notice or lapse of time or both, would give rise to a termination right of a third party or an actual or potential loss of rights of Corporation or any of its Subsidiaries. Pursuant to the License Agreements, the Corporation and its Subsidiaries have been granted the necessary rights to the Licensed IP to the extent required to operate the business of the Corporation and its Subsidiaries in a manner consistent with such practices since December 31, 2018.

(i)	The Arrangement will not materially breach any term of any License Agreement, or entitle any other Person party to any such License Agreement to terminate or modify it, or otherwise adversely affect any of the Corporation’s or any of its Subsidiaries’ rights under it in any material respect.

(j)	Neither the execution, delivery, or performance of this Agreement, nor the consummation of the transactions contemplated hereunder, will result in the loss or impairment of, or require the consent of any other Person in respect of, the Corporation's or its Subsidiaries' right to own or use any material Corporation Intellectual Property or Owned Intellectual Property.

(k)	The Corporation and its Subsidiaries have not used any Open Source Software in a manner that would reasonably be expected to (i) require the Corporation to contribute, license, attribute or disclose to any Person any proprietary software or source code (including any Software) to any downstream recipients at no cost, (ii) grant to any Person any licenses, rights or immunities under or with respect to Software, or (iii) violate any applicable Open Source Software license.

(l)	Except as set forth in Section 31(l) of the Corporation Disclosure Letter, the Corporation is not obligated to pay a royalty, grant a license to, or provide other material consideration to any third party in connection with the Owned Intellectual Property or Licensed IP.

(m)	To the knowledge of the Corporation, neither the sale nor use of any drug candidates or processes of the Corporation have infringed, misappropriated or violated, or will, infringe, misappropriate or violate, any right or valid patent claim of any third party.

(n)	Section 31(n) of the Corporation Disclosure Letter contains a complete and accurate list of all Material Contracts between the Corporation or any Subsidiary and any contract research organization with respect to any Corporation Pharmaceutical Product, other than non-disclosure agreements entered into in the Ordinary Course. Each such Contract listed in Section 31(n) of the Corporation Disclosure Letter is valid and binding on the Corporation or its Subsidiary and, to the knowledge of the Corporation, each other party thereto, and is in full force and effect. None of the Corporation, any of its Subsidiaries or, to the knowledge of the Corporation, any other party, is in breach of, or default under, in any material respect, any Contract listed in Section 31(n) of the Corporation Disclosure Letter, and (i) no event has occurred that with notice or lapse of time or both would give rise to a termination right of any third party or loss of rights of Corporation or any of its Subsidiaries, or (ii) constitute such a breach or default thereunder in any material respect by the Corporation or any of its Subsidiaries or, to the knowledge of the Corporation, any other party thereto. Neither the Corporation nor any of its Subsidiaries has received any written notice or, to the knowledge of the Corporation, other communication regarding any material violation or breach of or default under, or intention to cancel or materially modify, any Contract listed in Section 31(n) of the Corporation Disclosure Letter.

(o)	To the knowledge of the Corporation, none of the activities of the employees of the Corporation or any Subsidiary violates any agreement or arrangement which any such employees have with former employers. All current and former employees and consultants who contributed to the discovery or development of any of the subject matter of any Owned Intellectual Property or the Corporation Pharmaceutical Products did so either (x) within the scope of their employment such that, in accordance with applicable Law, all rights to such developed subject matter became the exclusive property of the Corporation or a Subsidiary or (y) pursuant to written agreements assigning all rights to such developed subject matter to the Corporation or Subsidiary, including an express waiver of any moral rights relating thereto.

(p)	To the knowledge of the Corporation, each current or former employee, contractor or consultant of the Corporation or any Subsidiary who has material proprietary knowledge of or information relating to the Intellectual Property of the Corporation or any Subsidiary has executed and delivered to the Corporation or the Subsidiary an agreement or agreements restricting, on at least customary protective terms, such person’s right to use and disclose such information relating to the Intellectual Property of the Corporation or the Subsidiary.

(q)	No government funding, facilities or personnel of a university, college, other educational institution or research center or funding from governmental or academic third parties was used in the development of any of the Owned Intellectual Property.

(r)	The Corporation and its Subsidiaries have maintained and currently maintain commercially reasonable practices to protect the confidentiality of any confidential information or Trade Secrets disclosed to, owned or possessed by them. To the knowledge of the Corporation, the Corporation and its Subsidiaries are not in breach of and have not breached any obligations or undertakings of confidentiality which they owe or have owed to any third party.

(s)	There are no settlements, injunctions, forbearances to sue, consents, judgments, or orders or similar obligations to which the Corporation or any Subsidiary is party that: (i) restrict the Corporation’s or any Subsidiary’s use, exploitation, assertion or enforcement of any Corporation Intellectual Property anywhere in the world; (ii) restrict the conduct of the business of the Corporation, any Subsidiary or any of its respective employees; or (iii) grant third parties any material rights under any Corporation Intellectual Property. After giving effect to the agreement and arrangement, no past or present director, officer, employee, consultant or independent contractor of the Corporation or its Subsidiaries owns (or has any claim, or any right (whether or not currently exercisable) to any ownership interest, in or to) any Corporation Intellectual Property.

32.	Patents and Patent Applications. All patents and patent applications owned by or licensed to the Corporation or under which the Corporation has rights have been duly and properly filed and maintained; to the knowledge of the Corporation, the parties prosecuting such applications have complied with their duty of candor and disclosure to the U.S. Patent and Trademark Office in connection with such applications; and the Corporation is not aware of any facts required to be disclosed to the U.S. Patent and Trademark Office that were not disclosed to the U.S. Patent and Trademark Office and which would preclude the grant of a patent in connection with any such application or would reasonably be expected to form the basis of a finding of invalidity with respect to any patents that have issued with respect to such applications. Assignment documents assigning to the Corporation or Subsidiary all rights of such employees, contractors and consultants have been duly filed at the U.S. Patent and Trademark Office for all patent applications and patents owned in whole or in part by the Corporation or any Subsidiary.

33.	Product Liabilities. None of the Corporation or any of its Subsidiaries has received any written claim, and to the knowledge of the Corporation, any other claim, and, to the knowledge of the Corporation, there are no incidents that could reasonably be expected to give rise to a claim for or based upon breach of product warranty (other than warranty service and repair claims in the Ordinary Course), strict liability in tort, negligent manufacture of product, negligent provision of services or any product complaint, adverse event report or any other similar allegation of liability, including or resulting in product recalls and including or resulting in bodily injury or property damage, arising from the materials, design, testing, manufacture, packaging, labeling (including instructions for use), clinical trials of or sale of any Corporation Pharmaceutical Product or from the provision of services, and to the knowledge of the Corporation, there is no basis for any such claim. Except for compassionate use, the Corporation does not sell and has never sold any pharmaceutical or medicinal compounds or products.

34.	Computer Systems. As of the date hereof, the Corporation’s IT Systems adequately meet the immediate and anticipated data processing and other computing needs of the operations of the Corporation and its Subsidiaries. The Corporation and its Subsidiaries have commercially reasonable measures in place, consistent with commercially acceptable standards and practices, designed to safeguard against the unauthorized access, use, copying or modification to or of system programs and data files comprised within the Corporation’s IT Systems. The Corporation and its Subsidiaries have commercially reasonable data and system back-up practices and procedures in place, consistent with commercially acceptable practices and procedures, designed to safeguard against the loss, corruption or malfunction of the data and systems of the Corporation and its Subsidiaries. In the past twenty-four (24) months, there has been no failure or other substandard performance of any of the Corporation’s IT System that has caused a material disruption to the Corporation or its Subsidiaries. Each of the Corporation and its Subsidiaries, owns or has a valid right to access and use all IT Systems. The Corporation, together with its Subsidiaries, possess a sufficient number of licenses for any software provided by any Person (Third-Party Software) and used by the Corporation and its Subsidiaries. Neither the Corporation nor its Subsidiaries is in breach or default of any Contracts pursuant to which the Corporation or its Subsidiaries has received a license or the right to access Third-Party Software, neither the Corporation nor any of its Subsidiaries is using the Third-Party Software outside the scope of the license or right to access provided by any Person, and the Corporation’s and its Subsidiaries use of the Third-Party Software is not in excess of the number of licenses paid for by the Corporation and its Subsidiaries.

35.	Cybersecurity. To the knowledge of the Corporation, there has been no material Security Breach or other material compromise of or relating to any of the Corporation’s IT Systems, data (including the data of their respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of them), equipment or technology, and (a) the Corporation has not been notified, and has no knowledge of any event or condition that would reasonably be expected to result in, any material Security Breach or other material compromise to its IT Systems, data (including the data of their respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of them), equipment or technology; (b) the Corporation is presently in compliance with all applicable Laws and contractual obligations relating to the privacy and security of its IT Systems, data (including the data of their respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of them), equipment and technology and to the protection of such IT Systems, data (including the data of their respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of them), equipment or technology from unauthorized use, access, misappropriation or modification, except as would not, in the case of this clause (b), individually or in the aggregate, have a Material Adverse Effect; and (c) the Corporation has implemented commercially reasonable backup technology.

36.	Privacy, Security and Anti-Spam.

(a)	The Corporation and its Subsidiaries have complied, in all material respects, with all applicable Laws governing privacy and all applicable contractual obligations to third parties relating to privacy, data protection, processing, transfer or security of Personal Information as well as publicly posted privacy policies regarding Personal Information; and no written notices, or complaints have been received by, and, to the knowledge of the Corporation, no claims are pending (whether by a Governmental Entity or Person), or, to the knowledge of the Corporation, threatened against the Corporation or any of its Subsidiaries alleging a violation of any third party’s privacy, or Personal Information including any alleged violation of applicable Laws, contractual obligations or publicly posted policies governing privacy.

(b)	The Corporation and its Subsidiaries maintain commercially reasonable measures, including commercially reasonable steps when using vendors, appropriate written policies and procedures and appropriate organizational, physical, administrative and technical safeguards, designed to protect the privacy, confidentiality, and security of Personal Information against a Security Breach, consistent with industry practice and applicable Law. The Corporation and its Subsidiaries periodically assess risks to the privacy, confidentiality and security of Personal Information. To the Corporation’s knowledge, during the three (3) years prior to the date hereof, (i) there have been no material Security Breaches in the Corporation’s or any of its Subsidiaries’ or vendors’ Computer Systems, and (ii) there have been no disruptions in the Corporation’s or any of its Subsidiaries’ Computer Systems that materially adversely affected the Corporation’s and its Subsidiaries’ business or operations.

(c)	To the knowledge of the Corporation, the Corporation and its Subsidiaries (i) have operated their businesses in compliance with all Laws relating to Personal Information, including by obtaining study subject consent and/or authorization to use and disclose Personal Information for research and including medical records and medical information privacy, that regulate or limit the collection, maintenance, use, disclosure, processing or transmission of study records, medical records, patient information or other Personal Information made available to or collected by the Corporation or its Subsidiaries in connection with the operation of its business, and (ii) have implemented all confidentiality, security and other protective measures required in connection with (i), in each case, in all material respects.

(d)	To the knowledge of the Corporation, neither the Corporation nor any of its Subsidiaries or vendors has experienced any breach, misappropriation, or unauthorized collection, use or disclosure of any Personal Information and all protected health information (including protected health information having the meaning set forth in 45 C.F.R. § 160.103) for which written notification was given or required to be given to any Person or Governmental Entity under applicable privacy Laws, since December 31, 2018.

(e)	The Corporation and its Subsidiaries have obtained or will obtain any and all required rights, permissions, and consents to permit the transfer of Personal Information in connection with the transactions contemplated by this Agreement and by the Plan of Arrangement.

37.	Insurance.

(a)	The Corporation and its Subsidiaries carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is currently, and since December 31, 2018, has continuously been in full force and effect. As of the date hereof, the Corporation has no reason to believe that it or its Subsidiaries will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not, singly or in the aggregate, result in a Material Adverse Effect. Neither of the Corporation nor its subsidiaries has been denied any insurance coverage which it has sought or for which it has applied.

(b)	As of the date hereof, there is no material claim pending under any insurance policy of the Corporation or any of its Subsidiaries that has been denied, rejected, questioned or disputed by any insurer or as to which any insurer has made any reservation of rights or refused to cover all or any portion of such claims. To the knowledge of the Corporation, all Actions covered by any of the insurance policies have been properly reported to the applicable insurer.

38.	Books and Records. Since December 31, 2018, the Books and Records (a) have, in all material respects, been maintained in compliance with applicable Laws, and (b) accurately and fairly reflect in all material respects all material financial transactions relating to the business carried on by the Corporation and its Subsidiaries.

39.	Restrictions on Conduct of Business. Neither the Corporation nor any of its Subsidiaries is bound by any judgment, injunction, order or decree which purports to, in any material respect (a) limit the manner (including any business practice) or the localities in which all or any portion of the business of the Corporation or its Subsidiaries are conducted; or (b) restrict any acquisition or disposition of any property by the Corporation or by any of its Subsidiaries.

40.	Funds Available on Termination. The Corporation has sufficient funds available to pay the Corporation Termination Fee.

41.	No Shareholder Rights Plan. The Corporation does not have in place, and the Shareholders have not adopted or approved, any shareholders rights plan or a similar plan giving rights to acquire additional Shares upon execution or performance of the obligations under this Agreement.

42.	Anti-Money Laundering and Anti-Corruption.

(a)	The operations of the Corporation and of each of its Subsidiaries are and have been conducted during the past five (5) years, in compliance in all material respects with anti-money laundering Laws and the rules and regulations thereunder and any related or similar Laws, rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity relating to anti-money laundering (collectively, the Anti-Money Laundering Laws) and no Action, suit or proceeding by or before any court or Governmental Entity involving the Corporation or any of its Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Corporation, threatened.

(b)	Neither the Corporation nor any of its Subsidiaries nor, to the knowledge of the Corporation, any of their respective current or former directors, executives, officers, agents or other Corporation Employees or Representatives, in each case while acting for or on behalf of the Corporation or its Subsidiaries, has: (i) offered, promised, made or authorized, or agreed to offer, promise, make or authorize (or made attempts at doing any of the foregoing) any contribution, expense, payment or gift of funds, property or anything else of value to or for the use or benefit of any Government Official for the purpose of securing action or inaction or a decision of a Governmental Entity or a Government Official, influence over such action, inaction or decision, or any improper advantage; (ii) used or is using any corporate funds for any illegal contributions, gifts, entertainment or other expenses relating to political activity that would be illegal; (iii) used or is using any corporate funds for any direct or indirect illegal payments to any foreign or domestic Government Officials; (iv) taken any action which is or would otherwise be prohibited by any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, the Corruption of Foreign Public Officials Act (Canada), the U.K. Bribery Act 2010, or the rules and regulations promulgated thereunder, or any applicable Law, rule or regulation of similar effect in other jurisdictions (collectively, the Anti-Corruption Laws); (v) has established or maintained, or is maintaining, any illegal fund of corporate monies or other properties; or (vi) made any bribe, illegal rebate, illegal payoff, influence payment, kickback or other illegal payment of any nature.

(c)	The Corporation utilizes effective control procedures and an internal accounting controls system that is sufficient to provide reasonable assurances that violations of applicable Anti-Corruption Laws or Anti-Money Laundering Laws or regulations will be prevented, detected and deterred.

43.	OFAC. None of the Corporation, its Subsidiaries or, to the knowledge of the Corporation, any director, officer, agent, employee, affiliate or representative of the Corporation or its Subsidiaries is an individual or entity currently the subject or target of any sanctions administered or enforced by the United States Government, including the U.S. Department of the Treasury’s Office of Foreign Assets Control, Canada, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority, nor is the Corporation located, organized or resident in a Sanctioned Country.

44.	Customs and International Trade Laws.

(a)	Within the past five (5) years, the Corporation and each Subsidiary have been in material compliance with all applicable Customs & International Trade Laws and no formal claims concerning the liability of the Corporation or any Subsidiary under such Laws are unresolved. Without limiting the foregoing, within the past five (5) years (i) the Corporation and each Subsidiary and, to the knowledge of the Corporation, all Persons acting on their behalf have obtained all import and export licenses and all other consents, notices, waivers, approvals, orders, authorizations, registrations, declarations, classifications and filings required for the export, import, reexport or transfer of goods, services, software and technology required for the operation of the respective businesses of the Corporation and each Subsidiary, including any Authorizations required under Customs & International Trade Laws, (ii) no Governmental Entity has initiated any Action or imposed any civil or criminal fine, penalty, seizure, forfeiture, revocation of any Authorization under Customs & International Trade Laws, debarment or denial of future Authorizations under Customs & International Trade Laws against any of the Corporation or any Subsidiary or any of their respective directors, officers, employees or agents in connection with any actual or alleged violation of any applicable Customs & International Trade Laws and (iii) there have been no written claims, investigations or requests for information by a Governmental Entity with respect to the Corporation’s and each Subsidiary’s Authorizations and compliance with applicable Customs & International Trade Laws.

(b)	Neither the Corporation nor any Subsidiary, and no director, officer or employee of any of the Corporation or its Subsidiaries, (i) is a Sanctioned Person, (ii) has, within the past five (5) years, engaged in any unlawful business or dealings, directly or indirectly, involving any Sanctioned Person, or (iii) has pending or, to the knowledge of the Corporation, threatened claims against it with respect to Sanctions.

(c)	Each of the Corporation and each Subsidiary and any director, officer or employee thereof (in such capacity) is in compliance with, and has not violated within the past five (5) years, any Sanctions, and the Corporation and each Subsidiary has in place adequate controls and systems reasonably designed to provide reasonable assurances of compliance with Laws pertaining to Sanctions in each of the jurisdictions in which the Corporation or any Subsidiary do, or in the past have done, business.

45.	Financial Advisors. Other than Centerview Partners LLC, there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of the Corporation or any of its Subsidiaries who might be entitled to any fee or commission from the Corporation or any of its Subsidiaries in connection with the transactions contemplated by this Agreement. The Board has received the Fairness Opinion, and, as of the date of the Agreement, the Fairness Opinion has not been withdrawn, revoked or otherwise modified.

SCHEDULE D

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER AND THE PARENT

1.	Organization and Qualification. The Purchaser is a corporation formed and validly existing under the Laws of the Province of British Columbia. The Parent is a corporation formed and validly existing under the Laws of the State of Delaware. Each of the Purchaser and the Parent is duly registered or otherwise authorized to do business and is in good standing in each jurisdiction in which the character of its properties, owned, leased, licensed or otherwise held, or the nature of its activities makes such registration necessary, except where the failure to be so registered or in good standing would not prevent, adversely impair or materially delay the consummation of the transactions contemplated by this Agreement.

2.	Corporate Authorization. The execution, delivery and performance by each of the Purchaser and the Parent of this Agreement and the consummation of the transactions contemplated hereby are within each of the Purchaser’s and the Parent’s power and capacity and have been duly authorized by each of the Purchaser and the Parent and no other proceedings on the part of the Purchaser or the Parent are necessary to authorize this Agreement or the transactions contemplated hereby.

3.	Execution and Binding Obligation. This Agreement has been duly executed and delivered by each of the Purchaser and the Parent, and, assuming the due authorization, execution and delivery by the other parties hereto, constitutes a valid and binding agreement of each of the Purchaser and the Parent, enforceable against each of the Purchaser and the Parent in accordance with its terms, subject to the qualification that such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other Laws of general application relating to or affecting rights of creditors and that equitable remedies, including specific performance, are discretionary and may not be ordered.

4.	Governmental Authorization. The execution, delivery and performance by each of the Purchaser and the Parent of this Agreement and the consummation by each of the Purchaser and the Parent of the transactions contemplated hereby and by the Plan of Arrangement require no consent, approval or authorization of or any action by or in respect of, or filing, recording, registering or publication with, or notification to any Governmental Entity other than (a) the Interim Order and any approvals required by the Interim Order; (b) the Final Order; (c) filings with the Registrar under the BCBCA; (d) compliance with any applicable Securities Laws; (e) the Competition Act Approval and HSR Approval; and (f) any actions or filings the absence of which would not reasonably be expected to materially or adversely impair the ability of the Purchaser or the Parent to complete the transactions contemplated by this Agreement.

5.	Non-Contravention. The execution, delivery and performance by each of the Purchaser and the Parent of its obligations under this Agreement and the consummation of the transactions contemplated hereby and by the Plan of Arrangement do not and shall not (a) contravene, conflict with, or result in any violation or breach of any provision of the Constating Documents of the Purchaser or the Parent; or (b) assuming compliance with the matters, or obtaining the approvals, referred to in Section 4 above, contravene, conflict with or result in a material violation or breach of any provision of any applicable Law or any license, approval, consent or authorization issued by a Governmental Entity.

6.	Litigation. As of the date hereof, there is no Action pending against or, to the knowledge of the Purchaser or the Parent, threatened against or affecting the Purchaser or the Parent or any of its properties or, any of its shareholders, officers and directors (in their capacities as such) that, individually or in the aggregate, could impair or materially delay the Purchaser’s or the Parent’s ability to perform its obligations under this Agreement. There is no judgment, decree or order against either the Purchaser or the Parent or any of its directors or officers (in their capacities as such) that could prevent, enjoin, alter or materially delay the Purchaser or the Parent from performing its obligations under this Agreement or that in any manner challenges or seeks to prevent, enjoin, alter or materially delay the Arrangement or the transactions contemplated hereby.

D-1

7.	Funds. Parent has, and at the Effective Date, the Purchaser will have, sufficient funds available to satisfy the aggregate Consideration for the Shares and any other amounts payable to Securityholders, in each case in connection with the Arrangement in accordance with the terms of this Agreement and to pay all related fees and expenses for which the Purchaser is responsible under the terms of this Agreement.

8.	Finders’ Fees. Other than BofA Securities, Inc., there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of the Purchaser or its affiliates who might be entitled to any fee or commission from the Purchaser or its affiliates upon consummation of the transactions contemplated by this Agreement.

9.	Ownership of the Corporation. Other than 2,297,294 Common Shares beneficially owned by the Parent, the Purchaser does not beneficially own any securities of the Corporation and is not deemed to beneficially own any securities of the Corporation pursuant to MI 61-101. The Purchaser has provided to the Corporation full details as to the ownership of securities of the Corporation by the Purchaser.

10.	Investment Canada Act. The Purchaser is a trade agreement investor and is not a state-owned enterprise, each as defined in the Investment Canada Act.

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 Exhibit 99.1

VOTING SUPPORT AGREEMENT

THIS AGREEMENT is made as of the 20th day of August, 2021.

BETWEEN:

PF ARGENTUM ACQUISITION ULC, a corporation formed under the laws of the Province of British Columbia (the Purchaser)

- and -

●, [an individual resident at ●/a ● formed under the laws of ●] (the Shareholder)

WHEREAS:

(A)	The Purchaser proposes to acquire all of the issued and outstanding Common Shares and First Preferred Shares (the Shares) of TRILLIUM THERAPEUTICS INC. (the Corporation) by way of a court-approved plan of arrangement under Division 5 of Part 9 of the Business Corporations Act (British Columbia) (the Arrangement) pursuant to the terms of an arrangement agreement (the Arrangement Agreement) entered into between the Purchaser and the Corporation as of the date hereof.

(B)	Pursuant to the Arrangement, the Purchaser proposes to acquire the Shares for cash consideration of $18.50 per Share (the Consideration), including, to the extent contemplated in the Arrangement Agreement, any Shares that may become outstanding after the date of the Arrangement Agreement but before the completion of the Arrangement upon the conversion, exchange or exercise of securities of the Corporation or any of its subsidiaries that are, as of the date hereof, convertible into or exchangeable or exercisable for Shares.

(C)	The Shareholder is the legal or beneficial owner of or exercises control or direction over, directly or indirectly, the Subject Shares listed in Schedule “A” attached hereto.

(D)	The Shareholder believes it will derive benefit from the Arrangement and wishes to expressly confirm its support for the Arrangement and each of the transactions contemplated thereby.

(E)	This Agreement sets out, among other things, the terms and conditions of the Shareholder’s agreement to abide by the covenants in respect of the Subject Shares and the other restrictions and covenants set forth herein.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the Parties hereby agree as follows:

Article 1
Interpretation

1.1	Definitions

In this Agreement, including the recitals:

affiliate of any Person means, at the time such determination is being made, any other Person controlling, controlled by or under common control with such first Person, in each case, whether directly or indirectly, and “control” and any derivation thereof means the holding of voting securities of another Person sufficient to elect a majority of the board of directors (or the equivalent) of such Person (for the avoidance of doubt, the Corporation shall not be deemed to be an affiliate of the Shareholder hereunder);

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Agreement means this voting support agreement as it may be amended, modified or supplemented from time to time in accordance with its terms;

Alternative Transaction has the meaning ascribed thereto in Section 3.2(a);

Acquisition Proposal has the meaning ascribed thereto in the Arrangement Agreement;

Arrangement has the meaning ascribed thereto in the recitals hereof;

Arrangement Agreement has the meaning ascribed thereto in the recitals hereof;

Business Day means any day, other than a Saturday, or a Sunday or a statutory or civic holiday, on which banks are generally open for business in Vancouver, British Columbia, Toronto, Ontario and New York, New York;

Consideration has the meaning ascribed thereto in the recitals hereof;

Effective Time has the meaning ascribed thereto in Section 2.1(c);

Governmental Entity means (a) any international, multinational, national, federal, provincial, state, regional, municipal, local or other government, governmental or public department, central bank, court, tribunal, arbitral body, commission, board, bureau, ministry, agency or instrumentality, domestic or foreign; (b) any subdivision, agent or authority of any of the foregoing; (c) any quasi-governmental or private body including any tribunal, commission, regulatory agency or self-regulatory organization exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing; or (d) any Securities Authority or stock exchange, including the Toronto Stock Exchange and NASDAQ Stock Market.

Parties means the Purchaser and the Shareholder and “Party” means either one of them;

Person includes any individual, partnership, association, body corporate, organization, trust, estate, trustee, executor, administrator, legal representative, government (including Governmental Entity), syndicate or other entity, whether or not having legal status;

Securities Authority means the U.S. Securities and Exchange Commission, the Ontario Securities Commission and any other applicable securities commission or securities regulatory authority of a province or territory of Canada or state of the United States;

Shares has the meaning ascribed thereto in the recitals hereof;

Subject Shares means the Shares and other securities of the Corporation owned by the Shareholder and over which the Shareholder, directly or indirectly, exercises control or direction (all as listed on Schedule “A”) and any Shares or other securities of the Corporation acquired directly or indirectly by the Shareholder subsequent to the date hereof, and all securities which may be converted into, exercised or exchanged for or otherwise changed into Shares and any Shares that become subsequent to the date hereof, directly or indirectly, controlled or directed by the Shareholder, and any rights or options in respect of the foregoing;

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Superior Proposal has the meaning ascribed thereto in the Arrangement Agreement; and wilful material breach means a material breach that is a consequence of an act or failure to act undertaken by the breaching Party with actual knowledge that such act or failure to act would cause a breach of this Agreement.

1.2	Gender and Number

Any reference to gender includes all genders. Words importing the singular number only include the plural and vice versa.

1.3	Currency

All references to dollars or to $ are references to United States dollars.

1.4	Headings

The division of this Agreement into Articles, Sections and Schedules and the insertion of the recitals and headings are for convenient reference only and do not affect the construction or interpretation of this Agreement and, unless otherwise stated, all references in this Agreement or in the Schedule hereto to “Articles”, “Sections” and “Schedules” refer to Articles, Sections and Schedules of and to this Agreement or of the Schedules to which such reference is made, as applicable.

1.5	Date for any Action

A period of time is to be computed as beginning on the day following the event that began the period and ending at 5:00 p.m. (Eastern Time) on the last day of the period, if the last day of the period is a Business Day, or at 5:00 p.m. (Eastern Time) on the next Business Day if the last day of the period is not a Business Day. If the date on which any action is required or permitted to be taken under this Agreement by a Person is not a Business Day, such action shall be required or permitted to be taken on the next succeeding Business Day.

1.6	Incorporation of Schedules

Schedule “A”, for all purposes hereof, forms an integral part of this Agreement.

Article 2
REPRESENTATIONS AND WARRANTIES

2.1	Representations and Warranties of the Shareholder

The Shareholder hereby represents and warrants to, and in favour of, the Purchaser as follows and acknowledges that the Purchaser is relying upon such representations and warranties in connection with the matters contemplated by this Agreement and the Arrangement Agreement and the transactions contemplated thereby:

(a)	Shareholder. If the Shareholder is not a natural Person, it is a corporation or other entity validly existing under the laws of its jurisdiction of incorporation or formation. If the Shareholder is an individual, it is of the full age of majority and is legally competent to execute this Agreement and take all action pursuant hereto and has received all requisite approvals to execute and deliver this Agreement and to perform his, her or its obligations hereunder.

(b)	Authorization. It has all necessary power, authority, capacity, consent and right to enter into this Agreement and to carry out each of its obligations under this Agreement. This Agreement has been duly executed and delivered by the Shareholder and constitutes a legal, valid and binding agreement of the Shareholder enforceable against it in accordance with its terms; subject only to limitations with respect to enforcement imposed by law in connection with bankruptcy, insolvency, other laws affecting the enforcement of creditors’ rights generally or similar proceedings and the equitable power of the courts to stay proceedings before them and the execution of judgments and to the extent that equitable remedies such as specific performance and injunction are in the discretion of the court from which they are sought.

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(c)	Ownership. As at the date hereof the Shareholder is and, immediately prior to the time at which the Subject Shares are acquired by the Purchaser or transferred to the Corporation, as applicable, under the Arrangement or an Alternative Transaction (the Effective Time), the Shareholder will be the sole beneficial owner of the Subject Shares.

(d)	Control and Direction. As at the date hereof the Shareholder controls or directs, and, at all times between the date hereof and the Effective Time, the Shareholder will control or direct, directly or indirectly, all of the Subject Shares. Other than the Subject Shares, neither the Shareholder nor any of its affiliates, beneficially owns, or exercises control or direction over any additional or other securities, or any securities convertible or exchangeable into any additional securities or other securities, of the Corporation or any of its affiliates.

(e)	Sole Right to Vote. As at the date hereof the Shareholder has and, immediately prior to the Effective Time, the Shareholder will have the sole and exclusive right and authority to sell and vote or direct the sale, transfer and disposition of the Subject Shares. If the Shareholder is not a natural Person, no approval of the Shareholder’s securityholders is or will be required in order to vote the Subject Shares in favour of the Arrangement or an Alternative Transaction, as applicable, or to sell or transfer the Subject Shares to the Purchaser or the Corporation as applicable. None of the Subject Shares is subject to any proxy, power of attorney, power-in-fact, shareholders’ agreement, voting trust or similar agreement or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming a shareholders’ agreement, voting trust or other agreement.

(f)	Good Title. The Shareholder has and, immediately prior to the Effective Time, the Shareholder will have good and marketable title to the Subject Shares, free and clear of any and all mortgages, liens, charges, restrictions, security interests, adverse claims, pledges, encumbrances and demands or rights of others of any nature or kind whatsoever, except for (i) any of the foregoing that may be imposed pursuant to (x) this Agreement and (y) any applicable restrictions on transfer under applicable securities law and (ii) community property interests under applicable law.

(g)	No Agreements. No Person has any agreement or option, or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement or option, for the purchase, requisition, acquisition or transfer of any of the Subject Shares, or any interest therein or right thereto, except for (x) the Purchaser or the Corporation, as applicable, pursuant to this Agreement or the Arrangement Agreement and (y) community property interests under applicable law.

(h)	No Proceeding Pending. There is no claim, action, litigation, audit, investigation, lawsuit, arbitration, mediation or other proceeding pending or, to the knowledge of the Shareholder, threatened against or otherwise affecting the Shareholder (or any of its affiliates) or this Agreement which, individually or in the aggregate, would reasonably be expected to have an adverse effect on or otherwise impair the ability of the Shareholder to deliver this Agreement and to perform its obligations contemplated hereby.

(i)	Consents. There is no requirement of the Shareholder to make any filing with, give any notice to, or obtain any consent, authorization, approval or waiver of, any Person (including the securityholders, governing body or clients of the Shareholder, as applicable) in connection with the execution and delivery by the Shareholder of this Agreement and the performance of its obligations contemplated hereby, except for any required filings under applicable securities laws, rules and regulations.

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(j)	Non-Contravention. None of the execution, delivery or performance by the Shareholder of this Agreement results (or would result with the giving of notice, the lapse of time or the happening of any other event or condition) in a breach, right of termination or a violation of, or conflict with in any manner, or allow any other Person to exercise any rights under any of the terms or provisions of (i) if the Shareholder is not a natural Person, the organizational, constituent or constating documents, by-laws and/or resolutions of the directors or shareholders of the Shareholder (or of any of its affiliates which is the legal owner of the Subject Shares); (ii) any agreement or contract to which the Shareholder is a party or by which its property is bound; (iii) any applicable law; or (iv) any judgment, decree, order or award of any Governmental Entity, except, in the case of each of clauses (ii), (iii) and (iv), as would not, individually or in the aggregate, reasonably be expected to have an adverse effect on or otherwise impair the ability of the Shareholder to deliver this Agreement and to perform its obligations contemplated hereby.

(k)	Not Joint Actors. The Shareholder is not acting jointly or in concert with the Purchaser in respect of the Arrangement.

The representations, warranties and covenants of the Shareholder set forth in this Section 2.1 shall survive until the termination of this Agreement.

2.2	Representations and Warranties of the Purchaser

The Purchaser hereby represents and warrants to and in favour of the Shareholder as follows and acknowledges that the Shareholder is relying upon such representations and warranties in connection with the matters contemplated by this Agreement and by the Arrangement Agreement:

(a)	Organization. The Purchaser is a corporation duly incorporated and validly existing under the laws of its jurisdiction of incorporation.

(b)	Authorization. The Purchaser has all necessary power, authority, capacity, consent and right to enter into this Agreement and to carry out each of its obligations under this Agreement. This Agreement has been duly executed and delivered by the Purchaser and constitutes a legal, valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms; subject, however, to limitations with respect to enforcement imposed by law in connection with bankruptcy, insolvency, other laws affecting the enforcement of creditors’ rights generally or similar proceedings, the equitable power of the courts to stay proceedings before them and the execution of judgments and to the extent that equitable remedies such as specific performance and injunction are in the discretion of the court from which they are sought.

(c)	Non-Contravention. None of the execution, delivery or performance by the Purchaser of this Agreement results (or would result with the giving of notice, the lapse of time or the happening of any other event or condition) result in a breach or a violation of, or conflict with in any material manner, or allow any other person to exercise any rights under any of the terms or provisions of (i) the constating documents and/or by-laws of the Purchaser; (ii) any agreement, contract to which the Purchaser is a party or by which its property is bound; (iii) any applicable law; or (iv) any judgment, decree, order or award of any Governmental Entity.

(d)	Not Joint Actors. The Purchaser is not acting jointly or in concert with the Shareholder in respect of the Arrangement.

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The representations, warranties and covenants of the Purchaser set forth in this Section 2.2 shall survive until the termination of this Agreement.

Article 3
COVENANTS

3.1	Covenants of the Shareholder

The Shareholder hereby irrevocably covenants with the Purchaser and agrees that from the date of this Agreement until the termination of this Agreement pursuant to Article 5, except with the prior written consent of the Purchaser, it:

(a)	shall not sell, assign, transfer, alienate, gift, pledge, option, hedge or enter into any derivative transactions in respect of, or otherwise dispose of or encumber any of the Subject Shares, or transfer any of the economic consequences of ownership thereof (whether settled in Shares or otherwise), or tender any of the Subject Shares to a take-over bid, or enter into any agreement, arrangement, commitment or understanding therewith, whether written or oral, other than pursuant to the Arrangement or an Alternative Transaction; provided that, notwithstanding the foregoing, the Shareholder may (i) exercise stock options to acquire additional Shares, including through a cashless or net exercise of such stock option, (ii) forfeit or otherwise dispose of Subject Shares to satisfy tax withholding obligations upon the exercise or settlement of an equity award, (iii) transfer Subject Shares to a corporation, family trust, charitable entity or other entity directly or indirectly owned or controlled by the Shareholder or under common control with or controlling the Shareholder provided that (A) such transfer shall not relieve or release the Shareholder of or from its obligations under this Agreement, including, without limitation, the obligation of the Shareholder to vote or cause to be voted all Subject Shares in favour of the Arrangement (and any other resolution that is required for the consummation of the transactions contemplated by the Arrangement Agreement), (B) prompt written notice of such transfer is provided to the Purchaser, (C) the transferee continues to be a corporation, family trust, charitable entity or other entity directly or indirectly controlling the Shareholder, or owned or controlled by the Shareholder, at all times prior to the approval of the Arrangement and to the termination of this Agreement pursuant to Article 5, and (D) the transferee agrees to be bound by the terms of this Agreement as if it were a party hereto; (iv) transfer Subject Shares pursuant to a Rule 10b5-1 trading plan in effect as of the date hereof; or (v) transfer Subject Shares by will or the laws of intestacy upon the death of the Shareholder (if a natural Person);

(b)	shall not grant or agree to grant any proxy or other right to the Subject Shares, or enter into any voting trust or pooling or other agreement with respect to the calling of meetings of holders of Subject Shares, or the giving of any consents or approvals of any kind with respect to the Subject Shares, in each case other than pursuant to this Agreement;

(c)	shall not requisition or join in the requisition of any meeting of any of the securityholders of the Corporation for the purpose of considering any resolution;

(d)	shall, at any meeting of securityholders of the Corporation at which the Shareholder or any registered holder of the Subject Shares is entitled to vote, including at the meeting of holders of Shares to be called to approve the Arrangement or an Alternative Transaction, and in any action by written consent of the securityholders of the Corporation:

(i)	cause itself or its representative or proxy (as applicable) to be counted as present for purposes of establishing quorum all of the Subject Shares;

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(ii)	vote (or cause to be voted) all of the Subject Shares in favour of the approval, consent, ratification or adoption of the Arrangement or Alternative Transaction and any actions required in furtherance of the actions contemplated thereby;

(iii)	vote (or to cause to be voted) all of the Subject Shares against any resolution or transaction which would in any manner, frustrate, prevent, delay or nullify the Arrangement or any of the other transactions contemplated thereby;

(iv)	deposit and to cause any beneficial owners of the Subject Shares eligible to be voted to deposit a proxy, or voting instruction form, as the case may be, duly completed and executed in respect of all of the Subject Shares eligible to be voted as soon as practicable and in any event at least five (5) Business Days prior to the relevant meeting of the Corporation securityholders and as far in advance as practicable of every adjournment or postponement thereof;

(v)	not take, nor permit any Person on its behalf to take, any action to withdraw, amend or invalidate any proxy or voting instruction form deposited pursuant to this Agreement notwithstanding any statutory or other rights or otherwise which the Shareholder might have unless this Agreement has, at such time, been previously terminated in accordance with Section 5.1; and

(vi)	provide copies of each such proxy or voting instruction form (or screen shots evidencing electronic voting thereof) referred to in (iv) above to the Purchaser at the address below promptly following its delivery as provided for in (iv) above.

(e)	hereby revokes, and will take all steps necessary to effect the revocation of, any and all previous proxies granted or voting instruction forms or other voting documents delivered that may conflict, disrupt, delay or be inconsistent with the matters set forth in this Agreement and agrees not to, directly or indirectly, grant or deliver any other proxy, power of attorney or voting instruction form with respect to the matters set forth in this Agreement except as expressly required or permitted by this Agreement;

(f)	shall not: (i) exercise and shall ensure that no registered holder of the Subject Shares exercises, and hereby irrevocably waives to the fullest extent permitted by law, any and all rights of dissent or appraisal it may have in respect of the Arrangement; or (ii) contest, and shall ensure that no registered or beneficial holder of the Subject Shares contests, in any way the approval of the Arrangement by any Governmental Entity;

(g)	shall not, directly or indirectly, through any of its officers, directors, employees, representatives or agents or otherwise:

(i)	solicit proxies or become a participant in a solicitation in opposition to or competition with the Purchaser’s proposed purchase of the Shares as contemplated by the Arrangement and the transactions contemplated thereby;

(ii)	assist any Person in taking or planning any action that would compete with, restrain, delay or otherwise serve to interfere with or inhibit the Purchaser’s proposed purchase of the Shares as contemplated by the Arrangement;

(iii)	act jointly or in concert with others with respect to the Shares or any other voting securities of the Corporation for the purpose of opposing, delaying or competing with the Purchaser’s proposed purchase of Shares as contemplated by the Arrangement;

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(iv)	solicit, initiate, knowingly encourage or otherwise knowingly facilitate (including by way of furnishing or providing copies of, access to, or disclosure of, any confidential information, properties, facilities, books or records of the Corporation or any of its subsidiaries or entering into any form of agreement, arrangement or understanding) any inquiry, proposal or offer that constitutes or would reasonably be expected to constitute or lead to an Acquisition Proposal;

(v)	participate in any discussions or negotiations with any Person (other than the Purchaser) regarding any inquiry, proposal or offer that constitutes or would reasonably be expected to constitute or lead to an Acquisition Proposal;

(vi)	accept or enter into, or publicly propose to accept or enter into, any letter of intent, agreement, arrangement or understanding, whether written or oral, regarding any Acquisition Proposal; or

(vii)	cooperate in any way with, assist or participate in, knowingly encourage or otherwise knowingly facilitate or knowingly encourage any effort or attempt by any other Person to do or seek to do any of the foregoing.

(h)	shall, and shall cause each of its affiliates to and will instruct each of its and their representatives to, immediately cease and terminate any existing solicitation, knowing encouragement, discussions, negotiations or other activities it is engaged in with any Persons (other than the Purchaser) with respect to any inquiry, proposal or offer that constitutes or would reasonably be expected to constitute or lead to, an Acquisition Proposal;

(i)	shall cause itself or its representative or proxy (as applicable) to be counted as present for purposes of establishing quorum and to vote (or cause to be voted) the Subject Shares against any proposed action by the Corporation, its directors, officers and/or shareholders, any of its affiliates or any other Person (other than the Purchaser):

(i)	in respect of an Acquisition Proposal, or any inquiry, discussions, proposal or offer that could reasonably be expected to lead to an Acquisition Proposal;

(ii)	which would reasonably be regarded as being directed towards or likely to prevent or delay the successful completion of the Arrangement, including without limitation any amendment to the constating documents of the Corporation, its subsidiaries or their respective organizational structures or capitalization; or

(iii)	in respect of any new shareholder rights plan or "poison pill" subsequent to the date of this Agreement.

(j)	shall cause each of its affiliates, if any, to comply with each of the covenants in this Section 3.1 and the provisions set out in Article 3; and

(k)	shall notify the Purchaser promptly if any of the Shareholder’s representations and warranties contained in this Agreement becomes untrue or incorrect in any material respect, or of any situation or event that could cause it to be unable to fulfill or meet any of its obligations hereunder.

3.2	Alternative Transaction

(a)	If the Purchaser concludes that it is necessary or desirable to proceed with another form of transaction (including a take-over bid or an amalgamation) whereby the Purchaser or one of its affiliates would effectively acquire all of the Shares within approximately the same time periods and on economic terms to the Shareholder that are equivalent to or better than those contemplated by the Arrangement Agreement (an Alternative Transaction), the Shareholder agrees to support, and cause to be supported, the completion of such Alternative Transaction and shall fulfill its covenants and obligations contained in this Agreement in respect of such Alternative Transaction.

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(b)	In the event of any proposed Alternative Transaction, any reference in this Agreement to the Arrangement shall refer to the Alternative Transaction or any resolution in respect thereto, to the extent applicable, all terms, covenants, representations and warranties of this Agreement shall be and shall be deemed to have been made in the context of the Alternative Transaction.

3.3	Fiduciary Duties

The Purchaser agrees and acknowledges that the Shareholder is bound hereunder solely in his or her capacity as a securityholder of the Corporation and that the provisions of this Agreement shall not be deemed or interpreted to bind the Shareholder or, if applicable, any of its directors, officers or principal shareholders, partners, or members, in his or her capacity as a director or officer of the Corporation or any of its subsidiaries. Notwithstanding anything in this Agreement, for greater certainty, each individual referred to above shall be entitled to exercise his or her fiduciary duties in his or her capacity as a director or officer of the Corporation. Nothing in this Agreement prohibits, limits or restricts such individual from exercising his or her duties as a director or officer of the Corporation, including engaging in discussions or negotiations regarding an Acquisition Proposal or Superior Proposal in his or her capacity as a director or officer of and on behalf of the Corporation.

3.4	Covenants of the Purchaser

The Purchaser agrees to comply with its obligations under the Arrangement Agreement. The Purchaser hereby agrees and confirms to the Shareholder that it shall use commercially reasonable efforts to take all steps required of it to consummate the Arrangement and cause the consideration to be made available to pay for the Subject Shares, in each case in accordance with and subject to the terms and conditions of the Arrangement Agreement and the Arrangement. The Purchaser shall not, without the prior written consent of the Shareholder: (a) decrease the amount or change the form of consideration per Subject Share payable pursuant to the Arrangement; or (b) otherwise vary the Arrangement Agreement or the Arrangement in a manner that is material and adverse to the Shareholder.

Article 4
SUPERIOR PROPOSAL

4.1	Superior Proposal

Subject to Section 4.2, if a Superior Proposal is made, the Shareholder hereby irrevocably and expressly agrees that, from the date of this Agreement until the termination of this Agreement pursuant to Article 5, it shall continue to support and vote in favour of the Arrangement and comply with the restrictions, obligations and covenants of the Shareholder set forth herein. For the avoidance of doubt, in no event shall the Shareholder approve, consent to, vote in favor of or otherwise support any Superior Proposal prior to the termination of this Agreement.

4.2	Support for Superior Proposal

Notwithstanding anything to the contrary set forth in this Agreement, the Shareholder may tender the Subject Shares to a Superior Proposal, vote the Subject Shares in favour of a Superior Proposal, grant a proxy or other right to the Subject Shares with respect to a Superior Proposal, or transfer the Subject Shares pursuant to a Superior Proposal, as applicable, with the prior written consent of the Purchaser, which consent may be withheld in the sole discretion of the Purchaser.

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Article 5
TERMINATION

5.1	Termination

Other than as set forth in Section 5.2, this Agreement will terminate and be of no further force and effect upon the earliest to occur of:

(a)	completion of the Arrangement;

(b)	the mutual consent of the Shareholder and the Purchaser;

(c)	termination of the Arrangement Agreement in accordance with its terms;

(d)	the delivery of written notice of termination by the Purchaser to the Shareholder, if the Shareholder has not complied with its covenants contained herein in all material respects; and

(e)	the delivery of written notice of termination by the Shareholder to the Purchaser, if the Purchaser has not complied, in all material respects, with its covenants contained in the first two sentences of Section 3.4 of this Agreement and, in all respects, with its covenants contained in the last sentence of Section 3.4 of this Agreement.

5.2	Effect of Termination

In the event of termination of this Agreement as provided in Section 5.1:

(a)	this Agreement shall forthwith be of no further force or effect; and

(b)	there shall be no liability on the part of the Purchaser or the Shareholder hereunder except that nothing contained in this Section 5.2 shall relieve any Party hereto from liability for any wilful material breach of this Agreement which occurred prior to the date of such termination or failure to comply with the obligations of Article 4.

Article 6
GENERAL PROVISIONS

6.1	References to Shares

References to “Shares” or “Subject Shares” include any shares or securities into which such shares or securities may be reclassified, subdivided, consolidated or converted and any rights and benefits arising therefrom, including any distributions of securities which may be declared in respect of the Shares, and references to per share offer consideration shall be subject to equitable adjustment to reflect any such change to the capitalization of the Corporation.

6.2	Further Assurances

Each of the Purchaser and the Shareholder shall from time to time execute and deliver all such further documents and instruments and do all such acts and things as the other Party may reasonably require to effectively carry out or better evidence or perfect the full intent and meaning of this Agreement.

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6.3	Time of the Essence

Time shall be of the essence of this Agreement.

6.4	Fees

Each Party hereto shall pay the fees, costs and expenses of their respective financial, legal, auditing and other professional and other advisors incurred in connection with the preparation, execution and delivery of this Agreement and all documents and instruments executed or prepared pursuant hereto and any other costs and expenses whatsoever and howsoever incurred.

6.5	Public Announcements and Filings

Except as required by law (including applicable securities law, rules and regulations) or applicable stock exchange requirements, the Shareholder shall not make any public announcement or statement with respect to the Arrangement or this Agreement without the prior written approval of the Purchaser. Moreover, the Shareholder agrees, to the extent reasonably practicable, to provide prior notice to the Purchaser of any public announcement relating to the Arrangement or this Agreement and agrees to consult with the Purchaser prior to issuing such public announcement.

The Shareholder hereby expressly consents to the disclosure of the existence and terms of this Agreement, including the Shareholder’s identity and ownership of the Subject Shares and the nature of such Shareholder’s commitments and obligations under this Agreement, in any press release, information circular, court documents or other public disclosure document prepared by the Corporation, the Purchaser or any of their respective affiliates in connection with the transactions contemplated by this Agreement and the Arrangement Agreement, and acknowledges that a copy of this Agreement shall be filed on each of System for Electronic Document Analysis and Retrieval (SEDAR) in Canada and Electronic Data Gathering, Analysis, and Retrieval (EDGAR) in the United States on or following the date hereof.

6.6	Specific Performance and other Equitable Rights

The Parties agree that irreparable harm will occur for which money damages are not an adequate remedy at law in the event that any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached. Accordingly, each of the Parties hereto agrees that the Parties shall be entitled to injunctive and other equitable relief to prevent breaches of this Agreement, and to enforce compliance with the terms of this Agreement, and further agrees to waive any requirement for the security or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief. Such remedies will not be exclusive remedies for any breach of this Agreement but will be in addition to any other remedy to which the Purchaser may be entitled, at law or in equity.

6.7	Benefit of the Agreement

This Agreement shall enure to the benefit of and be binding upon the respective successors and permitted assigns of the Parties hereto.

6.8	Assignment

This Agreement may not be assigned by any Party without the prior written consent of the other Party; provided, however, that the Purchaser may assign its obligations under this Agreement to an affiliate of the Purchaser or a limited partnership for which the Purchaser acts as the general partner, provided that the Purchaser shall continue to be liable for any breach of or default in performance by the assignee of this Agreement.

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6.9	Entire Agreement

This Agreement constitutes the entire agreement between the Parties pertaining to the subject matter hereof and supersedes all prior negotiations, investigations and agreements relating to the subject matter hereof. There are no warranties, representations, understandings or agreements between the Parties in connection with the subject matter hereof except as specifically set forth or referred to in this Agreement.

6.10	Amendments and Waiver

No modification of or amendment to this Agreement shall be valid or binding unless set forth in writing and duly executed by each of the Parties hereto and no waiver of any breach of any term or provision of this Agreement shall be effective or binding unless made in writing and signed by the Party purporting to give the same and, unless otherwise provided, shall be limited to the specific breach waived.

6.11	Notices

Any demand, notice or other communication to be given in connection with this Agreement must be given in writing and may be given by personal delivery or by facsimile or other electronic means of communication addressed to the recipient as follows:

(a)	if to the Shareholder:

[●]

Attention:	[●]
Facsimile:	[●]
E-mail:	[●]

with a copy to (which shall not constitute notice):

[●]

Attention:	[●]
Facsimile:	[●]
E-mail:	[●]

(b)	if to the Purchaser:

PF Argentum Acquisition ULC

c/o Pfizer Inc.
235 East 42nd Street

New York, NY 10017

Attention:	[●]
Email:	[●]

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with copies to (which shall not constitute notice):

Ropes & Gray LLP

Prudential Tower

800 Boylston Street

Boston, MA 02199

Attention: Emily Oldshue

Email: emily.oldshue@ropesgray.com

and

Norton Rose Fulbright Canada LLP

222 Bay Street, Suite 3000

Toronto, Ontario

M5K 1E7

Attention: Vanessa Grant

Email: vanessa.grant@nortonrosefulbright.com

or to such other address, facsimile number or email address as may be designated by notice given by any Party to the other. If any notice or other communication shall be given by personal delivery, a copy of such notice or communication shall also be given by facsimile or email. Any demand, notice or other communication given by personal delivery shall be conclusively deemed to have been given on the date of actual delivery thereof and, if given by facsimile or other means of electronic communication, on the date of transmittal thereof if given prior to 5:00 P.M. (Toronto time) and on the next business day if not given prior to 5:00 P.M. (Toronto time).

6.12	Interpretation

In this Agreement words importing the singular shall include the plural and vice versa, words importing any gender include all genders and the word person includes individuals, partnerships, associations, trusts, foundations, unincorporated organizations, limited liability companies and corporations. The inclusion of headings in this Agreement is for convenience of reference only and shall not affect the construction or interpretation hereof.

6.13	Severability

It is intended that all provisions of this Agreement shall be fully binding and effective between the Parties, but in the event that any particular provision or provisions or a part of one is found to be void, voidable or unenforceable for any reason whatever, then the particular provision or provisions shall be deemed severed from the remainder of this Agreement and all other provisions shall remain in full force.

6.14	Governing Law

This Agreement will be governed by and interpreted and enforced in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein. Each Party irrevocably attorns and submits to the non-exclusive jurisdiction of the courts of the Province of Ontario and waives objection to the venue of any proceeding in such court or that such court provides an inconvenient forum.

6.15	Independent Legal Advice

Each of the Parties hereby acknowledges that it has been afforded the opportunity to obtain independent legal advice and confirms by the execution and delivery of this Agreement that they have either done so or waived their right to do so in connection with the entering into of this Agreement.

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6.16	Counterparts

This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original and all of which taken together will be deemed to constitute one and the same instrument. Delivery of an executed signature page to this Agreement by any Party by electronic transmission, including via DocuSign will be as effective as delivery of a manually executed copy of the Agreement by such Party.

6.17	No Agreement Until Executed

This Agreement shall not be effective unless and until (a) the Arrangement Agreement is executed by all parties thereto, and (b) this Agreement is executed by all parties hereto.

[Signature page follows.]

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IN WITNESS WHEREOF the Parties hereto have hereunto executed this Agreement as of the date written above.

●

By
Name:
Title:

If the Shareholder is not a natural Person:

●

By
Name:
Title:

If the Shareholder is a natural Person:

Name:

[Signature page to Voting Support Agreement]

Schedule “A”

Subject Shares

Registered Holder (if different from Beneficial Owner)	Type of Securities	Number Held
Common Shares
First Preferred Shares, Series II
Warrants (Common Shares)
Warrants (First Preferred Shares, Series II)
DSUs
Stock Options

Exhibit 99.2

For Immediate Release

August 23, 2021

Pfizer to Acquire Trillium Therapeutics Inc.

Proposed acquisition strengthens Pfizer’s category leadership in Oncology with addition of next-generation, investigational immuno-therapeutics for hematological malignancies

Expands innovative pipeline, potentially enhancing growth in 2026-2030 and beyond

Pfizer to host analyst and investor call at 10:00 a.m. ET today with Pfizer Oncology executives

NEW YORK and CAMBRIDGE, Mass., Aug. 23, 2021 – Pfizer Inc. (NYSE: PFE) and Trillium Therapeutics Inc. (NASDAQ/TSX: TRIL) today announced that the companies have entered into a definitive agreement under which Pfizer will acquire Trillium, a clinical stage immuno-oncology company developing innovative therapies for the treatment of cancer. Under the terms of the agreement, Pfizer will acquire all outstanding shares of Trillium not already owned by Pfizer for an implied equity value of $2.26 billion, or $18.50 per share, in cash.  This represents a 118% premium to the 60-day weighted average price for Trillium.

Trillium’s portfolio includes biologics that are designed to enhance the ability of patients’ innate immune system to detect and destroy cancer cells. Its two lead molecules, TTI-622 and TTI-621, block the signal-regulatory protein α (SIRPα)–CD47 axis, which is emerging as a key immune checkpoint in hematological malignancies. TTI-622 and TTI-621 are novel, potentially best-in-class SIRPα-Fc fusion proteins that are currently in Phase 1b/2 development across several indications, with a focus on hematological malignancies.

“Today’s announcement reinforces our commitment to pursue scientific breakthroughs with the addition of potentially best-in-class molecules to our innovative pipeline,” said Andy Schmeltz, Global President & General Manager, Pfizer Oncology. “The proposed acquisition of Trillium builds on our strong track record of leadership in Oncology, enhancing our hematology portfolio as we strive to improve outcomes for people living with blood cancers around the globe. Our deep experience in understanding the science of blood cancers, along with the diverse knowledge base we have developed across our growing hematology portfolio of eight approved and investigational therapies, provide us with a foundation to advance these important potential medicines to patients who need them.”

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Hematological malignancies are cancers that affect the blood, bone marrow, and lymph nodes. This classification includes various types of leukemia, multiple myeloma, and lymphoma. More than 1 million people worldwide were diagnosed with a blood cancer in 2020, representing almost 6% of all cancer diagnoses globally. In 2020, more than 700,000 people worldwide died from a form of blood cancer.

“We’re delighted to announce Pfizer’s proposed acquisition of Trillium. Today’s announcement reflects Trillium’s potentially best in class SIRPα–CD47 status and contribution to immuno-oncology,” said Dr. Jan Skvarka, Chief Executive Officer of Trillium. “Trillium has the only known SIRPα–CD47 targeting molecules with clinically meaningful monotherapy responses as well as a strong basis for combination therapies, which is supported by preclinical evidence with a diverse set of therapeutic agents. With Pfizer’s global reach and deep capabilities, we believe our programs will advance more quickly to the patients we’ve always aspired to serve. We believe this is a good outcome for patients and our shareholders.”

In clinical studies to-date, TTI-622 and TTI-621 have demonstrated activity as monotherapy in relapsed or refractory lymphoid malignancies, including Diffuse Large B-cell Lymphoma (DLBCL), Peripheral T-cell lymphoma (PTCL), Follicular Lymphoma (FL), and other lymphoid malignancies. As of July 26, 2021, Phase 1 data for TTI-622 in 30 response-evaluable patients have shown deep and durable responses in heavily pretreated patients, including two complete responses (CRs), one lasting over 114 weeks, with responses ongoing. TTI-622 and TTI-621 are currently the only known CD47-targeted molecules that have demonstrated meaningful single agent activity and CRs in multiple hematological malignancies. Thus far, adverse events (AEs) reported with TTI-622 and TTI-621 have been manageable. Related Grade 3 and 4 AEs with TTI-622 were rare and limited to transient cytopenias. In particular, the molecules demonstrate minimal red blood cell binding and few reported cases of anemia, an observed risk with other CD47-targeted approaches. Further data are expected to be shared at a forthcoming medical conference.

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“We are encouraged by the early clinical data for TTI-622 and TTI-621 monotherapy for patients with heavily pretreated lymphoid malignancies and early encouraging activity for TTI-622 in patients with multiple myeloma. Just as PD-1 and PD-L1 blockers have proven to be effective immuno-therapeutics for many solid tumors, the SIRPα-CD47 interaction defines a second key immune checkpoint for which disrupting agents are expected to become another important backbone immunotherapy for multiple types of cancer, especially hematological cancers,” said Chris Boshoff, MD, PhD, Chief Development Officer, Oncology, Pfizer Global Product Development. “Utilizing Pfizer’s leading research and global development capabilities, we plan to accelerate the clinical development of SIRPα fusion proteins as a potential new scientific breakthrough and explore combinations within our own portfolio and with innovative next-generation medicines for hematological malignancies.”

In September 2020, as part of the Pfizer Breakthrough Growth Initiative (PBGI), Pfizer invested $25 million in Trillium and Jeff Settleman, Senior Vice President and Chief Scientific Officer of Pfizer’s Oncology Research & Development Group, was named to Trillium’s Scientific Advisory Board. Established in June 2020, PBGI’s goal is to provide funding for scientific research as well as access to Pfizer’s experts to ensure the continuity of clinical programs that could be of potential strategic interest for Pfizer. Pfizer has committed to providing up to $500 million in total funding to the PBGI.

Additional Transaction Details

The proposed acquisition of Trillium is to be completed by way of a statutory plan of arrangement under the Business Corporations Act (British Columbia) and subject to customary closing conditions, including approval of 66⅔% of the votes cast by Trillium shareholders, voting together as one class, at a special meeting of Trillium and approval of 66⅔% of the votes cast by Trillium shareholders and warrant holders, voting together as one class, at a special meeting of Trillium. Completion of the acquisition is also subject to court and regulatory approval, as well as certain other closing conditions customary for transactions of this nature.

Pfizer’s financial advisors for the transaction are BofA Securities, Inc., with Ropes & Gray LLP and Norton Rose Fulbright Canada LLP acting as its legal advisors. Centerview Partners LLC served as Trillium’s financial advisor, while Goodwin Procter LLP and Baker McKenzie LLP (Canada) served as its legal advisors.

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Pfizer Conference Call

Pfizer Inc. invites Pfizer investors and the general public to view and listen to a webcast of a live conference call with investment analysts at 10:00 a.m. ET on August 23, 2021.

To view and listen to the webcast visit Pfizer’s web site at www.pfizer.com/investors or directly at https://pfizer.rev.vbrick.com/#/event-registration/5f7171d1-5a93-48c1-ab0d-5d3c8ec3f168. Information on accessing and pre-registering for the webcast will be available at www.pfizer.com/investors beginning today. Participants are advised to pre-register in advance of the conference call.

You can listen to the conference call by dialing either (866) 419-2408 in the United States or Canada or (602) 563-8728 outside of the United States and Canada. The password is “PfizerOncology12.” Please join the call five minutes prior to the start time to avoid operator hold times.

The transcript and webcast replay of the call will be made available on Pfizer’s web site at www.pfizer.com/investors within 24 hours after the end of the live conference call and will be accessible for at least 90 days.

About SIRPα/CD47

Accumulating data suggest that the SIRPα–CD47 axis is a key immune checkpoint in hematologic malignancies, similar to the PD-L1 / PD-1 checkpoint for solid tumors. CD47 is a protein that is overexpressed in numerous cancer cells, and in general, high CD47 expression correlates with more aggressive disease and poorer clinical outcomes. SIRPα is an inhibitory receptor expressed on myeloid cells that binds to CD47, preventing the immune system from destroying cancer cells. Disruption of the CD47-SIRPα interaction has been proven to elicit tumor destruction through triggering of an innate immune response.

About Pfizer Oncology

At Pfizer Oncology, we are committed to advancing medicines wherever we believe we can make a meaningful difference in the lives of people living with cancer. Today, we have an industry-leading portfolio of 24 approved innovative cancer medicines and biosimilars across more than 30 indications, including breast, genitourinary, colorectal, blood and lung cancers, as well as melanoma.

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About Pfizer: Breakthroughs That Change Patients’ Lives

At Pfizer, we apply science and our global resources to bring therapies to people that extend and significantly improve their lives. We strive to set the standard for quality, safety and value in the discovery, development and manufacture of health care products, including innovative medicines and vaccines. Every day, Pfizer colleagues work across developed and emerging markets to advance wellness, prevention, treatments and cures that challenge the most feared diseases of our time. Consistent with our responsibility as one of the world's premier innovative biopharmaceutical companies, we collaborate with health care providers, governments and local communities to support and expand access to reliable, affordable health care around the world. For more than 170 years, we have worked to make a difference for all who rely on us. We routinely post information that may be important to investors on our website at www.pfizer.com. In addition, to learn more, please visit us on www.pfizer.com and follow us on Twitter at @Pfizer and @Pfizer News, LinkedIn, YouTube and like us on Facebook at Facebook.com/Pfizer.

About Trillium Therapeutics

Trillium is an immuno-oncology company developing innovative therapies for the treatment of cancer. The company’s two clinical programs, TTI-622 and TTI-621, target CD47, a “don’t eat me” signal that cancer cells frequently use to evade the immune system.

For more information visit: www.trilliumtherapeutics.com.

DISCLOSURE NOTICE: The information contained in this release is as of August 23, 2021. Neither Pfizer nor Trillium assumes any obligation to update forward-looking statements contained in this release as the result of new information or future events or developments.

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This release and the conference call contain forward-looking information about Trillium, Trillium’s lead molecules, TTI-622 and TTI-621, the proposed acquisition of Trillium by Pfizer, Pfizer’s oncology portfolio, growth potential and the Pfizer Breakthrough Growth Initiative (PBGI), including their potential benefits, that involves substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Risks and uncertainties include, among other things, risks related to the satisfaction or waiver of the conditions to closing the proposed acquisition (including the failure to obtain necessary regulatory, court and Trillium shareholder approvals) in the anticipated timeframe or at all, including the possibility that the acquisition does not close; risks related to the ability to realize the anticipated benefits of the proposed acquisition, including the possibility that the expected benefits from the acquisition will not be realized or will not be realized within the expected time period; the risk that the businesses will not be integrated successfully; disruption from the transaction making it more difficult to maintain business and operational relationships; negative effects of this announcement or the consummation of the proposed acquisition on the market price of Pfizer's common stock and/or operating results; significant transaction costs; unknown liabilities; the risk of litigation and/or regulatory actions related to the proposed acquisition; other business effects and uncertainties, including the effects of industry, market, business, economic, political or regulatory conditions; future exchange and interest rates; changes in tax and other laws, regulations, rates and policies; future business combinations or disposals; the uncertainties inherent in research and development, including the ability to meet anticipated clinical endpoints, commencement and/or completion dates for clinical trials, regulatory submission dates, regulatory approval dates and/or launch dates, as well as the possibility of unfavorable new clinical data and further analyses of existing clinical data; risks associated with interim data; the risk that clinical trial data are subject to differing interpretations and assessments by regulatory authorities; whether regulatory authorities will be satisfied with the design of and results from our clinical studies; whether and when drug applications may be filed in any jurisdictions for TTI-622 and TTI-621 or any other investigational products; whether and when any such applications may be approved by regulatory authorities, which will depend on myriad factors, including making a determination as to whether the product's benefits outweigh its known risks and determination of the product's efficacy and, if approved, whether TTI-622 and TTI-621 or any such other products will be commercially successful; decisions by regulatory authorities impacting labeling, manufacturing processes, safety and/or other matters that could affect the availability or commercial potential of TTI-622 and TTI-621 or any such other products; uncertainties regarding the ability of PBGI to identify investment candidates; uncertainties regarding the success of investments by PBGI; uncertainties regarding the impact of COVID-19; and competitive developments.

A further description of risks and uncertainties can be found in Pfizer’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and in its subsequent reports on Form 10-Q, including in the sections thereof captioned “Risk Factors” and “Forward-Looking Information and Factors That May Affect Future Results”, as well as in its subsequent reports on Form 8-K, all of which are filed with the U.S. Securities and Exchange Commission (the “SEC”) and available at www.sec.gov and www.pfizer.com. Please also refer to the factors discussed under “Risk Factors” and “Special Note Regarding Forward-looking Information” in Trillium’s Annual Report on Form 10-K for the year ended December 31, 2020, with the U.S. Securities Exchange Commission (“SEC”), each as updated by Trillium’s continuous disclosure filings, which are available at www.sec.gov and at www.sedar.com.

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Additional Information

In connection with the proposed transaction, Trillium will file with the SEC and the Canadian Securities Administrators (the “CSA”) and mail or otherwise make available to its shareholders and warrant holders a proxy statement and management information circular (the “Proxy Statement”) regarding the proposed transaction. BEFORE MAKING ANY VOTING DECISION, TRILLIUM’S SHAREHOLDERS AND WARRANT HOLDERS ARE URGED TO READ THE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS FILED WITH THE SEC AND THE CSA IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE THEREIN BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION. Investors and security holders may obtain a free copy of the Proxy Statement and other documents that Trillium files with the SEC and the CSA (when available) from the SEC’s website at www.sec.gov, from the CSA’s website at www.sedar.com and from Trillium’s website at www.trilliumtherapeutics.com. Trillium and its directors, executive officers and employees may be deemed, under SEC and Canadian rules, to be participants in the solicitation of proxies from Trillium's shareholders and warrant holders with respect to the proposed transaction. Shareholders and warrant holders may obtain information regarding the names, affiliations and interests of such individuals in Trillium’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, and its definitive proxy statement for its 2021 annual meeting of shareholders. Certain directors, executive officers and employees of Trillium may have direct or indirect interest in the transaction due to securities holdings, vesting of equity awards, and rights to severance or retention payments.  Additional information regarding the interests of such individuals in the proposed transaction will be included in the Proxy Statement when it is filed with the SEC and the CSA. These documents may be obtained free of charge from the SEC’s website at www.sec.gov, from the CSA’s website at www.sedar.com and from Trillium's website at www.trilliumtherapeutics.com.

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Contacts

Pfizer Inc.

Media Contact: Investor Contact:	Pamela Eisele +1 (212) 733-1226 Pamela.Eisele@Pfizer.com Christopher Stevo +1 (212) 733-0437 Christopher.Stevo@Pfizer.com

Trillium Therapeutics, Inc.

Media Contact: Investor Contact:	Mike Beyer Sam Brown Inc. +1 (312) 961-2502 mikebeyer@sambrown.com Rosemary Harrison +1 (857) 412-7029 x225 investors@trilliumtherapeutics.com

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